As filed with the Securities and Exchange Commission on July 25 , 2017

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

SINO FORTUNE HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

Nevada	5400	35-2507568
(State or other jurisdiction of incorporation or organization)	(Primary standard industrial classification code number)	(I.R.S. employer identification number)

Room 2403, Shanghai Mart Tower
2299 West Yan’an Road, Changning District
Shanghai, China
+86 21-23570077

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Nevada Agency And Transfer Company
50 West Liberty Street, Suite 880
Reno, NV 89501
(775) 322-0626
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Mitchell S. Nussbaum, Esq. James Zhang, Esq. Tahra Wright, Esq. David J. Levine, Esq. Loeb & Loeb LLP 345 Park Avenue New York, New York 10154 (212) 407-4000 Fax: (212) 407-4990	[Underwriter counsel]

Approximate date of commencement of proposed sale to the public: As soon as practicable after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large Accelerated Filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if smaller reporting company)	Smaller reporting company ☒
Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☒

CALCULATION OF REGISTRATION FEE

Title of Each Class of Security Being Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Common Stock, $0.001 par value	$40,000,000	$4,636.00
Underwriter Warrants (3)	$-	$-
Common Stock Underlying Underwriter Warrants (4)	$2,000,000	$231.80
Total	$42,000,000	$4,867.80

(1)         Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

(2)         Calculated pursuant to Rule 457(o) based on an estimate of the proposed maximum aggregate offering price, including the offering price of warrants to be issued to the underwriters and common stock underlying such warrants.

(3)         No fee is required pursuant to Rule 457(g) under the Securities Act. Resales of the underwriter warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act are registered hereby.

(4)         Resales of shares of common stock issuable upon exercise of the underwriter warrants on a delayed or continuous basis pursuant to Rule 415 under the Securities Act are also registered hereby.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, Preliminary Prospectus dated, July 25, 2017

SINO FORTUNE HOLDING CORPORATION

[●] shares of common stock

Sino Fortune Holding Corporation is offering [●] shares of common stock, par value $0.001 per share. We are a reporting company under Section 15(d) of the Securities Exchange Act of 1934, as amended. Our common stock is currently quoted on the OTCQB Marketplace (the “OTCQB”) under the symbol “SFHD.” There is a limited public trading market for our common stock. We are applying to list our common stock on the Nasdaq Capital Market under the symbol “HYJF.”

Investing in our securities involves a high degree of risk. You should carefully consider the risk factors beginning on page 9 of this prospectus before purchasing shares of our common stock.

	Price to Public	Total
Public Offering Price Per Share	$	$
Underwriting Discounts and Commissions (1)	$	$
Proceeds to Sino Fortune (before expenses)

(1)         Does not include a non-accountable expense allowance equal to 1% of the gross proceeds of this offering, payable to [●], the representative of the underwriters. See “Underwriting” beginning on page 98 of this prospectus for additional information regarding total underwriter compensation.

In addition to the underwriting discounts and commissions listed above and the non-accountable expense allowance described in the footnote, we have agreed to issue [●] warrants, exercisable commencing 180 days immediately following the date of effectiveness of the registration statement of which this prospectus forms a part, and exercisable for a period of five years thereafter, to purchase shares of common stock equal to 5% of the total number of shares sold in this offering at a per share price equal to125% of the public offering price (the “Underwriters’ Warrants”). The registration statement of which this prospectus is a part also covers the Underwriters’ Warrants and the shares of common stock issuable upon the exercise thereof. For additional information regarding our arrangement with the underwriters, please see “Underwriting” beginning on page 98.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The underwriters expect to deliver the shares of common stock to purchasers on            , 2017.

The date of this prospectus is             , 2017

ABOUT THIS PROSPECTUS

You should rely only on the information contained in this prospectus or any supplement or amendment hereto.  We and the underwriters have not authorized any person to provide you with different information.  We and the underwriters are not offering to sell, or seeking an offer to buy, our common stock in any jurisdiction where such offer or sale is not permitted.  You should assume that the information contained in this prospectus and any supplement or amendment hereto is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our common stock or warrants. Our business, financial condition, results of operations and prospects may have changed since that date.

On June 20, 2017, we effected a 1 for 5 reverse split on our shares of Common Stock and the proportional reduction of our total authorized shares of common stock from 2,990,000,000 shares to 598,000,000 shares.

Unless the context otherwise indicates, all references in this prospectus to:

•	“we,” “us,” “our company,” “our,” “the Company” and “Sino Fortune” refer to Sino Fortune Holding Corporation.

•	“China”, “Chinese” or the “PRC” refers to the People’s Republic of China, excluding, for the purposes of this prospectus only, Hong Kong, Macau and Taiwan;

•	all references to “RMB” or “Chinese Yuan” is to the legal currency of the People’s Republic of China;

•	all references to “U.S. dollars,” “dollars,” “USD” or “$” are to the legal currency of the United States;

•	“peer-to-peer lending service providers” refers to marketplaces connecting borrowers and investors; and

•	“Benefactum Beijing, ”“variable interest entity” or “VIE” is to our variable interest entity, Benefactum Alliance Business Consultant (Beijing) Co., Ltd , that is 100% owned by PRC citizens, that holds the business operation licenses or approvals, and generally operates our various websites and mobile applications for our internet businesses or other businesses in which foreign investment is restricted or prohibited, and is consolidated into our consolidated financial statements in accordance with U.S. GAAP as if it were our wholly-owned subsidiary.

Unless otherwise noted, all translations from Chinese Yuan to U.S. dollars using the exchange rate refers to the exchange rate quoted on http://www.xe.com on July 10, 2017, which was RMB 6.8034 to USD$1.00. We make no representation that the Chinese Yuan amounts referred to in this prospectus could have been or could be converted into U.S. dollars at any particular rate or at all.

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SUMMARY

This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the information under “Risk Factors” and our financial statements and the related notes included elsewhere in this prospectus before investing in our common stock.

Overview

We are a holding company that, through our wholly-owned subsidiaries, Benefactum Alliance Holdings Company Limited, a British Virgin Islands company (“Benefactum Alliance”), Benefactum Sino Limited, a Hong Kong company (“Benefactum Sino”) and Benefactum Alliance (Shenzhen) Investment Consulting Company Limited, a People’s Republic of China company (“Benefactum Shenzhen” or “WFOE”) and our contractually controlled and managed company, Benefactum Alliance Business Consultant (Beijing) Co., Ltd., a People’s Republic of China company (“Benefactum Beijing”), operate an electronic online financial platform, www.hyjf.com, which is designed to match investors with small and medium-sized enterprises (“SMEs”) and individual borrowers in China. We believe our services provide an effective solution for under-served SME and individual borrowers who need access to financing. Since the launch of our marketplace in December 2013 through December 31, 2016, we have facilitated over RMB 10.33 billion (approximately $1.52 billion) in loans. As of December 31, 2016, we had more than 200,000 registered investors and 12 institutional partners.

We generate revenue by matching lenders, who we refer to as our Investors, with individual and SME borrowers. We typically charge borrowers a service fee between 1.5% and 3% of the loan amount depending on the term of the loan. Additionally we charge a 0.3% monthly maintenance fee of the loan amount on active accounts (i.e. accounts with outstanding loans). In addition, in June 2017 we engaged qualified non-banking financial institution to provide entrusted loans to SMEs. Through this process we, as the trustor, provide funds to a trustee, who enters into a three-party loan agreement with us and the borrower. The loans are typically short-term and are guaranteed by a third-party financing guarantor. This one step forward towards our long-term strategy of building a financial ecosystem aimed at providing full service to our SME customers. We intend to expand our business in both online and offline sectors to meet the demands of various customers.

Due to PRC legal restrictions on foreign ownership and investment in, among other areas, value-added telecommunications services, which include Internet Content Providers, or ICPs, we, similar to all other entities with foreign-incorporated holding company structures operating in our industry in China, have to operate our internet businesses and other businesses in which foreign investment is restricted or prohibited in the PRC through wholly foreign-owned enterprises, majority-owned entities and variable interest entities. As a result of the restrictions on foreign investment in this industry, we plan to continue operating our online financial platform in China through Benefactum Beijing, which is wholly-owned by two Chinese shareholders but is contractually controlled and managed through our wholly-owned WFOE.

The contractual arrangements between WFOE and Benefactum Beijing collectively enable us to exercise effective control over, and realize substantially all of the economic risks and benefits arising from Benefactum Beijing. See “Corporate History and Structure — Contractual Arrangements with Benefactum Beijing.” As a result, we include the financial results of Benefactum Beijing in our consolidated financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, as if it were our wholly-owned subsidiary. The contractual arrangements may not be as effective in providing operational control as direct ownership. See “Risk Factors — Risks Related to Our Corporate Structure.”

Our Strategy

Our mission is to provide SMEs and individual borrowers with easy and effective access to affordable financing and provide Investors with a safe and acceptable investment return. We intend to achieve this goal by pursuing the following strategies:

•	Expand the base of borrowers in our platform by entering into cooperation agreements with guarantor institutions, pawn shops, micro credit companies and asset management companies

We will continue to expand our base of SMEs and individual borrowers by entering into cooperation agreements with various partners, including without limitation, guarantor institutions, pawn shops, micro-credit companies and asset management companies, who can provide us with recommendations for new borrowers. Currently, our cooperative partners are located in Shandong, Inner Mongolia and other areas. Approximately 82% of the borrowers in our platform are SMEs. We are planning to continue expanding the number, type and areas of cooperative partners, and seek cooperation with Internet companies, e-commerce companies, telecommunication companies and third party payment platforms which are located throughout China.

2

•	Develop new consumer financing products and penetrating niche markets

We will continue to promote our new personal consumer financing products to individual borrowers, such as automobile financing and consumer financing. In addition, we will design and develop diversified financing products to satisfy market demand.

Our platform also allows investors to diversify their wealth management strategies by providing easy access to various lending opportunities that can be designed with flexible terms.

•	Expand our base of Investors to include mutual fund and other institutional investors

Currently, all of our investors are individuals. We will strive to introduce mutual fund or other institutional investors to increase our overall number and type of investors. In addition, we are planning to attract more individual and institutional investors by cooperating with institutions so that the cost to the borrowers would be reduced if there are more funds available for loans.

•	Further enhance our risk management capabilities

As loan volume in our marketplace grows and consumer financing products expand, we will continue to enhance our risk management capabilities. As for individual borrowers, we will improve the risk management model for individual credit control so that risk management testing will be more effective and reasonable. For SME borrowers, besides the due diligence process that our cooperative partners undertake, we are planning to enhance the onsite due diligence process and appoint a risk management team.

In addition, we intend to enhance the cooperation with other third party credit investigators to obtain more accurate information about the credit history of the borrowers so we can make reasonable and accurate assessments of borrower applications to reduce and avoid bad debts.

•	Continue to invest in our technology platform

We will continue to make significant investments in our proprietary technologies in the areas of data collection and processing algorithms to increase the precision, speed and scale at which we match the demand and supply of loans. Enhanced data analytics will also improve our conversion of online leads into successful borrowers and Investors. With the further application of big data, we will seek to acquire members of our target borrower and investor groups in a more focused and cost efficient way. Furthermore, we will continue to leverage technology to further automate our processes and improve the safety and efficiency of matching the loans with Investors. At the same time, we will also benefit from the operating leverage associated with our scalable platform as our loan volume increases. We believe these investments will facilitate the long-term growth of our marketplace.

•	Increase our merger and acquisition activities to enhance the size and our competitive advantage in the financing technology ecosystem and to improve the efficiency on our products and services

We will expand strategic relationships with Internet financing companies, Internet companies, technology companies and financing companies, by mergers and acquisitions to enhance our competitive advantage in the financing technology ecosystem and to improve the efficiency of our products and services.

3

•	Various Product and Service Offerings

As a long term strategy, we are planning to build a financial ecosystem for SME customers that are under-served in China's current financial system. We will seek to expand our intermediary and direct lending services, both online and offline, to meet the demands of various customers. As part of this initiative, we announced the launch of entrusted loan services on June 30, 2017, which leverages our continuously improving financial condition and years of experience in providing financing solutions to our customers in China. We believe the new service allows us not only to generate profit but also to expand our scope beyond the existing service of being an intermediary between investors and borrowers through the online platform. We will continue to devise customized product and service offerings to meet customer demands and expand the scale and scope of our operations.

Competitive Strengths

•	Significant brand awareness and positive reputation in the China market

We are one of the leading online lending intermediary platforms in PRC. According to information from Wang Dai Zhi Jia (www.wdzj.com), a third-party information platform that specializes in providing information in China’s internet finance industry, as of June 2017, there are 2,114 active online lending intermediary platforms in the PRC and based on loan volume in June 2017, we facilitated RMB778 million (approximately $114 million) in loans and were ranked 43.

•	Strong and well developed risk management structure

We are highly selective with our cooperative partners and have developed a risk management model and threshold system for such selection. We rely on the method of “experience + data” for the assessment of a loan application. For SME borrowers, besides the due diligence investigation by cooperative partners, we have a system that includes onsite investigation and due diligence on SMEs by a selected risk management team. For individual borrowers, we have a personal credit model for assessment. In addition, we cooperate with third party credit investigators to evaluate the credit history of borrowers.

•	Stable Channel for Assets

The borrowers on our platform are mainly recommended by our cooperative partners. We have built long term relationship with our cooperative partners; therefore, they have been loyal to our platform.

•	Robust Technology Platform

Our senior technology team consists of over 50 members and has built cooperation with leading technology companies. We maintain system security over-grading filing, level testing, disaster recovery and system security. Our team will have strong support on the server and data security of computer system of the platform to secure the reliability and timeliness on data.

Our technology platform powers our online marketplace, enabling us to connect investors and individual borrowers in a fast and effective way and to efficiently deliver services to them. Our platform covers the entire loan transaction process, including application, verification, offline anti-fraud investigation, credit assessment, approval, listing, funding, after-funding servicing and collections, and provides a flexible, cost-efficient and time-saving mechanism for matching borrowers and investors when compared to traditional banking institutions. Our technology platform also facilitates our user-friendly mobile applications, which allow our users to invest and borrow anytime, anywhere. In addition, we have adopted robust security measures and policies to protect our customer information and proprietary data, and have deployed multiple layers of redundancy to ensure the reliability of our platform.

4

Recent Developments

In March 2017, we engaged Jiangxi Bank to provide fund depository services for our marketplace, pursuant to which Jiangxi Bank will set up separate accounts for borrowers and investors, and assume fund depository functions including settlement, accounting and safeguarding of online lending funds. Third-party payment agents operate as the payment channels and only transfer funds to and from fund depository accounts. Relevant Chinese regulations require us to enter into fund depository agreement with only one commercial bank to provide fund depository services. For more details, see “Regulations on Peer-to-Peer Lending Service Provider.”

On June 14, 2017, Benefactum Alliance Business Consultant (Beijing) Co., Ltd., our variable interest entity entered into a share transfer framework agreement (the “Agreement”) with Shenzhen TouZhiJia Financial Information Service Co., Ltd. (“Shenzhen TouZhiJia Financial”) and certain shareholders of Shenzhen TouZhiJia Financial (the “Shareholders”), pursuant to which we will acquire a 4.45% equity interest in Shenzhen TouZhiJia Financial from the Shareholders for an aggregate purchase price of RMB19,100,008 ($2,807,421). The purchase price is subject to adjustment based on the due diligence and may be payable in cash or by the issuance of equity or debt securities (or a combination of the foregoing). Shenzhen TouZhiJia Financial’s main businesses include a vertical P2P search engine, private wealth management and secondary loan exchange services. We believe we can complement each other within the financial information service and technology industry. Fifty percent of the purchase price was paid in cash by the Company in accordance with the Agreement. The balance of the purchase price is payable upon the closing of the transaction, which we expect will be consummated within 90 days after execution of the Agreement. We are currently conducting legal, financial and operation due diligence on Shenzhen TouZhiJia Financial. We cannot guarantee that the share transfer transaction will be successfully consummated and in the event the transaction does not close, the purchase price previously delivered to the Shareholders shall be promptly returned to us.

On June 20, 2017 the Board of Directors approved a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-5 (the “Reverse Stock Split”). The Reverse Stock Split was effective on June 20, 2017 (the “Effective Date”). Simultaneously to the Reverse Stock Split, the number of the Company’s total authorized shares of common stock was correspondingly reduced from 2,990,000,000 shares to 598,000,000 shares. We are currently in the process of requesting FINRA approval of the Reverse Stock Split. The Company has retroactively restated all shares and per share data for all the periods presented.

On June 30, 2017, we entered into a securities purchase agreement with various investors, pursuant to which we issued and sold senior convertible promissory notes in the aggregate principal amount of $13,189,163.87 (RMB 90,357,316.73) (the “Notes”), convertible into shares of the Company’s Common Stock following June 30, 2018 at a conversion price of $2.00 per share (the “Conversion Price”) in a private placement. The Notes mature on June 30, 2020 and accrue interest at a rate of 6%, 7% and 8% per annum for each of the first, second and third year, respectively, with such interest payable annually. In event of a conversion of the Notes, the investors have agreed to a one year lock-up period with respect to the shares of Common Stock issuable upon conversion of the Notes commencing on the applicable conversion date of the Notes. The Notes are secured by a pledge of shares of the Common Stock pursuant to a stock pledge agreement (the “Stock Pledge Agreement”) between Avis Genesis Inc., a majority shareholder of the Company, and the investors on the basis of one share of Common Stock per $1 loaned under the Note, for an aggregate of 13,189,450 shares. Other than the shares pledged pursuant to the Stock Pledge Agreement, there is no recourse against the Company upon a default of the Notes.

On June 30, 2017, Benefactum Beijing, provided RMB50,000,000 (approximately $7,349,267) in capital to Qingdao Weichuang Private Capital Management Co., Ltd. (“Qingdao Weichuang”),as trustee, to lend funds directly to borrowers as evidenced by entrusted loan agreements. This is our first series of transactions in which we, through Qingdao Weichuang, are lending funds directly to borrowers. The loans are short-term loans between three and six months with interest rates between 10% and 11%. In connection with the entrusted loan contracts, Benefactum Beijing also entered into entrusted loan guarantee contracts guarantors, pursuant to which the guarantors have agreed to guarantee the obligations under the entrusted loan contracts. Benefactum Beijing pays a processing fee equal to 1.5‰ of the aggregate loan amounts to Qingdao Weichuang for issuing the entrusted loans. The sister of Mr. Bodang Liu, our chief executive officer and chairman, owns 48.41% of the outstanding equity interests in Qingdao Weichuang.

5

Risk Related to Our Business

Our ability to implement our business strategy is subject to numerous risks and uncertainties that you should be aware of before making an investment decision. We face many risks inherent in our business and our industry generally. You should carefully consider all of the information set forth in this prospectus and, in particular, the information under the heading “Risk Factors,” prior to making an investment in our common stock. These risks include, among others, the following:

•	We have a limited operating history in a new and evolving market, which makes it difficult to evaluate our future prospects.

•	Fraudulent activity on our platform could negatively impact our operating results, brand and reputation and cause the use of our loan products and services to decrease.

•	We may not be able to collect the payment when a borrower becomes delinquent in the payment of his/her outstanding obligation.

•	We have limited experience operating our risk reserve fund. If it is under- or over-funded, or if we fail to accurately forecast the expected risk reserve payouts or otherwise implement the risk reserve fund successfully, our financial results and competitive position may be harmed.

•	The laws and regulations governing the online lending information intermediary service industry in China are developing and evolving and subject to change. If we fail to obtain and maintain requisite approvals, licenses or permits or fail to satisfy related governmental requirements, our business, financial condition and results of operations would be materially and adversely affected.

•	The proper functioning of our technology platform is essential to our internet finance business. Any failure to maintain the satisfactory performance of our website and systems could materially and adversely affect our business and reputation.

•	Changes in the interest rates and spread could have a negative impact on revenues from our new entrusted loan direct lending services.

•	If the PRC government deems that the contractual arrangements in relation to our variable interest entity (Benefactum Beijing) do not comply with PRC governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations changes in the future, we could be subject to penalties or be forced to relinquish our interests in those operations.

•	Our contractual arrangements may not be as effective in providing control over the variable interest entities as direct ownership.

•	We may lose the ability to use, or otherwise benefit from, the licenses, approvals and assets held by our variable interest entity, which could severely disrupt our business, render us unable to conduct some or all of our business operations and constrain our growth.

•	We may be required to obtain a value-added telecommunication business certificate and be subject to foreign investment restrictions.

Our Corporate Information

We were incorporated on April 18, 2014 in the State of Nevada. We conduct our business primarily in Beijing, Shanghai and Shandong Province, People’s Republic of China. Our principal executive offices are located at Rooms 2401, 2402, 2403, 2404 and 2412 on 2299 Yan’an West Road, Shanghai, China. Our telephone number is +86 021-2357-0077. We maintain a website at www.hyjf.com. The information contained on our website is not, and should not be interpreted to be, a part of this prospectus.

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THE OFFERING

Common stock being offered	[●] shares

Shares of common stock outstanding before this offering	72,364,178 shares

Shares of common stock outstanding after this offering	[●] shares

Over-allotment option	We have granted a [●]-day option to the underwriters the option, exercisable one or more times in whole or in part, to purchase up to an additional [●] shares of common stock.

Use of Proceeds	We intend to use the net proceeds from this offering for general corporate purposes, which may include investment in product development, sales and marketing activities, technology upgrades, capital expenditures, improvement of corporate facilities, attracting qualified employees and other general and administrative matters, working capital and other general corporate purposes. We may also use a portion of these proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business, however, we have no present understandings, commitments or agreements to enter into any acquisitions or make any investments.

Proposed NASDAQ trading symbol	“HYJF”

Lock-up agreements	See “Underwriting” for more information

Risk Factors	The securities offered by this prospectus are speculative and involve a high degree of risk and investors purchasing securities should not purchase the securities unless they can afford the loss of their entire investment. See “Risk Factors” beginning on page 9.

The number of shares of our common stock to be outstanding after this offering is based on the number of shares outstanding as of June 30, 2017. Unless otherwise noted, the information in this prospectus assumes that the underwriters do not exercise their over-allotment option.

Unless otherwise indicated, all information in this prospectus gives effect to a 1-for-5 reverse stock split of our common stock effected on June 20, 2017.

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SUMMARY FINANCIAL AND OTHER DATA

The following tables set forth our summary historical financial data for the periods presented. The following summary financial data for the years ended December 31, 2016 and 2015 are derived from our audited financial statements appearing elsewhere in this prospectus. The following summary financial data for the three-month periods ended March 31, 2017 and 2016 and the selected balance sheet data as of March 31, 2017 are derived from our unaudited financial statements appearing elsewhere in this prospectus.

This summary financial data should be read together with the historical financial statements and related notes to those statements, as well as “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” which are included elsewhere in this prospectus.

The pro forma as adjusted balance sheet data reflects the balance sheet data as of March 31, 2017, as adjusted to reflect our receipt of the estimated net proceeds from our sale of [●] shares in this offering at an assumed offering price of $[●] per share (after deducting the underwriting discounts and commissions and estimated offering expenses payable by us).

	As of December 31,		As of March 31,
	2016	2015	2017
			Actual	Pro Forma, as adjusted
	(Audited)	(Audited)	(Unaudited)	(Unaudited)
Selected Consolidated Balance Sheet Data:
Cash and cash equivalents	$8,561,695	$5,712,741	$12,176,944	$
Prepayments, Deposits and Other Receivable	2,871,775	1,076,069	2,920,387
Total Assets	20,285,967	7,460,753	24,179,853
Total Current Liabilities	9,046,762	7,032,396	10,783,429
Total Liabilities	9,046,762	7,032,396	10,783,429
Total Stockholders’ equity	11,239,205	428,357	13,396,424

			Three Months Ended March 31,
	2016	2015	2017	2016
Selected Consolidated Statements of Operations Data:
Revenues	$24,679,249	$11,966,286	$7,886,899	$5,560,142

Cost and Expense
Cost of Sales	-	-	-	-
Selling, General and Administrative Expenses	19,221,019	11,561,962	5,204,851	3,920,716
Depreciation Expenses	678,991	128,400	29,695	34,362

Income From Operations	4,603,385	197,886	2,608,136	1,578,325

Income before Income Tax	4,632,036	155,067	2,635,016	1,587,189

Net Income	$3,573,939	$155,067	$1,993,288	$1,465,700

Basic and diluted income per common share (retroactively restated for effect of 1:5 reserve stock split effected on June 20, 2017)	$0.05	$0.00	$0.03	$0.02

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RISK FACTORS

You should carefully consider the risks described below and elsewhere in this prospectus, which could materially and adversely affect our business, results of operations or financial condition. Our business faces significant risks and the risks described below may not be the only risks we face. Additional risks not presently known to us or that we currently believe are immaterial may materially affect our business, results of operations, or financial condition. If any of these risks occur, the trading price of our common stock could decline and you may lose all or part of your investment.

Risks Related to Our Business and Industry

We have a limited operating history in a new and evolving market, which makes it difficult to evaluate our future prospects.

We launched our online financial platform in September 10, 2013 and have a limited operating history. In addition, the market for China’s financial services is new and may not develop as expected, which could substantially harm our earning potential. Further, due to the fact that the industry in which we operate is relatively new, potential borrowers may not be familiar with the services we provide and may have difficulty distinguishing our services from those of our competitors. Convincing potential new borrowers of the value of our services is critical to expand our operations.

In addition, we are in a new and evolving market, and the regulatory framework for this may remain uncertain for the foreseeable future. As our business develops in response to new regulatory requirements, or in response to competition, we may introduce new services or make adjustments to our existing services or business model. Any significant change to our business model may not achieve expected results and may have a material and adverse impact on our financial conditions and results of operations. In response to general economic conditions, we may impose more stringent borrower qualifications to ensure the quality of loans on our platform, which may negatively affect the growth of our business. It is therefore difficult to effectively assess our future prospects. You should consider our business and prospects in light of the risks and challenges we encounter or may encounter in this developing and rapidly evolving market. These risks and challenges include our ability to, among other things:

•	navigate an evolving regulatory environment;

•	expand the base of our cooperative companies;

•	expand the base of borrowers and investors served on our market place;

•	enhance our risk management capabilities;

•	improve our operational efficiency;

•	attract, retain and motivate talented employees;

•	maintain the security of our platform and the confidentiality of the information provided and utilized across our platform; and

•	defend ourselves against regulatory, litigation, privacy or other claims.

If we fail to educate potential borrowers and investors about the value of our services, if the market for our services does not develop as we expect, or if we fail to address the needs of our target market, or other risks and challenges, our business and results of operations will be harmed.

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Our historical financial results may not be indicative of our future performance.

Our business has achieved rapid growth since our inception. Our net revenue increased from approximately $11.97 million for the year ended December 31, 2015 to approximately $24.68 million for the year ended December 31, 2016, representing an increase of 106%. We recorded net income of approximately $0.16 million for the year ended December 31, 2015 to approximately $3.57 million for the year ended December 31, 2016. Our historically high growth rate and the limited history of business make it difficult to evaluate our prospects. We may not be able to sustain our historically rapid growth or may not be able to grow our business.

Our reputation and brand recognition is crucial to our business. Any harm to our reputation or failure to enhance our brand recognition may materially and adversely affect our business, financial condition and results of operations.

Our reputation and brand recognition, which depends on earning and maintaining the trust and confidence of individuals or enterprises that are current or potential clients, are critical to our business. Our reputation and brand are vulnerable to many threats that can be difficult or impossible to control, and costly or impossible to remediate. Regulatory inquiries or investigations, lawsuits initiated by clients or other third parties, employee misconduct, perceptions of conflicts of interest and rumors, among other things, could substantially damage our reputation, even if they are baseless or are satisfactorily addressed. In addition, any perception that the quality of our internet finance services may not be the same as or better than that of other internet finance service providers can also damage our reputation. Moreover, any misconduct or allegations of misconduct by our third-party cooperative partners could result in negative publicity that could affect our reputation and erode the confidence of our clients. Furthermore, any negative media publicity about the financial service industry in general or service quality problems of other companies in the industry, including our competitors, may also negatively impact our reputation and brand. If we are unable to maintain a good reputation or further enhance our brand recognition, our ability to attract and retain clients and key employees could be harmed and, as a result, our business and revenues would be materially and adversely affected.

If we fail to promote and maintain our brand in an effective and cost-efficient way, our business and results of operations may be harmed.

We believe that developing and maintaining awareness of our brand effectively are critical to attracting new and retaining existing borrowers and investors to our platform. Successful promotion of our brand and our services depend largely on the effectiveness of our marketing efforts and the success of the channels we use to promote our services. Our efforts to build our brand have caused us to incur significant expenses, and it is likely that our future marketing efforts will require us to incur significant additional expenses. These efforts may not result in increased revenues in the immediate future or at all and, even if they do, any increases in revenues may not offset the expenses incurred. If we fail to successfully promote and maintain our brand while incurring substantial expenses, our results of operations and financial condition would be adversely affected, which may impair our ability to grow our business.

Successful strategic relationships with the third party cooperative partners are important for our future success.

Our operations are heavily dependent on the relationship with our third party cooperative partners. We anticipate that we will continue to leverage our strategic relationships with the existing third party cooperative partners to grow our business while we will also pursue new relationships with other financial institutions. Identifying, negotiating and documenting relationships with these partners require significant time and resources. Our competitors may be more effective in providing incentives to our partners. Certain types of partners may devote more resources to support their own competing businesses. In addition, we may have disagreements or disputes with such partners, which could adversely affect our brand, reputation and services. If we cannot successfully maintain effective strategic relationships with these third party cooperative partners, our business will be harmed.

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Fraudulent activity on our platform could negatively impact our operating results, brand and reputation and cause the use of our loan products and services to decrease.

We are subject to the risk of fraudulent activity both on our platform and associated with borrowers, investors and third parties handling borrower and investor information. Our resources, technologies and fraud detection tools may be insufficient to accurately detect and prevent fraud. Significant increases in fraudulent activity involving our platform could negatively impact our brand and reputation, reduce the volume of loan transactions facilitated through our platform and lead us to take additional steps to reduce fraud risk, which could increase our costs. High profile fraudulent activity could even lead to regulatory intervention, and may divert our management’s attention and cause us to incur additional expenses and costs. Although we have not experienced any material business or reputational harm as a result of fraudulent activities in the past, we cannot rule out the possibility that any of the foregoing may occur causing harm to our business or reputation in the future. If any of the foregoing were to occur, our results of operations and financial conditions could be materially and adversely affected.

If we are unable to maintain low default rates for loans facilitated by our platform, our business and results of operations may be materially and adversely affected.

Investments in loans on our marketplace involve inherent risks as the return of the principal on a loan investment made through our platform is not guaranteed, although we aim to limit investor losses due to borrower defaults to within an industry acceptable range through various preventive measures we have taken or will take. Our ability to attract borrowers and investors to, and build trust in, our marketplace is significantly dependent on our ability to effectively evaluate a borrower’s credit profile and maintain low default rates. To conduct this evaluation, we have employed a series of review and assessment procedures. If our review and assessment procedures contain errors, are ineffective or the data provided by borrowers or third parties is incorrect or stale, our loan pricing and approval process in our platform could be negatively affected, resulting in misclassified or mispriced loans or incorrect approvals or denials of loans. If we are unable to effectively and accurately assess the credit profiles of borrowers, segment borrowers into appropriate grade in the pricing grid, or price loans on our platform appropriately, we may either be unable to offer attractive fee rates to borrowers and returns to investors, or unable to maintain low default rates of loans facilitated by our platform. In addition, if the borrower’s financial condition deteriorates after a loan application is approved, we may not be able to take measures to prevent default on the part of the borrower and thereby maintain low default rates for loans facilitated by our platform. Although we offer investor protection in the form of a risk reserve fund, if widespread defaults were to occur, investors may still incur losses and lose confidence in our marketplace and our business and results of operations may be materially and adversely affected.

If default rates were to increase, we may have to require borrower (or if a guarantor is needed for the borrower, the guarantor) to provide additional cash in the risk reserve fund, which could have a material adverse effect on our ability to retain existing borrowing customers or attract prospective borrowers to our platform.

We have limited experience operating our risk reserve fund. If it is under- or over-funded, or if we fail to accurately forecast the expected risk reserve payouts or otherwise implement the risk reserve fund successfully, our operations and competitive position may be harmed.

We have limited experience operating our risk reserve fund, which was launched in December 2013. Prior to an application for credit being made on our platform, borrower (or if a guarantor is needed for the borrower, the guarantor) is required to provide an amount equal to 2% to 5% of the aggregate amount of the loan, which is deposited directly into the risk reserve fund. If the borrower cannot be matched with an investor within the fundraising period (no more than 19 days), all amounts deposited by the borrower or guarantor in the risk reserve fund, as the case may be, will be returned. If the borrower is successfully matched with an investor, the risk reserve fund will be refunded to the borrowers if the loan is paid in full at maturity. In the event that a borrower defaults in repaying the loan when it is due, we advise the guarantor of such default. If the guarantor cannot make the repayment within the period as stipulated (usually three days), we withdraw a sum equivalent to the outstanding loan amount from the risk reserve fund to repay investors within three business days. When more than one loan becomes delinquent and the borrower and/or guarantor fail(s) to repay investors, we will use the risk reserve fund to cover the loans in the order in which they become due. If the reserve fund is insufficient to repay investors, the fund shall be allocated on a pro rata basis. The defaulting borrower and/or guarantor is/are obligated to reimburse the risk reserve fund account up to the outstanding loan amount owed with interest and penalty at a rate of 0.06% per day on the outstanding loan amount.

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Since we commenced our internet finance business only in December 2013, we have limited information regarding the default rates on loans facilitated through our platform. In addition, given our limited operating history and recent introduction of new products, we have limited information on historical charge-off rates, and we may not be able to accurately forecast charge-offs for our target borrower group. Given these challenges, it is possible that we will under- or over-fund the risk reserve fund. If we under-fund the risk reserve fund, and we do not or are unable to require the borrower (or the guarantor) to replenish the risk reserve fund to a sufficient level in time, investors may not be fully protected from loss. This may result in negative sentiment among investors, potentially hindering our ability to retain existing investors as well as to attract new investors, and investors may bring claims against us, whether or not they have legal rights to seek damages from us, which could lead to additional expenses and distract management’s attention from our business operation. Conversely, if we over-fund the risk reserve fund, this will hinder our ability to retain existing borrowing customers and attract new borrowers to our platform.. Should any of the foregoing occur, our competitive position as well as our results of operations could be materially and adversely affected.

Credit and other information that we receive from third parties about a borrower may be inaccurate or may not accurately reflect the borrower’s creditworthiness, which may compromise the accuracy of our credit assessment.

For the purpose of credit assessment, we obtain borrower credit information from third parties, such as financial institutions and e-commerce providers, and assess applicants’ credit and assign credit scores to borrowers based on such credit information. Although we will conduct due diligence work and assess applicants’ credit, a credit score assigned to a borrower may not reflect that particular borrower’s actual creditworthiness because the credit score may be based on outdated, incomplete or inaccurate consumer reporting data, and our due diligence work may not be sufficient to thoroughly assess an applicant’s background information due to our limited resources. Additionally, there is a risk that, following our obtaining a borrower’s credit information, the borrower may have:

•	become delinquent in the payment of an outstanding obligation;

•	defaulted on a pre-existing debt obligation;

•	taken on additional debt; or

•	sustained other adverse financial events.

Such inaccurate or incomplete borrower credit information could compromise the accuracy of our credit assessment and adversely affect the effectiveness of our control over our default rates, which could in turn harm our reputation and materially and adversely affect our business, financial condition and results of operations.

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In addition, our business of connecting investors and individual borrowers may constitute an intermediary service, and our contracts with these investors and borrowers may be deemed as intermediation contracts, under the PRC Contract Law. Under the PRC Contract Law, an intermediary may not claim for service fee and is liable for damages if it conceals any material fact intentionally or provides false information in connection with the conclusion of an intermediation contract, which results in harm to the client’s interests. See “Regulations—Regulations on Loans between Individuals.” Therefore, if we fail to provide material information to investors, or if we fail to identify false information received from borrowers or others and in turn provide such information to investors, and in either case if we are also found to be at fault, due to failure or deemed failure to exercise proper care, such as to conduct adequate information verification or employee supervision, we could be held liable for damages caused to investors as an intermediary pursuant to the PRC Contract Law. In addition, if we fail to complete our obligations under the agreements entered into with investors and borrowers, we could also be held liable for damages caused to borrowers or investors pursuant to the PRC Contract Law. On the other hand, we do not assume any liability solely on the basis of failure to correctly assign a loan grade to a particular borrower in the process of facilitating a loan transaction, as long as we do not intentionally conceal any material fact or provide false information, and are not found to be at fault otherwise. However, due to the lack of detailed regulations and guidance in the area of peer-to-peer lending services and the possibility that the PRC government authority may promulgate new laws and regulations regulating peer-to-peer lending services in the future, there are substantial uncertainties regarding the interpretation and application of current or future PRC laws and regulations for the peer-to-peer lending service industry, and there can be no assurance that the PRC government authority will ultimately take a view that is consistent with ours.

Our business model could be negatively affected by changes and fluctuation in the banking industry.

Our business model is premised on the fact that SMEs and microenterprises are generally underserved by the banking industry because commercial banks in China have been reluctant to transact with SMEs and microenterprises that have no credit support, such as third-party guarantees, or adequate collateral of tangible assets, and we believe that these conditions will remain so in the foreseeable future. This has created opportunities for us to develop and expand our business. However, new trends in the banking industry or the applicable regulatory requirements may alleviate the high transaction costs or the lack of collateral and public information generally associated with bank financing to our target clients or otherwise make this business more attractive to banks. In the event that commercial banks begin to compete with us by making loans directly to our target clients without our facilitation, we may experience less demand for and greater competition with respect to our business. Furthermore, any such direct competition with our cooperating banks will undermine our relationship with them and may adversely affect our business, results of operations and prospects.

Misconduct or errors by our management and employees and third-party service providers could harm our business and reputation.

We are exposed to many types of operational risks, including the risk of misconduct and errors by our management, employees and third-party service providers. Our business depends on our management, employees and third-party service providers interacting with potential borrowers, conducting sufficient due diligence review and collecting borrowers’ information, all of which involve the use and disclosure of personal information. We could be materially adversely affected if transactions were redirected, misappropriated or otherwise improperly executed, if personal information was disclosed to unintended recipients or if an operational breakdown or failure in the processing of transactions occurred, whether as a result of human error, purposeful sabotage or fraudulent manipulation of our operations or systems. In addition, the manner in which we store and use certain personal information and interact with borrowers and banks is governed by various PRC laws. It is not always possible to identify and deter misconduct or errors by management and employees or third-party service providers, and the precautions we take to detect and prevent this activity may not be effective in controlling unknown or unmanaged risks or losses. If any of our management and employees or third-party service providers take, convert or misuse funds, documents or data or fail to follow protocol when interacting with borrowers and investors, we could be liable for damages and subject to regulatory actions and penalties. We could also be perceived to have facilitated or participated in the illegal misappropriation of funds, documents or data, or the failure to follow protocol, and therefore be subject to civil or criminal liability.

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The laws and regulations governing the online lending information intermediary service industry in China are developing and evolving and subject to change. If we fail to obtain and maintain requisite approvals, licenses or permits or fail to satisfy related governmental requirements, our business, financial condition and results of operations would be materially and adversely affected.

Due to the relatively short history of the online lending information intermediary service industry in China, the PRC government has yet to establish a comprehensive regulatory framework governing our industry. Before any industry-specific regulations were introduced in mid-2015, the PRC government simply relied on general and basic laws and regulations in governing the online lending information intermediary service industry, including the PRC Contract Law, the General Principles of the Civil Law of the PRC, and related judicial interpretations promulgated by the Supreme People’s Court.

In July 2015, the People’s Bank of China, or the PBOC, together with nine other PRC regulatory agencies jointly issued a series of policy measures applicable to the online lending information intermediary service industry titled the Guidelines on Promoting the Healthy Development of Online Finance Industry, or the Guidelines. The Guidelines formally introduced for the first time the regulatory framework and basic principles for administering the online lending information intermediary service industry in China. Based on the core principles of the Guidelines, in August 2016, the China Banking Regulatory Commission (“CBRC”) together with three other PRC regulatory agencies jointly issued Interim Measures on Administration of Business Activities of Online Lending Information Intermediaries (the “Interim Measures”). The Interim Measures require online lending information intermediaries and their branches that propose to carry out the online lending information intermediary services to file a record with the local financial regulatory department at the place where it is registered within ten business days after obtaining the business license.  Local financial regulatory departments have the power to assess and classify the online lending information intermediaries which have filed a record, and to publicize the record-filing information and the classification results on their official websites.  An online lending information intermediary must apply for appropriate telecommunication business license in accordance with the relevant requirements of telecommunication authorities subsequent to completion of the filing, and is required to explicitly identify itself as an online lending information intermediary in its business scope.

In accordance with the Guidelines and the Interim Measures, the relevant authorities are in the process of making detailed implementation rules regarding, among other things, filing procedures, assessment standards and classification rules for online lending information intermediaries, and specific rules and procedures regarding, among other things, application for appropriate telecommunication business license and change of business scope by existing online lending information intermediaries have yet to be formulated and issued.  We are unable to predict with certainty the impact, if any, that future legislation, judicial precedents, rules or regulations relating to the online lending information intermediary service industry will have on our business, financial condition and results of operations. According to the Circular of the General Office of the State Council on Issuing the Implementation Plan for Special Rectification on Risks in Internet Finance promulgated in April 2016, competent authorities are in the process of evaluating existing practices of online lending information intermediaries in the market and requesting rectification of those that have been identified during the evaluation as in conflict with the Guidelines and the Interim Measures.  In addition, the Office of Task Force Responsible for Special Rectification on Risks in Internet Finance in Beijing issued Notice for Factual Acknowledge by and Rectification of Online Lending Information Intermediaries in Beijing (the "Notice") in March 2017, pursuant to which, P2P platforms in Beijing are prohibited from setting up risk reserve fund or security fund for the purpose of providing guarantees to loans or promoting to investors regarding such types of funds. P2P platforms in Beijing have the same transition period to be compliant with the Notice as set forth in the Interim Measures. While we maintain a risk reserve fund for the protection of investors on our platform, unlike many other P2P platforms, the source of the reserve fund is not set aside from our own capital, but contributed by borrowers (if a guarantor is needed for the borrower, the guarantor) at 2% to 5% of the loan borrowed through our platform. Our risk reverse fund might be deemed as a violation of applicable regulations. Although in compliance with the new regulation, we have stopped promoting the reserve fund on our platforms, we may still be deemed to be in violation of the applicable regulations.

Although the Interim Measures took effect immediately in August 2016, peer-to-peer platforms were given a year to adjust their practices to comply with them. In June 2017, the PBOC together with sixteen other PRC regulatory agencies jointly issued a notice titled the Notice on Further Improvement of Internet Finance Risk Rectification and Clearance Task, or the Task Notice. The Task Notice, among other things, gave peer-to-peer platforms till end of June 2018 to adjust their practices to be compliant with the Interim Measures and in some complicated cases, up to two years for compliance upon approval by provincial government.

We cannot assure you that our practices will not be required to be rectified or that our rectification measures and results will be satisfactory to the relevant authorities, and we cannot assure you that we will be able to successfully make filings, obtain and maintain requisite licenses and meet other regulatory requirements set forth in applicable laws, rules and regulations.  To the extent that we fail to conduct our business in a manner required by the relevant authorities, or take rectification measures when required by the relevant authorities, or obtain and maintain any requisite approvals, licenses or permits or meet other requirements applicable to our business, our business, financial condition and results of operations would be materially and adversely affected.

As of the date of this prospectus, we have not been subject to any material fines or other penalties under any PRC laws or regulations including those governing the online lending information intermediary service industry in China. However, if our practice is deemed to violate any rules, laws or regulations, we may face injunctions, including orders to cease illegal activities, and may be exposed to other penalties as determined by the relevant government authorities as well. If such situations occur, our business, financial condition and prospects would be materially and adversely affected. In addition, given the evolving regulatory environment in which we operate, we cannot rule out the possibility that the PRC government will institute a licensing regime covering our industry. If such a licensing regime were introduced, we cannot assure you that we would be able to obtain any newly required license in a timely manner, or at all, which could materially and adversely affect our business and impede our ability to continue our operations.

If we do not compete effectively, our results of operations could be harmed.

The internet finance platform industry in China is intensely competitive and evolving. We compete with a large number of internet finance platforms. We also compete with financial products and companies that attract borrowers, investors or both. With respect to borrowers, we primarily compete with traditional financial institutions, such as consumer finance business units in commercial banks, credit card issuers and other consumer finance companies. With respect to investors, we primarily compete with other investment products and asset classes, such as equities, bonds, investment trust products, bank savings accounts, real estate and alternative asset classes.

Our competitors operate with different business models, have different cost structures or participate selectively in different market segments. They may ultimately prove more successful or more adaptable to new regulatory, technological and other developments. Some of our current and potential competitors have significantly more financial, technical, marketing and other resources than we do and may be able to devote greater resources to the development, promotion, sale and support of their platforms. Our competitors may also have longer operating histories, more extensive borrower or investor bases, greater brand recognition and brand loyalty and broader partner relationships than us. Additionally, a current or potential competitor may acquire one or more of our existing competitors or form a strategic alliance with one or more of our competitors. Our competitors may be better at developing new products, offering more attractive investment returns or lower fees, responding faster to new technologies and undertaking more extensive and effective marketing campaigns. In response to competition and in order to grow or maintain the volume of loan transactions facilitated through our platform, we may have to offer higher investment return to investors or charge lower transaction fees, which could materially and adversely affect our business and results of operations. If we are unable to compete with such companies and meet the need for innovation in our industry, the demand for our platform could stagnate or substantially decline, we could experience reduced revenues or our platform could fail to achieve or maintain more widespread market acceptance, any of which could harm our business and results of operations.

Our business is subject to risks related to lawsuits and other claims brought by our clients.

We are subject to lawsuits and other claims in the ordinary course of our business. In particular, we may face arbitration claims and lawsuits brought by our clients who have bought internet finance products, such as suits alleging misconduct by the managers of our Creditor Partners that we have recommended or made available to our clients. In connection with our facilitating small short-term loans, we may encounter complaints alleging breach of contract or potentially usury claims in our ordinary course of business. We may also encounter complaints alleging misrepresentation on the part of our relationship managers or other employees or that we have failed to carry out a duty owed to our clients. This risk may be heightened during periods when credit, equity or other financial markets are deteriorating in value or are volatile, or when clients or investors are experiencing losses. Actions brought against us may result in settlements, awards, injunctions, fines, penalties or other results adverse to us, including harm to our reputation. Even if we are successful in defending against these actions, we may incur significant expenses in the defense of such matters. Predicting the outcome of such matters is inherently difficult, particularly where claimants seek substantial or unspecified damages, or when arbitration or legal proceedings are at an early stage. A substantial judgment, award, settlement, fine, or penalty could be materially adverse to our operating results or cash flows for a particular future period, depending on our results for that period.

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Our failure to respond to rapid product innovation in the financial industry in a timely and cost-effective manner may have an adverse effect on our business and operating results.

The financial industry is increasingly influenced by frequent new service introductions and evolving industry standards. We believe that our future success will depend on our ability to continue to anticipate service innovations and to offer additional services that meet evolving standards on a timely and cost-effective basis. There is a risk that we may not successfully identify new service opportunities or develop and introduce these opportunities in a timely and cost-effective manner. In addition, products and services that our competitors develop or introduce may render our products and services less competitive. As a result, failure to respond to product and service innovation that may affect our industry in the future may have a material adverse effect on our business and results of operations.

Our operating history may not provide an adequate basis to judge our future prospects and results of operations.

We commenced our business in 2013 as an online financial platform focusing on online peer-to-peer lending services. We seek to develop new internet finance products, but it is difficult to predict whether our new products will be well-accepted by our customers. Although we recorded net income in the prior year, we cannot assure you that our results of operations will not be adversely affected in any future period. We have limited operating history and as a result limited experience in delivering services, which makes the prediction of future results of operations difficult, and therefore, past results of operations achieved by us should not be taken as indicative of the rate of growth, if any, that can be expected in the future. As a result, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in a rapidly evolving and increasingly competitive market in China.

The proper functioning of our technology platform is essential to our internet finance business. Any failure to maintain the satisfactory performance of our website and systems could materially and adversely affect our business and reputation.

We are constantly upgrading our platform to provide increased scale, improved performance for both PC and mobile version of our internet finance platform. The satisfactory performance, reliability and availability of our technology platform are critical to our success and our ability to attract and retain customers and provide quality customer service. To adapt to new products and upgrade our technology infrastructure requires significant investment of time and resources, including adding new hardware, updating software and recruiting and training new engineering personnel. Maintaining and improving our technology infrastructure require significant levels of investment. Adverse consequences could include unanticipated system disruptions, slower response times, impaired quality of clients’ experiences and delays in reporting accurate operating and financial information. Any system interruptions caused by telecommunications failures, computer viruses, hacking or other attempts to harm our systems that result in the unavailability or slowdown of our website or reduced performance could reduce the number of loans transacted and the attractiveness of product offerings on our platform. Our servers may also be vulnerable to computer viruses, physical or electronic break-ins and similar disruptions, which could lead to system interruptions, website slowdown or unavailability, delays or errors in transaction processing, loss of data or the inability to accept and fulfill customer orders. Security breaches, computer viruses and hacking attacks have become more prevalent in our industry. We can provide no assurance that our current security mechanisms will be sufficient to protect our IT systems from any third-party intrusions, viruses or hacker attacks, information or data theft or other similar activities. Any such future occurrences could reduce customer satisfaction, damage our reputation and our financial condition, results of operations and business prospects, as well as our reputation, could be materially and adversely affected.

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Any deficiencies in China’s internet infrastructure could impair our ability to consummate loans over our website and mobile apps, which could cause us to lose customers and harm our operating results.

Our internet finance business depends on the performance and reliability of the internet infrastructure in China since substantially all of our computer hardware is currently located in China. The availability of our website depends on telecommunications carriers and other third-party providers for communications and storage capacity, including bandwidth and server storage, among other things. If we are unable to enter into or renew agreements with these providers on commercially acceptable terms, or if any of our existing agreements with such providers are terminated as a result of our breach or otherwise, our ability to provide our services to our customers could be adversely affected. Almost all access to the internet in China is maintained through state-owned telecommunication carriers under administrative control, and we obtain access to end-user networks operated by such telecommunications carriers and internet service providers to give customers access to our website. We may experience service interruptions in the future, which are typically caused by service interruptions at the underlying external telecommunications service providers, such as the internet data centers and broadband carriers from which we lease services. Service interruptions prevent consumers from accessing our website and mobile apps and consummating loans, and frequent interruptions could frustrate customers and discourage them from attempting to consummate loans, which could cause us to lose customers and harm our operating results.

If we fail to adopt new technologies or adapt our website, mobile apps and systems to changing customer requirements or emerging industry standards, our internet finance business may be materially and adversely affected.

To remain competitive in the internet finance business, we must continue to enhance and improve the responsiveness, functionality and features of our website and mobile apps. The internet finance industry in China is characterized by rapid technological evolution, continual changes in customer requirements and preferences, frequent introductions of new products and services embodying new technologies and the emergence of new industry standards and practices, any of which could render our existing technologies and systems obsolete. The success of our internet finance business will depend, in part, on our ability to identify, develop, acquire or license leading technologies useful in our business, and respond to technological advances and emerging industry standards and practices, such as mobile internet, in a cost-effective and timely way. The development of websites, mobile apps and other proprietary technology entails significant technical and business risks. We cannot assure you that we will be able to use new technologies effectively or adapt our website, mobile apps, proprietary technologies and systems to meet evolving customer requirements or emerging industry standards. If we are unable to adapt in a cost-effective and timely manner in response to changing market conditions or customer requirements, whether for technical, legal, financial or other reasons, the overall prospects, financial condition and results of operations of our internet finance business may be materially and adversely affected.

A severe or prolonged downturn in the Chinese or global economy could materially and adversely affect our business and financial condition.

Any prolonged slowdown in the Chinese or global economy may have a negative impact on our business, results of operations and financial condition. In particular, general economic factors and conditions in China or worldwide, including the general interest rate environment and unemployment rates, may affect borrower willingness to seek loans and investor ability and desire to invest in loans. Economic conditions in China are sensitive to global economic conditions. The global financial markets have experienced significant disruptions since 2008 and the United States, Europe and other economies have experienced periods of recession. The recovery from the lows of 2008 and 2009 has been uneven and there are new challenges. There is considerable uncertainty over the long-term effects of the expansionary monetary and fiscal policies adopted by the central banks and financial authorities of some of the world’s leading economies, including the United States and China. There have also been concerns about the economic effect of the tensions in the relationship between China and surrounding Asian countries. Adverse economic conditions could also reduce the number of qualified borrowers seeking loans through us. Should any of these situations occur, the amount of loans facilitated through us and our net revenues will decline, and our business and financial conditions will be negatively impacted. Additionally, continued turbulence in the international markets may adversely affect our ability to access the capital markets to meet liquidity needs.

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We may not be able to prevent unauthorized use of our intellectual property, which could reduce demand for our products and services, adversely affect our revenues and harm our competitive position.

We rely primarily on a combination of copyright, trade secret, trademark and anti-unfair competition laws and contractual rights to establish and protect our intellectual property rights in our research reports, our services and other aspects of our business. We cannot assure you that the steps we have taken or will take in the future to protect our intellectual property or piracy will prove to be sufficient. Implementation of intellectual property-related laws in China has historically been lacking, primarily due to ambiguity in the PRC laws and enforcement difficulties. Accordingly, intellectual property rights and confidentiality protection in China may not be as effective as in the United States or other countries. Current or potential competitors may use our intellectual property without our authorization in the development of products and services that are substantially equivalent or superior to ours, which could reduce demand for our solutions and services, adversely affect our revenues and harm our competitive position. Even if we were to discover evidence of infringement or misappropriation, our recourse against such competitors may be limited or could require us to pursue litigation, which could involve substantial costs and diversion of management’s attention from the operation of our business.

Confidentiality agreements with employees, product providers and others may not adequately prevent disclosure of our trade secrets and other proprietary information.

We require our employees, product providers, cooperating partners and others to enter into confidentiality agreements (or agreements that contain confidentiality terms) in order to protect our trade secrets and other proprietary information and, most importantly, our client information. These agreements might not effectively prevent disclosure of our trade secrets, know-how or other proprietary information and might not provide an adequate remedy in the event of unauthorized disclosure of such confidential information. In addition, others may independently discover trade secrets and proprietary information, and in such cases we could not assert any trade secret rights against such parties. Costly and time-consuming litigation could be necessary to enforce and determine the scope of our proprietary rights, and failure to obtain or maintain trade secret protection could adversely affect our competitive position.

We may face intellectual property infringement claims, which could be time-consuming and costly to defend and may result in the loss of significant rights by us.

Although we have not been subject to any litigation, pending or threatened, alleging infringement of third parties’ intellectual property rights, we cannot assure you that such infringement claims will not be asserted against us in the future.

Intellectual property litigation is expensive and time-consuming and could divert resources and management attention from the operation of our business. If there is a successful claim of infringement, we may be required to alter our services, cease certain activities, pay substantial royalties and damages to, and obtain one or more licenses from, third parties. We may not be able to obtain those licenses on commercially acceptable terms, or at all. Any of those consequences could cause us to lose revenues, impair our client relationships and harm our reputation.

Our future success depends on the continuing efforts to retain our existing management team and other key employees as well as to attract, integrate and retain highly skilled and qualified personnel, and our business may be disrupted if we lose their services.

Our future success depends heavily on the continued services of our current executive officers and senior management team. We also rely on the skills, experience and efforts of other key employees, including management, marketing, support, research and development, technical and services personnel in our internet finance businesses. Qualified employees are in high demand in the internet finance industries in China, and our future success depends on our ability to attract, train, motivate and retain highly skilled employees and the ability of our executive officers and other members of our senior management to work effectively as a team.

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If one or more of our executive officers or other key employees are unable or unwilling to continue in their present positions, we may not be able to find replacements easily, which may disrupt our business operations. We do not have key personnel insurance in place. If any of our executive officers or other key employees joins a competitor or forms a competing company, we may lose clients, know-how, key professionals and staff members. In addition, although each of our executive officers has entered into an employment agreement with us, not all of them contain non-competition provisions. Even for those executive officers whose employment agreements contain confidentiality and non-competition provisions, we cannot assure you of the extent to which any of these agreements could be enforced in China if any dispute arises between them and us because of the uncertainties of China’s legal system.

Our revenues and operating results can fluctuate from period to period, which could cause the price of our common stock to fluctuate.

Our revenues and operating results have fluctuated in the past and may fluctuate from period to period in the future due to a variety of factors, many of which are beyond our control. Factors relating to our business that may contribute to these fluctuations include the following factors, as well as other factors described elsewhere in this prospectus:

•	negative public perception and reputation of the internet finance industry;

•	changes in laws or regulatory policy that could impact our ability to provide internet finance services to our clients;

•	failure to enter into contracts with new financial institutions;

•	cancellations or non-renewal of existing contracts with financial institutions; and

•	changes in the number of clients who decide to effectively terminate their relationship with us.

As a result of these and other factors, the results of any prior quarterly or annual periods should not be relied upon as indications of our future revenues or operating performance.

If we fail to implement and maintain an effective system of internal controls, we may be unable to accurately report our results of operations or prevent fraud, and investor confidence and the market price of our common stock may be materially and adversely affected.

As a public company in the United States, we are subject to the Sarbanes-Oxley Act of 2002. Section 404 of the Sarbanes-Oxley Act of 2002, or Section 404, requires that we include a report from management on the effectiveness of its internal control over financial reporting in our annual report on Form 10-K. As a small reporting company, we currently do not need our independent registered public accounting firm to attest to and report on the effectiveness of our internal control over financial reporting. However, we are required to do so if we become an accelerated filer.

Our management has concluded that our internal control over financial reporting is not effective as of March 31, 2017. As a result, our financial statements could contain material misstatements and we could fail to meet our reporting obligations, which would likely cause investors to lose confidence in our reported financial information. This could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our common stock.

We may need additional capital, and financing may not be available on terms acceptable to us, or at all.

Although we believe that our anticipated cash flows from operating activities will be sufficient to meet our anticipated working capital requirements and capital expenditures in the ordinary course of business for the next 12 months, we cannot assure you this will be the case. We may need additional cash resources in the future if we experience changes in business conditions or other developments. We may also need additional cash resources in the future if we find and wish to pursue opportunities for investment, acquisition, capital expenditure or similar actions. If we determine that our cash requirements exceed the amount of cash and cash equivalents we have on hand at the time, we may seek to issue equity or debt securities or obtain credit facilities. The issuance and sale of additional equity would result in further dilution to our shareholders. The incurrence of indebtedness would result in increased fixed obligations and could result in operating covenants that would restrict our operations. We cannot assure you that financing will be available in amounts or on terms acceptable to us, if at all.

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From time to time we may evaluate and potentially consummate strategic investments or acquisitions, which could require significant management attention, disrupt our business and adversely affect our financial results.

We may evaluate and consider strategic investments, combinations, acquisitions or alliances to further increase the value of our platform and better serve borrowers and investors. These transactions could be material to our financial condition and results of operations if consummated. If we are able to identify an appropriate business opportunity, we may not be able to successfully consummate the transaction and, even if we do consummate such a transaction, we may be unable to obtain the benefits or avoid the difficulties and risks of such transaction.

Strategic investments or acquisitions will involve risks commonly encountered in business relationships, including:

•	difficulties in assimilating and integrating the operations, personnel, systems, data, technologies, products and services of the acquired business;

•	inability of the acquired technologies, products or businesses to achieve expected levels of revenue, profitability, productivity or other benefits;

•	difficulties in retaining, training, motivating and integrating key personnel;

•	diversion of management’s time and resources from our normal daily operations;

•	difficulties in successfully incorporating licensed or acquired technology and rights into our platform and loan products;

•	difficulties in maintaining uniform standards, controls, procedures and policies within the combined organizations;

•	difficulties in retaining relationships with customers, employees and suppliers of the acquired business;

•	risks of entering markets in which we have limited or no prior experience;

•	regulatory risks, including remaining in good standing with existing regulatory bodies or receiving any necessary pre-closing or post-closing approvals, as well as being subject to new regulators with oversight over an acquired business;

•	assumption of contractual obligations that contain terms that are not beneficial to us, require us to license or waive intellectual property rights or increase our risk for liability;

•	failure to successfully further develop the acquired technology;

•	liability for activities of the acquired business before the acquisition, including intellectual property infringement claims, violations of laws, commercial disputes, tax liabilities and other known and unknown liabilities;

•	potential disruptions to our ongoing businesses; and

•	unexpected costs and unknown risks and liabilities associated with strategic investments or acquisitions.

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We may not make any investments or acquisitions, or any future investments or acquisitions may not be successful, may not benefit our business strategy, may not generate sufficient revenues to offset the associated acquisition costs or may not otherwise result in the intended benefits. In addition, we cannot assure you that any future investment in or acquisition of new businesses or technology will lead to the successful development of new or enhanced loan products and services or that any new or enhanced loan products and services, if developed, will achieve market acceptance or prove to be profitable.

Competition for employees is intense, and we may not be able to attract and retain the qualified and skilled employees needed to support our business.

We believe our success depends on the efforts and talent of our employees, including risk management, software engineering, financial and marketing personnel. Our future success depends on our continued ability to attract, develop, motivate and retain qualified and skilled employees. Competition for highly skilled technical, risk management and financial personnel is extremely intense. We may not be able to hire and retain these personnel at compensation levels consistent with our existing compensation and salary structure. Some of the companies with which we compete for experienced employees have greater resources than we have and may be able to offer more attractive terms of employment.

In addition, we invest significant time and expenses in training our employees, which increases their value to competitors who may seek to recruit them. If we fail to retain our employees, we could incur significant expenses in hiring and training their replacements, and the quality of our services and our ability to serve borrowers and investors could diminish, resulting in a material adverse effect to our business.

If we cannot maintain our corporate culture as we grow, we could lose the innovation, collaboration and focus that contribute to our business.

We believe that a critical component of our success is our corporate culture, which we believe fosters innovation, encourages teamwork and cultivates creativity. As we develop the infrastructure of a public company and continue to grow, we may find it difficult to maintain these valuable aspects of our corporate culture. Any failure to preserve our culture could negatively impact our future success, including our ability to attract and retain employees, encourage innovation and teamwork and effectively focus on and pursue our corporate objectives.

We face risks related to natural disasters, health epidemics and other outbreaks, which could significantly disrupt our operations.

We are vulnerable to natural disasters and other calamities. Fire, floods, typhoons, earthquakes, power loss, telecommunications failures, break-ins, war, riots, terrorist attacks or similar events may give rise to server interruptions, breakdowns, system failures, technology platform failures or internet failures, which could cause the loss or corruption of data or malfunctions of software or hardware as well as adversely affect our ability to provide products and services on our platform.

Our business could also be adversely affected by the effects of Zika virus, Ebola virus disease, H1N1 flu, H7N9 flu, avian flu, Severe Acute Respiratory Syndrome, or SARS, or other epidemics. Our business operations could be disrupted if any of our employees is suspected of having Zika virus, Ebola virus disease, H1N1 flu, H7N9 flu, avian flu, SARS or other epidemic, since it could require our employees to be quarantined and/or our offices to be disinfected. In addition, our results of operations could be adversely affected to the extent that any of these epidemics harms the Chinese economy in general.

If our direct lending business is deemed to violate any PRC laws or regulation, our business, financial conditions and results of operations would be materially and adversely affected.

We launched our direct lending business, whereby we provide loans to borrowers through a trustee, in June 2017. According to relevant PRC rules and regulations, an entity must obtain a license to provide loans in China. Since we do not currently possess such a license for direct lending, we have engaged a non-banking financial institution to provide entrusted loans to our customers. This channel may not be available in future due to changes in relevant rules and regulations, or even if it continues to be available, the cost may be prohibitive. In addition, certain Interim Measures prohibit P2P platforms from providing loans unless otherwise permitted by laws and regulations. Though our entrusted loan business is conducted offline, and not via our online platform, our direct lending business may still be deemed to violate relevant regulatory measures. There is currently no communication from PRC regulatory agencies regarding such violation but if we were determined to be in violation, we could be subject to monetary fines for these activities and our reputation and operations may be adversely affected.

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We may not be able to collect the payment when a borrower becomes delinquent in the payment of his/her outstanding obligation.

We launched our direct lending business, whereby we provide loans to borrowers through a trustee, in June 2017. Although we maintain a risk control system what supervises the borrower’s financial conditions and the repayment process, we are subject to risks that we may not be able to collect the payment of a loan from the borrower or guarantor. In addition, the value of the collateral for the loan may decrease during the loan period and may not be sufficient to cover the payment of the loan when it is due. All of the loan contracts we have entered so far in our direct lending business have a loan term that is no more than six months and as such, we are subject to high risks and pressures to collect those payments of loans within six months. If we failed to do so, it could have a material adverse effect on our financial conditions, results of operations and business operations.

We have no insurance coverage for our direct lending business or our bank accounts, which could expose us to significant costs and business disruption.

Risks associated with our business and operations include, but are not limited to, borrowers' failure to repay the outstanding principal and interest when due, our loss reserve not being sufficient to cover such failure, loss of key personnel, business interruptions due to power shortages or network failure, and risks posed by natural disasters including storms, floods and earthquakes, any of which may result in significant costs or business disruption. We do not maintain any credit insurance, business interruption insurance, general third-party liability insurance, nor do we maintain key-man life insurance or any other insurance coverage except the mandatory social insurance for the employees of Benefactum Beijing. If we incur any loss that is not covered by our loss reserve, our business, financial condition and results of operations could be materially and adversely affected.

We maintain our cash with various banks. Our cash accounts are not insured or otherwise protected. Should any bank or trust company holding our cash deposits become insolvent, or if we are otherwise unable to withdraw funds, we could lose the cash on deposit with that particular bank or trust company.

Changes in the interest rates and spread could have a negative impact on the Company’s revenues and results of operations.

We just launched our direct lending business, whereby we provide loans to borrowers through a trustee, in June 2017. The revenues we will generate from our entrusted loan business depends upon interest income, which is the difference between interest we receive from loans to customers and the interest we pay on borrowings from other financial institutions (to the extent that we rely on debt financing, rather than equity). A narrowing interest rate spread could adversely affect our earnings and financial condition. If we are unable to control our funding costs or adjust our lending interest rates in a timely manner, our interest margin will decline. On August 6, 2015, the Supreme People’s Court of the PRC issued the Provisions on Several Issues Concerning Laws Applicable to Trials of Private Lending Cases (“the provisions”), which came into effect on September 1, 2015. The provisions provided that agreements between lenders and borrowers on loans with interest rates below 24% per annum are valid and enforceable; as to loans with interest rates per annum between 24% and 36%, if the interest on the loans has already been paid to the lender, and such payment has not damaged the interest of the state, the community and any third parties, the courts will turn down the borrower’s request to demand the return of the interest payment; if the annual interest rate of a private loan is higher than 36%, the excess will not be enforced by the courts. While this generally has the effect of raising the maximum interest rate at which we may lend to borrowers, the provisions are a recent change in regulation and we may not be able to foresee all of the consequences of the provisions.

An increase to the provision for loan losses will cause the Company’s net income to decrease.

In June 2017, we launched our direct lending business, whereby we provide loans to borrowers through a trustee. Our businesses are subject to fluctuations based on local economic conditions. These fluctuations are neither predictable nor within our control and may have a material adverse impact on our operations and financial condition. We may decide to increase our provision for loan losses in light of the lack of clarity in the applicable banking regulations with regard to direct lending companies. The regulatory authority may also require an increase in the provision for loan losses or the recognition of further loan charge-offs, based on judgments different from those of our management. Any increase in the provision for loan losses will result in a decrease in net income and may have a material adverse effect on our financial condition and results of operations.

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Risks Related to Our Corporate Structure

If the PRC government deems that the contractual arrangements in relation to our variable interest entity (Benefactum Beijing) do not comply with PRC governmental restrictions on foreign investment, or if these regulations or the interpretation of existing regulations changes in the future, we could be subject to penalties or be forced to relinquish our interests in those operations.

Foreign ownership of certain types of internet businesses, such as internet information services, is subject to restrictions under applicable PRC laws, rules and regulations. For example, foreign investors are generally not permitted to own more than 50% of the equity interests in a value-added telecommunication service provider. Any such foreign investor must also have experience and a good track record in providing value-added telecommunications services overseas. All our revenue is generated by contractually controlled and managed entity, Benefactum Beijing.

The contractual arrangements give us effective control over Benefactum Beijing and enable us to obtain substantially all of the economic benefits arising from it as well as consolidate the financial results of it in our results of operations. Although the structure we have adopted is consistent with longstanding industry practice, and is commonly adopted by comparable companies in China, the PRC government may not agree that these arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future.

In the opinion of our PRC counsel, the ownership structures of our material wholly-foreign owned enterprise and our material variable interest entity in China, do not and will not violate any applicable PRC law, regulation or rule currently in effect; and the contractual arrangements between our material wholly-foreign owned enterprise, our material variable interest entity and their respective equity holders governed by PRC law are valid, binding and enforceable in accordance with their terms and applicable PRC laws and regulations currently in effect and will not violate any applicable PRC law, rule or regulation currently in effect. However, PRC Counsel has also advised us that there are substantial uncertainties regarding the interpretation and application of current PRC laws, rules and regulations. Accordingly, the PRC regulatory authorities and PRC courts may in the future take a view that is contrary to the opinion of our PRC legal counsel.

In January 2015, the PRC Ministry of Commerce (“MOC” or “MOFCOM”) published a discussion draft of the PRC Foreign Investment Law soliciting the public’s comments, or the draft of PRC Foreign Investment Law, which expands the definition of foreign investment and introduces the principle of “actual control” in determining whether a company is considered a foreign-invested enterprise. Under the draft of PRC Foreign Investment Law, a VIE would be deemed to be a foreign-invested enterprise if it is ultimately “controlled” by foreign investors, and accordingly it would be subject to restrictions on foreign investments. However, the draft of the PRC Foreign Investment Law does not address what actions will be taken with respect to the existing companies with structures similar to VIEs, whether or not these companies are controlled by Chinese parties. It is uncertain when the draft will become law and whether the final version will differ from the draft. If any Contractual Arrangements we may implement are found to be in violation of any existing or future PRC laws or regulations, or if we fail to obtain or maintain any of the required permits or approvals, the relevant governmental authorities would have broad discretion in dealing with such violation, including levying fines, confiscating our income or the income of our PRC subsidiary or consolidated VIE, revoking the business licenses or operating licenses of our PRC subsidiaries or consolidated VIE, prohibiting our use of proceeds from this offering to finance our business and operations in the PRC, and taking any other regulatory or enforcement actions that could be harmful to our business. Any of these actions could cause significant disruption to our operations and adversely affect our business. If any of these occurrences results in our inability to direct the activities of a consolidated VIE and/or our failure to receive economic benefits from a consolidated VIE, we may not be able to consolidate its results into our consolidated financial statements in accordance with U.S. GAAP.

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Furthermore, it is uncertain whether any new PRC laws, rules or regulations relating to variable interest entity structures will be adopted or if adopted, what they would provide. If we or our variable interest entity are found to be in violation of any existing or future PRC laws, rules or regulations, or fail to obtain or maintain any of the required permits or approvals, the relevant PRC regulatory authorities would have broad discretion to take action in dealing with such violations or failures, including revoking the business and operating licenses of our PRC subsidiary or variable interest entity, requiring us to discontinue or restrict our operations, restricting our right to collect revenue, blocking one or more of our websites, requiring us to restructure our operations or taking other regulatory or enforcement actions against us. The imposition of any of these measures could result in a material adverse effect on our ability to conduct all or any portion of our business operations. In addition, it is unclear what impact the PRC government actions would have on us and on our ability to consolidate the financial results of our variable interest entity in our consolidated financial statements, if the PRC government authorities were to find our legal structure and contractual arrangements to be in violation of PRC laws, rules and regulations. If the imposition of any of these government actions causes us to lose our right to direct the activities of any of our material variable interest entity or otherwise separate from it and if we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our variable interest entity in our consolidated financial statements. Any of these events would have a material adverse effect on our business, financial condition and results of operations.

Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law.

The MOFCOM, published a discussion draft of the proposed Foreign Investment Law in January 2015 aiming to, upon its enactment, replace the major existing laws and regulations governing foreign investment in China While the MOFCOM solicited comments on this draft earlier this year, substantial uncertainties exist with respect to its enactment timetable, interpretation and implementation. The draft Foreign Investment Law, if enacted as proposed, may materially impact the entire legal framework regulating foreign investments in China.

Among other things, the draft Foreign Investment Law purports to introduce the principle of “actual control” in determining whether a company is considered a foreign invested enterprise, or an FIE. The draft Foreign Investment Law specifically provides that entities established in China but “controlled” by foreign investors will be treated as FIEs, whereas an entity organized in a foreign jurisdiction, but cleared by the MOFCOM as “controlled” by PRC entities and/or citizens, would nonetheless be treated as a PRC domestic entity for investment in the “restriction category” on the “negative list.” In this connection, “control” is broadly defined in the draft law to cover any of the following summarized categories:

•	holding 50% or more of the voting rights or similar equity interest of the subject entity;

•	holding less than 50% of the voting rights or similar equity interest of the subject entity but having the power to directly or indirectly appoint or otherwise secure at least 50% of the seats on the board or other equivalent decision making bodies, or having the voting power to materially influence the board, the shareholders’ meeting or other equivalent decision making bodies; or

•	having the power to exert decisive influence, via contractual or trust arrangements, over the subject entity’s operations, financial, staffing and technology matters.

Once an entity is determined to be an FIE, and its investment amount exceeds certain thresholds or its business operation falls within a “negative list” purported to be separately issued by the State Council in the future, market entry clearance by the MOFCOM or its local counterparts would be required.

The “variable interest entity” structure, or VIE structure, has been adopted by many PRC-based companies, including us, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. Under the draft Foreign Investment Law, variable interest entities that are controlled via contractual arrangements would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors. For any companies with a VIE structure in an industry category that is in the “restriction category” on the “negative list,” the existing VIE structure may be deemed legitimate only if the ultimate controlling person(s) is/are of PRC nationality (either PRC state owned enterprises or agencies, or PRC citizens). Conversely, if the actual controlling person(s) is/are of foreign nationalities, then the variable interest entities will be treated as FIEs and any operation in the industry category on the “negative list” without market entry clearance may be considered as illegal.

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Based on the definition of “control” in the draft Foreign Investment Law as currently proposed, we believe that there are strong basis for a determination that we and our variable interest entity is ultimately controlled by PRC citizens for the following reasons:

•	Benefactum Alliance effectively takes full control of Sino Fortune and the shareholders of Benefactum Alliance own 337,500,000 shares of our common stock;

•	One of the shareholders of Benefactum Alliance is a PRC citizen or national. The remaining shareholders of Benefactum Alliance are Seychelles companies, however, their shareholders are also PRC citizens or nationals;

•	Because Benefactum Alliance indirectly controls Benefactum Shenzhen which, in turn, via a series of contractual arrangements, has the right to appoint the Chairman and directors of Benefactum Beijing, Benefactum Alliance effectively controls the board and all management decisions of Benefactum Beijing. Effectively, Benefactum Alliance also has the power to exert decisive influence over its operations, financial, staffing and technology matters.

However, there are significant uncertainties as to how the control status of our company, our variable interest entity and our equity investees with a VIE structure would be determined under the enacted version of the Foreign Investment Law. In addition, it is uncertain whether any of the businesses that we currently operate or plan to operate in the future through our consolidated entities and the businesses operated by our equity investees with a VIE structure would be on the to-be-issued “negative list” and therefore be subject to any foreign investment restrictions or prohibitions. We also face uncertainties as to whether the enacted version of the Foreign Investment Law and the final “negative list” would mandate further actions, such as MOFCOM market entry clearance, to be completed by companies with existing VIE structure and whether such clearance can be timely obtained, or at all. If we or our equity investees with a VIE structure were not considered as ultimately controlled by PRC domestic investors under the enacted version of the Foreign Investment Law, further actions required to be taken by us or such equity investees under the enacted Foreign Investment Law may materially and adversely affect our business and financial condition.

In addition, our corporate governance practice may be materially impacted and our compliance costs could increase if we were not considered as ultimately controlled by PRC domestic investors under the enacted version of the Foreign Investment Law. For instance, the draft Foreign Investment Law as proposed purports to impose stringent ad hoc and periodic information reporting requirements on foreign investors and the applicable FIEs. Aside from investment implementation report and investment amendment report that would be required for each investment and alteration of investment specifics, a prospectus would be mandatory, and large foreign investors meeting certain criteria would be required to report on a quarterly basis. Any company found to be non-compliant with these information reporting obligations could potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible could be subject to criminal liabilities.

Our contractual arrangements may not be as effective in providing control over the variable interest entities as direct ownership.

We rely on contractual arrangements with our variable interest entity to operate our electronic platform in China and other businesses in which foreign investment is restricted or prohibited. For a description of these contractual arrangements, see “History and Corporate Structure — Contractual Arrangements with Benefactum Beijing.” These contractual arrangements may not be as effective as direct ownership in providing us with control over our variable interest entity.

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If we had direct ownership of the variable interest entity, we would be able to exercise our rights as an equity holder directly to effect changes in the boards of directors of the entity, which could effect changes at the management and operational level. Under our contractual arrangements, we would be able to change the members of the boards of directors of the entity only by exclusively exercising the equity holders’ voting rights and would have to rely on the variable interest entity and the variable interest entity equity holders to perform their obligations in the contractual arrangements in order to exercise our control over the variable interest entity. The variable interest entity equity holders may have conflicts of interest with us or our shareholders, and they may not act in the best interests of our company or may not perform their obligations under these contracts. For example, our variable interest entity and its equity holders could breach their contractual arrangements with us by, among other things, failing to conduct their operations, including maintaining our website and using our domain names and trademarks which the relevant variable interest entity has exclusive rights to use, in an acceptable manner or taking other actions that are detrimental to our interests. Pursuant to the option, we may replace the equity holders of the variable interest entity at any time pursuant to the contractual arrangements. However, if any equity holder is uncooperative and any dispute relating to these contracts or the replacement of the equity holders remains unresolved, we will have to enforce our rights under the contractual arrangements through the operations of PRC law and arbitral or judicial agencies, which may be costly and time-consuming and will be subject to uncertainties in the PRC legal system. See “Any failure by our variable interest entity or its equity holders to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations.” Consequently, the contractual arrangements may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership.

Any failure by our variable interest entity or its equity holders to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations.

If our variable interest entity or its equity holders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. Although we have entered into an option agreement in relation to our variable interest entity, which provides that we may exercise an option to acquire, or nominate a person to acquire, ownership of the equity in that entity or, in some cases, its assets, to the extent permitted by applicable PRC laws, rules and regulations, the exercise of the option is subject to the review and approval of the relevant PRC governmental authorities. We have also entered into an equity interest pledge agreement with respect to the variable interest entity to secure certain obligations of such variable interest entity or its equity holders to us under the contractual arrangements. However, the enforcement of such agreement through arbitral or judicial agencies may be costly and time-consuming and will be subject to uncertainties in the PRC legal system. Moreover, our remedies under the equity pledge agreement are primarily intended to help us collect debts owed to us by the variable interest entity equity holders under the contractual arrangements and may not help us in acquiring the assets or equity of the variable interest entity.

In addition, although the terms of the contractual arrangements provide that they will be binding on the successors of the variable interest entity equity holders, as those successors are not a party to the agreements, it is uncertain whether the successors in case of the death, bankruptcy or divorce of a variable interest entity equity holder will be subject to or will be willing to honor the obligations of such variable interest entity equity holder under the contractual arrangements. If the relevant variable interest entity or its equity holder (or its successor), as applicable, fails to transfer the shares of the variable interest entity according to the relevant call option agreement or equity pledge agreement, we would need to enforce our rights under the call option agreement or equity pledge agreement, which may be costly and time-consuming and may not be successful.

The contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration or court proceedings in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. Moreover, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a variable interest entity should be interpreted or enforced under PRC law, and as a result it may be difficult to predict how an arbitration panel or court would view such contractual arrangements. As a result, uncertainties in the PRC legal system could limit our ability to enforce the contractual arrangements. Under PRC law, if the losing parties fail to carry out the arbitration awards or court judgments within a prescribed time limit, the prevailing parties may only enforce the arbitration awards or court judgments in PRC courts, which would require additional expense and delay. In the event we are unable to enforce the contractual arrangements, we may not be able to exert effective control over the variable interest entities, and our ability to conduct our business, as well as our financial condition and results of operations, may be materially and adversely affected.

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We may lose the ability to use, or otherwise benefit from, the licenses, approvals and assets held by our variable interest entity, which could severely disrupt our business, render us unable to conduct some or all of our business operations and constrain our growth.

Our variable interest entity, Benefactum Beijing, holds licenses and approvals and assets that are necessary for our business operations, to which foreign investments are typically restricted or prohibited under applicable PRC law. The contractual arrangements contain terms that specifically obligate variable interest entity equity holders to ensure the valid existence of the variable interest entities and restrict the disposal of material assets of the variable interest entities. However, in the event the variable interest entity equity holders breach the terms of these contractual arrangements and voluntarily liquidate our variable interest entity or our variable interest entity declares bankruptcy and all or part of its assets become subject to liens or rights of third-party creditors, or are otherwise disposed of without our consent, we may be unable to conduct some or all of our business operations or otherwise benefit from the assets held by the variable interest entity, which could have a material adverse effect on our business, financial condition and results of operations. Furthermore, if our variable interest entity undergoes a voluntary or involuntary liquidation proceeding, its equity holders or unrelated third-party creditors may claim rights to some or all of the assets of such variable interest entity, thereby hindering our ability to operate our business as well as constrain our growth.

The equity holders, directors and executive officers of our variable interest entity, as well as our employees who execute other strategic initiatives may have potential conflicts of interest with our company.

PRC laws provide that a director and an executive officer owe a fiduciary duty to the company he or she directs or manages. The directors and executive officers of the variable interest entity, Bodang Liu and Wei Zheng, must act in good faith and in the best interests of the variable interest entity and must not use their respective positions for personal gain. On the other hand, as a director of our company, Mr. Liu has a duty of care and loyalty to our company and to our shareholders as a whole under Nevada law. We control our variable interest entity through contractual arrangements and the business and operations of our variable interest entity are closely integrated with the business and operations of our subsidiaries. Nonetheless, conflicts of interests for these individuals may arise due to dual roles both as directors and executive officers of the variable interest entity and as directors or employees of our company.

We cannot assure you that these individuals will always act in the best interests of our company should any conflicts of interest arise, or that any conflicts of interest will always be resolved in our favor. We also cannot assure you that these individuals will ensure that the variable interest entity will not breach the existing contractual arrangements. If we cannot resolve any such conflicts of interest or any related disputes, we would have to rely on legal proceedings to resolve these disputes and/or take enforcement action under the contractual arrangements. There is substantial uncertainty as to the outcome of any such legal proceedings. See “Any failure by our variable interest entity or its equity holders to perform their obligations under the contractual arrangements would have a material and adverse effect on our business, financial condition and results of operations.”

The contractual arrangements with our variable interest entity may be subject to scrutiny by the PRC tax authorities. Any adjustment of related party transaction pricing could lead to additional taxes, and therefore substantially reduce our consolidated net income and the value of your investment.

The tax regime in China is rapidly evolving and there is significant uncertainty for taxpayers in China as PRC tax laws may be interpreted in significantly different ways. The PRC tax authorities may assert that we or our subsidiaries or the variable interest entity or their equity holders owe and/or are required to pay additional taxes on previous or future revenue or income. In particular, under applicable PRC laws, rules and regulations, arrangements and transactions among related parties, such as the contractual arrangements with our variable interest entity, may be subject to audit or challenge by the PRC tax authorities. If the PRC tax authorities determine that any contractual arrangements were not entered into on an arm’s length basis and therefore constitute a favorable transfer pricing, the PRC tax liabilities of the relevant subsidiaries and/or variable interest entity and/or variable interest entity equity holders could be increased, which could increase our overall tax liabilities. In addition, the PRC tax authorities may impose late payment interest. Our net income may be materially reduced if our tax liabilities increase.

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Risks Related to Doing Business in the People’s Republic of China

Changes in the political and economic policies of the PRC government may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth and expansion strategies.

All of our operations are conducted in the PRC and all of our revenue is sourced from the PRC. Accordingly, our financial condition and results of operations are affected to a significant extent by economic, political and legal developments in the PRC.

The PRC economy differs from the economies of most developed countries in many respects, including the extent of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. Although the PRC government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets, and the establishment of improved corporate governance in business enterprises, a substantial portion of productive assets in China is still owned by the government. In addition, the PRC government continues to play a significant role in regulating industry development by imposing industrial policies. The PRC government also exercises significant control over China’s economic growth by allocating resources, controlling payment of foreign currency-denominated obligations, setting monetary policy, regulating financial services and institutions and providing preferential treatment to particular industries or companies.

While the PRC economy has experienced significant growth in the past three decades, growth has been uneven, both geographically and among various sectors of the economy. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy, but may also have a negative effect on us. Our financial condition and results of operation could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, the PRC government has implemented in the past certain measures, including interest rate increases, to control the pace of economic growth. These measures may cause decreased economic activity, which in turn could lead to a reduction in demand for our services and consequently have a material adverse effect on our businesses, financial condition and results of operations.

There are uncertainties regarding the interpretation and enforcement of PRC laws, rules and regulations.

Most of our operations are conducted in the PRC, and are governed by PRC laws, rules and regulations. Our PRC subsidiaries are subject to laws, rules and regulations applicable to foreign investment in China. The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value.

In 1979, the PRC government began to promulgate a comprehensive system of laws, rules and regulations governing economic matters in general. The overall effect of legislation over the past three decades has significantly enhanced the protections afforded to various forms of foreign investment in China. However, China has not developed a fully integrated legal system, and recently enacted laws, rules and regulations may not sufficiently cover all aspects of economic activities in China or may be subject to significant degree of interpretation by PRC regulatory agencies and courts. In particular, because these laws, rules and regulations are relatively new, and because of the limited number of published decisions and the non-precedential nature of such decisions, and because the laws, rules and regulations often give the relevant regulator significant discretion in how to enforce them, the interpretation and enforcement of these laws, rules and regulations involve uncertainties and can be inconsistent and unpredictable. In addition, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of these policies and rules until after the occurrence of the violation.

Any administrative and court proceedings in China may be protracted, resulting in substantial costs and diversion of resources and management attention. Since PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of legal protection we enjoy than in more developed legal systems. These uncertainties may impede our ability to enforce the contracts we have entered into and could materially and adversely affect our business, financial condition and results of operations.

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We may be required to obtain a value-added telecommunication business certificate and be subject to foreign investment restrictions.

PRC regulations impose sanctions for engaging in Internet information services of a commercial nature without having obtained an Internet Content Provider, or ICP, certificate. PRC regulations also impose sanctions for engaging in the operation of online data processing and transaction processing without having obtained an online data processing and transaction processing, or ODPTP, certificate (ICP and ODPTP are both sub-sets of value-added telecommunication business certificates). These sanctions include corrective orders and warnings from the PRC communication administration authority, fines and confiscation of illegal gains and, in the case of significant infringements, the websites may be ordered to cease operation. Nevertheless, the PRC regulatory authorities’ enforcement of such regulations in the context of marketplace lending platforms remains unclear. The Interim Measures provide that online lending information intermediaries must apply for value-added telecommunications business licenses in accordance with the relevant provisions of telecommunications authorities after filing with a local financial regulator. However, PRC regulatory authorities to date have not explicitly stipulated whether the operator of a marketplace lending platform (including in the form of a website or mobile Internet application) is engaging in Internet information services requiring an ICP certificate or an ODPTP certificate. If we could not obtain such value-added telecommunication certificates pursuant to the relevant regulations, we may not be able to conduct online lending intermediaries’ services, but it is unclear whether online lending intermediaries would be deemed to be engaged in a commercial information provider business or online data processing and transaction processing business or whether an ICP certificate or an ODPTP certificate is required. To the extent that the PRC regulatory authorities require such value-added telecommunication certificate to be obtained or set forth rules that impose additional requirements, and we do not obtain such certificate, we may be subject to the sanctions described above. We plan to apply for filing immediately after the filing procedures are clarified by the relevant authorities, and apply for the corresponding value-added telecommunication business certificates after completing the filing, provided that the relevant telecommunication authority clarify which sub-set of telecommunication business certificates need to be obtained by market lending platforms and how to apply for such certificate.

If we are unable to obtain the telecommunication business certificate in a timely fashion, our business may be materially and adversely affected.

PRC regulations regarding acquisitions impose significant regulatory approval and review requirements, which could make it more difficult for us to pursue growth through acquisitions.

Under the PRC Anti-Monopoly Law, companies undertaking acquisitions relating to businesses in China must notify MOFCOM, in advance of any transaction where the parties’ revenues in the China market exceed certain thresholds and the buyer would obtain control of, or decisive influence over, the target. In addition, on August 8, 2006, six PRC regulatory agencies, including the MOFCOM, the State-Owned Assets Supervision and Administration Commission, the State Administration of Taxation (“SAT”), the State Administration of Industry & Commerce (“SAIC”), the China Securities Regulatory Commission (“CSRC”), and the State Administration of Foreign Exchange (“SAFE”), jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which came into effect on September 8, 2006 and was amended on June 22, 2009. Under the M&A Rules, the approval of MOFCOM must be obtained in circumstances where overseas companies established or controlled by PRC enterprises or residents acquire domestic companies affiliated with such PRC enterprises or residents. Applicable PRC laws, rules and regulations also require certain merger and acquisition transactions to be subject to security review. Our proposed acquisition of control of, or decisive influence over, any company with revenues within China of more than RMB400 million (approximately $58.79 million) in the year prior to any proposed acquisition would be subject to MOFCOM merger control review. Certain transactions we may undertake could be subject to MOFCOM merger review. Complying with the requirements of the relevant regulations to complete such transactions could be time-consuming, and any required approval processes, including approval from MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share. In addition, MOFCOM has not accepted antitrust filings for any transaction involving parties that adopt a variable interest entity structure. If MOFCOM’s practice remains unchanged, our ability to carry out our investment and acquisition strategy may be materially and adversely affected and there may be significant uncertainty as to whether transactions that we may undertake would subject us to fines or other administrative penalties and negative publicity and whether we will be able to complete large acquisitions in the future in a timely manner or at all.

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We may be treated as a resident enterprise for PRC tax purposes under the PRC Enterprise Income Tax Law, and we may therefore be subject to PRC income tax on our global income.

Under the PRC Enterprise Income Tax Law and its implementing rules, both of which came into effect on January 1, 2008, enterprises established under the laws of jurisdictions outside of China with “de facto management bodies” located in China may be considered PRC tax resident enterprises for tax purposes and may be subject to the PRC enterprise income tax at the rate of 25% on their global income. “De facto management body” refers to a managing body that exercises substantive and overall management and control over the production and business, personnel, accounting books and assets of an enterprise. The SAT issued the Notice Regarding the Determination of Chinese-Controlled Offshore-Incorporated Enterprises as PRC Tax Resident Enterprises on the Basis of De Facto Management Bodies, or Circular 82, on April 22, 2009. Circular 82 provides certain specific criteria for determining whether the “de facto management body” of a Chinese-controlled offshore-incorporated enterprise is located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises, not those controlled by foreign enterprises or individuals, the determining criteria set forth in Circular 82 may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of offshore enterprises, regardless of whether they are controlled by PRC enterprises. Currently, we generate no revenues offshore. However, if we generate revenues offshores in the future and if we were to be considered a PRC resident enterprise, we would be subject to PRC enterprise income tax at the rate of 25% on our global income. In such case, our profitability and cash flow may be materially reduced as a result of our global income being taxed under the Enterprise Income Tax Law. We believe that none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.”

Restrictions on currency exchange may limit our ability to utilize our revenue effectively.

Presently all of our revenue is denominated in RMB. The RMB is currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans. Currently, our PRC subsidiary, which is a wholly-foreign owned enterprise, may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of SAFE by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. Since a significant amount of our future revenue will be denominated in RMB, any existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in RMB to fund our business activities outside of the PRC or pay dividends in foreign currencies to our shareholders, including holders of our common stock, or pay principal and interest in foreign currencies to the holders of the notes. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our subsidiaries and the variable interest entities.

Fluctuations in exchange rates could result in foreign currency exchange losses and could materially reduce the value of your investment.

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. On July 21, 2005, the PRC government changed its policy of pegging the value of the RMB to the U.S. dollar. Following the removal of the U.S. dollar peg, the RMB appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between the RMB and the U.S. dollar remained within a narrow band. Since June 2010, the PRC government has allowed the RMB to appreciate slowly against the U.S. dollar again, and it has appreciated more than 10% since June 2010. In April 2012, the PRC government announced that it would allow more RMB exchange rate fluctuation. On August 11, 2015, the PRC government set the central parity rate for the RMB nearly 2% lower than that of the previous day and announced that it will begin taking into account previous day’s trading in setting the central parity rate. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in greater fluctuation of the RMB against the U.S. dollar. Substantially all of our revenues and costs are denominated in RMB, and a significant portion of our financial assets and debt are also denominated in RMB. We are a holding company and we rely on dividends paid by our operating subsidiaries in China for our cash needs. Any significant revaluation of the RMB may materially and adversely affect our liquidity and cash flows. To the extent that we need to convert U.S. dollars into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive. Conversely, if we decide to convert our RMB into U.S. dollars for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount we would receive.

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We may be adversely affected by the complexity, uncertainties and changes in PRC regulation of internet-related businesses and companies, and any lack of requisite approvals, licenses or permits applicable to our business may have a material adverse effect on our business and results of operations.

The PRC government extensively regulates the internet industry, including foreign ownership of, and the licensing and permit requirements pertaining to, companies in the internet industry. These internet-related laws and regulations are relatively new and evolving, and their interpretation and enforcement involve significant uncertainties. As a result, in certain circumstances it may be difficult to determine what actions or omissions may be deemed to be in violation of applicable laws and regulations.

We only have contractual control over our website. We do not directly own the website due to the restriction of foreign investment in businesses providing value-added telecommunication services in China, including internet information provision services. This may significantly disrupt our business, subject us to sanctions, compromise enforceability of related contractual arrangements, or have other harmful effects on us.

The evolving PRC regulatory system for the internet industry may lead to the establishment of new regulatory agencies. For example, in May 2011, the State Council announced the establishment of a new department, the State Internet Information Office (with the involvement of the State Council Information Office, the Ministry of Industry & Information Technology, or the MITT, and the Ministry of Public Security). The primary role of this new agency is to facilitate the policy-making and legislative development in this field, to direct and coordinate with the relevant departments in connection with online content administration and to deal with cross-ministry regulatory matters in relation to the internet industry.

The interpretation and application of existing PRC laws, regulations and policies and possible new laws, regulations or policies relating to the internet industry have created substantial uncertainties regarding the legality of existing and future foreign investments in, and the businesses and activities of, internet businesses in China, including our business. We cannot assure you that we have obtained all the permits or licenses required for conducting our business in China or will be able to maintain our existing licenses or obtain new ones. If the PRC government considers that we were operating without the proper approvals, licenses or permits or promulgates new laws and regulations that require additional approvals or licenses or imposes additional restrictions on the operation of any part of our business, it has the power, among other things, to levy fines, confiscate our income, revoke our business licenses, and require us to discontinue our relevant business or impose restrictions on the affected portion of our business. Any of these actions by the PRC government may have a material adverse effect on our business and results of operations.

We rely on dividends and other distributions on equity paid by our PRC subsidiary to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiary to make payments to us could have a material adverse effect on our ability to conduct our business.

We are a holding company, and we rely on dividends and other distributions on equity paid by our PRC subsidiary for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. If our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. In addition, the PRC tax authorities may require Benefactum Shenzhen to adjust its taxable income under the contractual arrangements it currently has in place with our consolidated variable interest entity in a manner that would materially and adversely affect its ability to pay dividends and other distributions to us. See “—Risks Related to Our Corporate Structure—Contractual arrangements in relation to our consolidated variable interest entity may be subject to scrutiny by the PRC tax authorities and they may determine that we or our PRC consolidated variable interest entity owe additional taxes, which could negatively affect our financial condition and the value of your investment.”

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Under PRC laws and regulations, our PRC subsidiary, as a wholly foreign-owned enterprise in China, may pay dividends only out of their respective accumulated after-tax profits as determined in accordance with PRC accounting standards and regulations. In addition, a wholly foreign-owned enterprise is required to set aside at least 10% of its accumulated after-tax profits each year, if any, to fund certain statutory reserve funds, until the aggregate amount of such funds reaches 50% of its registered capital. At its discretion, a wholly foreign-owned enterprise may allocate a portion of its after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserve funds and staff welfare and bonus funds are not distributable as cash dividends.

Any limitation on the ability of our PRC subsidiary to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business. See also “—If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders or common stock holders.”

Governmental control of currency conversion may limit our ability to utilize our net revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of the RMB into foreign currencies and, in certain cases, the remittance of currency out of China. We receive substantially all of our net revenues in RMB. Under our current corporate structure, our company in the United States relies on dividend payments from our PRC subsidiary to fund any cash and financing requirements we may have. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. Therefore, our PRC subsidiary is able to pay dividends in foreign currencies to us without prior approval from SAFE, subject to the condition that the remittance of such dividends outside of the PRC complies with certain procedures under PRC foreign exchange regulation, such as the overseas investment registrations by the beneficial owners of our company who are PRC residents. But approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies. The PRC government may also at its discretion restrict access in the future to foreign currencies for current account transactions. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders, including holders of our common stock.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Although we have made contributions to some employee benefit plans, such as social security plans, we may have not made adequate employee benefit payments required by PRC regulations. We may be required to make up the contributions for these plans as well as pay late fees and fines. If we are subject to late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

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The M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of Chinese companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

The M&A Rules and some other regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time consuming and complex, including requirements in some instances that the MOC be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise. Moreover, the Anti-Monopoly Law requires that the MOC shall be notified in advance of any concentration of undertaking if certain thresholds are triggered. In addition, the security review rules issued by the MOC that became effective in September 2011 specify that mergers and acquisitions by foreign investors that raise “national defense and security” concerns and mergers and acquisitions through which foreign investors may acquire de facto control over domestic enterprises that raise “national security” concerns are subject to strict review by the MOC, and the rules prohibit any activities attempting to bypass a security review, including by structuring the transaction through a proxy or contractual control arrangement. In the future, we may grow our business by acquiring complementary businesses. Complying with the requirements of the above-mentioned regulations and other relevant rules to complete such transactions could be time consuming, and any required approval processes, including obtaining approval from the MOC or its local counterparts may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiary’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, in July 2014 that requires PRC residents or entities to register with SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing. In addition, such PRC residents or entities must update their SAFE registrations when the offshore special purpose vehicle undergoes material events relating to any change of basic information (including change of such PRC citizens or residents, name and operation term), increases or decreases in investment amount, transfers or exchanges of shares, or mergers or divisions. SAFE Circular 37 is issued to replace the Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents Engaging in Financing and Roundtrip Investments via Overseas Special Purpose Vehicles, or SAFE Circular 75. SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment in February 2015, which took effect on June 1, 2015. This notice has amended SAFE Circular 37 requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their establishment or control of an offshore entity established for the purpose of overseas investment or financing.

If our shareholders who are PRC residents or entities do not complete their registration as required, our PRC subsidiary may be prohibited from distributing their profits and proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our PRC subsidiary. Moreover, failure to comply with the SAFE registration described above could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

However, we may not be informed of the identities of all the PRC residents or entities holding direct or indirect interest in our company, nor can we compel our beneficial owners to comply with SAFE registration requirements. As a result, we cannot assure you that all of our shareholders or beneficial owners who are PRC residents or entities have complied with, and will in the future make or obtain any applicable registrations or approvals required by, SAFE regulations. Failure by such shareholders or beneficial owners to comply with SAFE regulations, or failure by us to amend the foreign exchange registrations of our PRC subsidiary, could subject us to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our PRC subsidiary’ ability to make distributions or pay dividends to us or affect our ownership structure, which could adversely affect our business and prospects.

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Enhanced scrutiny over acquisition transactions by the PRC tax authorities may have a negative impact on potential acquisitions we may pursue in the future.

The PRC tax authorities have enhanced their scrutiny over the direct or indirect transfer of certain taxable assets, including, in particular, equity interests in a PRC resident enterprise, by a non-resident enterprise by promulgating and implementing SAT Circular 59 and Circular 698, which became effective in January 2008, and a Circular 7 in replacement of some of the existing rules in Circular 698, which became effective in February 2015.

Under Circular 698, where a non-resident enterprise conducts an “indirect transfer” by transferring the equity interests of a PRC “resident enterprise” indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, may be subject to PRC enterprise income tax, if the indirect transfer is considered to be an abusive use of company structure without reasonable commercial purposes. As a result, gains derived from such indirect transfer may be subject to PRC tax at a rate of up to 10%. Circular 698 also provides that, where a non-PRC resident enterprise transfers its equity interests in a PRC resident enterprise to its related parties at a price lower than the fair market value, the relevant tax authority has the power to make a reasonable adjustment to the taxable income of the transaction.

In February 2015, the SAT issued Circular 7 to replace the rules relating to indirect transfers in Circular 698. Circular 7 has introduced a new tax regime that is significantly different from that under Circular 698. Circular 7 extends its tax jurisdiction to not only indirect transfers set forth under Circular 698 but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, Circular 7 provides clearer criteria than Circular 698 on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. Circular 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise.

We face uncertainties on the reporting and consequences on future private equity financing transactions, share exchange or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our PRC subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed, under Circular 59 or Circular 698 and Circular 7, and may be required to expend valuable resources to comply with Circular 59, Circular 698 and Circular 7 or to establish that we and our non-resident enterprises should not be taxed under these circulars, which may have a material adverse effect on our financial condition and results of operations.

The PRC tax authorities have the discretion under SAT Circular 59, Circular 698 and Circular 7 to make adjustments to the taxable capital gains based on the difference between the fair value of the taxable assets transferred and the cost of investment. We may pursue acquisitions in the future that may involve complex corporate structures. If we are considered a non-resident enterprise under the PRC Enterprise Income Tax Law and if the PRC tax authorities make adjustments to the taxable income of the transactions under SAT Circular 59 or Circular 698 and Circular 7, our income tax costs associated with such potential acquisitions will be increased, which may have an adverse effect on our financial condition and results of operations.

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PRC regulations regarding peer-to-peer lending impose significant regulatory restrictions on business scope, lending amount, and registration requirements, which may materially and adversely affect our business, financial condition and results of operations and may result in our inability to sustain our growth. In addition, the implementing regulations have yet to be announced and there is substantial uncertainty over it. The costs and burden of compliance with such regulations may be sufficiently inhibitory to negatively affect our profitability and growth.

Under the Interim Measures, peer-to-peer platforms will not be able to accept deposits from the public, nor create asset pools, or provide any form of guarantee for lenders. In addition, according to the Interim Measures, an individual may borrow a maximum of RMB 200,000 (approximately $29,397) from a single peer-to-peer platform and a maximum of RMB 1 million (approximately $146,985) from all peer-to-peer platforms. A company can borrow no more than RMB 1 million (approximately $146,985) from a single peer-to-peer platform, and no more than RMB 5 million (approximately $734,927) from all peer-to-peer platforms. The Interim Measures require a peer-to-peer lending platform to register with the local financial supervisory department, and to apply for related licenses for providing telecommunication services.

Based on the review of Beijing Finance Bureau, we are required to rectify our incompliance with certain requirements of the Interim Measures, including that a majority of the loans facilitated through our platform have exceeded the maxim amounts allowed under the Interim Measures. In order to meet the requirements of the Interim Measures as well as other applicable rules and regulations, the Company has taken a series of measures, including: (i) execution of a fund depository agreement with Jiangxi Bank as custodian of investor funds, (ii) strict qualification review of borrowers, investors and financing projects, (ii) strengthening protection of lenders and borrowers; (iii) full information disclosure; (iv) expanding and restructuring loan product offerings and (v) adjustment of loan balances. However, if we fail to comply with the requirements within the transition period, we may not be able to obtain the value-added telecommunication business licenses to continue to operate our current business.

Although the Interim Measures took effect immediately on August 17, 2016, peer-to-peer platforms were given a year to adjust their practices to comply with them. In June 2017, the PBOC together with sixteen other PRC regulatory agencies jointly issued a notice titled the Notice on Further Improvement of Internet Finance Risk Rectification and Clearance Task, or the Task Notice. The Task Notice, among other things, gave peer-to-peer platforms till end of June 2018 to adjust their practices to be compliant with the Interim Measures and in some complicated cases, up to two years for compliance upon approval by provincial government. During such compliance period, no new non-compliant activities shall be practiced and existing non-compliant practices shall gradually drop down to nil. We have been advised by our Chinese counsel that regulations and rules regarding registration as an online lending intermediary information agency, apart from the value-added telecommunication business licenses, remain unclear at this moment. There is significant uncertainty as to whether practices that we may undertake would subject us to fines or other administrative penalties.

The future development and implementation of anti-money laundering laws in China may increase our obligation to supervise and report transactions with our customers, thereby increasing our compliance efforts and costs and exposing us to criminal measures or administrative sanctions for non-compliance.

The Interim Measures provide that an internet lending intermediary information agency is obligated to “fulfill its anti-money laundering and anti-terrorist financing obligations according to relevant laws, such as examining client identification, reporting suspicious transactions and maintaining client identity documents and transaction records”. PRC laws and regulations relating to anti-money laundering have evolved significantly in recent years and may continue to develop. In the future, we may be required to supervise and report transactions with our customers for anti-money laundering or other purposes, which may increase our compliance efforts and costs and may expose us to potential criminal measures or administrative sanctions if we fail to establish and implement the required procedures or otherwise fail to comply with the relevant laws and regulations.

Increases in labor costs in the PRC may adversely affect our business and results of operations.

The economy in China has experienced increases in inflation and labor costs in recent years. As a result, average wages in the PRC are expected to continue to increase. In addition, we are required by PRC laws and regulations to pay various statutory employee benefits, including pension, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. The relevant government agencies may examine whether an employer has made adequate payments to the statutory employee benefits, and those employers who fail to make adequate payments may be subject to late payment fees, fines and/or other penalties. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to control our labor costs or pass on these increased labor costs to our users by increasing the fees of our services, our financial condition and results of operations may be adversely affected.

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Risks Related to this Offering

Prior to this offering, we had a limited public market for our shares of common stock and you may not be able to resell our shares at or above the price you paid, or at all.

Prior to this offering, there was a limited public market for our common stock in the OTC Market. We cannot assure you that an active public market for our common stock will develop or that the market price of our shares will not decline below the public offering price. The public offering price of our shares may not be indicative of prices that will prevail in the trading market following the offering.

Future sales of substantial amounts of the shares of common stock by existing shareholders could adversely affect the price of our common stock.

If our existing shareholders sell substantial amounts of the shares following this offering, the market price of our common stock could fall. Such sales by our existing shareholders might make it more difficult for us to issue new equity or equity-related securities in the future at a time and place we deem appropriate. The [●] shares of common stock offered in this offering will be eligible for immediate resale in the public market without restrictions. All remaining shares, which are currently held by our existing shareholders, may be sold in the public market in the future subject tothe lock-up agreements and the restrictions contained in Rule 144 under the Securities Act. If any existing shareholders sell a substantial amount of shares, the prevailing market price for our shares could be adversely affected.

The market price of our shares is likely to be highly volatile and subject to wide fluctuations in response to factors such as:

•	variations in our actual and perceived operating results;

•	news regarding gains or losses of customers or partners by us or our competitors;

•	news regarding gains or losses of key personnel by us or our competitors;

•	announcements of competitive developments, acquisitions or strategic alliances in our industry by us or our competitors;

•	changes in earnings estimates or buy/sell recommendations by financial analysts;

•	potential litigation;

•	the imposition of fines or penalties related to our activities in the PRC and failure to comply with applicable rules and regulations;

•	general market conditions or other developments affecting us or our industry; and

•	the operating and stock price performance of other companies, other industries and other events or factors beyond our control.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of the shares

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We do not anticipate paying cash dividends on our common stock in the foreseeable future.

We do not anticipate paying cash dividends in the foreseeable future. Presently, we intend to retain all of our earnings, if any, to finance development and expansion of our business. PRC capital and currency regulations may also limit our ability to pay dividends. Consequently, your only opportunity to achieve a positive return on your investment in us will be if the market price of our common stock appreciates.

We will have discretion in applying a portion of the net proceeds of this offering and may not use these proceeds in ways that will enhance the market value of our common stock.

Our management will have considerable discretion in the application of the proceeds received by us from this offering. Such proceeds may be used to expand our research and development team, acquire new technological hardware, and expand our sales and marketing team all over China and for working capital and general corporate purposes. You will not have the opportunity, as part of your investment decision, to assess whether the proceeds are being used appropriately. You must rely on the judgment of our management regarding the application of the net proceeds of this offering. The net proceeds may be used for corporate purposes that do not improve our profitability or increase our common stock price. The net proceeds from this offering may also be placed in investments that do not produce income or that lose value.

Future issuances of capital stock may depress the trading price of our common stock.

Any issuance of shares of our common stock after this offering could dilute the interests of our existing stockholders and could substantially decrease the trading price of our common stock. We may issue additional shares of common stock in the future for a number of reasons, including financing our operations and business strategy (including in connection with acquisitions, strategic collaborations or other transactions).

Sales of a substantial number of shares of our common stock in the public market could depress the market price of our common stock, and impair our ability to raise capital through the sale of additional equity securities. We cannot predict the effect that future sales of our common stock or other equity-related securities would have on the market price of our common stock

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including SOX and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

Statements in this prospectus that are not descriptions of historical facts are forward-looking statements that are based on management’s current expectations and are subject to risks and uncertainties that could negatively affect our business, operating results, financial condition and stock price. We have attempted to identify forward-looking statements by terminology including “anticipates,” “believes,” “can,” “continue,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “should,” or “will” or the negative of these terms or other comparable terminology.

We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements. We operate in a very competitive and rapidly changing environment. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not place undue reliance on our forward-looking statements. We have included important factors in the cautionary statements included in this prospectus, particularly in the “Risk Factors” section, that we believe could cause actual results or events to differ materially from the forward-looking statements that we make.

You should read this prospectus and the documents that we reference in this prospectus and have filed as exhibits to the registration statement of which this prospectus is a part completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of the forward-looking statements in this prospectus by these cautionary statements. We expressly disclaim any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in our expectations or any changes in events, conditions or circumstances on which any such statement is based, except as required by law.

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USE OF PROCEEDS

We estimate that the net proceeds from the sale of the [●] shares of common stock in the offering will be approximately $[●] million after deducting the underwriting discounts and commissions and estimated offering expenses.

We intend to use the net proceeds from the offering for the following purposes:

(1)	general corporate purposes, which may include investment in product development, sales and marketing activities, technology upgrading, capital expenditures, improvement of corporate facilities, attracting qualified employees and other general and administrative matters.

(2)	We may also use a portion of these proceeds for the acquisition of, or investment in, technologies, solutions or businesses that complement our business.

The amounts and timing of these expenditures will vary depending on a number of factors, including the amount of cash generated by our operations, competitive and technological developments, and the rate of growth, if any, of our business.

Although we may use a portion of the proceeds for the acquisition of, or investment in, companies, technologies, products or assets that complement our business, we have no present understandings, commitments or agreements to enter into any acquisitions or make any investments. We cannot assure you that we will make any acquisitions or investments in the future.

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CAPITALIZATION

The following table sets forth our capitalization as of March 31, 2017:

•	On an actual basis; and

•	On a pro forma basis to give effect to the sale of [●]shares of common stock by us in this offering at the assumed public offering price of $ [●] per share, and after deducting the underwriting discounts and commissions and estimated offering expenses payable by us.

You should read this table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statements and related notes included elsewhere in this prospectus.

	March 31, 2017
	Actual	Pro Forma
	(unaudited)	(unaudited)
Cash and cash equivalents	$12,176,944
Short-term investments	8,440,659
Accounts receivable	131,196
Prepayments	2,143,443
Deposits and other receivables	776,944
Total current assets	23,669,186

Total Current Liabilities	10,783,429

Stockholders’ Equity:
Preferred stock, $.001 par value, 10,000,000 shares authorized; no shares issued and outstanding.	-
Common stock, $.001 par value, 598,000,000 shares authorized; 72,364,178 shares issued and outstanding;*	72,364
Additional paid-in capital	9,527,326
Retained earnings	4,303,769
Accumulated other comprehensive loss	(507,035)
Total stockholders’ equity	13,396,424

Total Liabilities and stockholders’ equity	24,179,853

*	Retroactively restated for effect of 1 for 5 reverse stock split on June 20, 2017.

The pro forma number of shares to be outstanding immediately after this offering as shown above is based on shares outstanding as of June 30, 2017. Unless otherwise noted, the information in this prospectus assumes that the underwriters do not exercise their over-allotment option.

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DILUTION

If you invest in our common stock, your interest will be diluted immediately to the extent of the difference between the public offering price per share you will pay in this offering and the pro forma as adjusted net tangible book value per share of our common stock after this offering. Our pro forma net tangible book value as of was $[●], or $[●] per share of common stock. Our pro forma net tangible book value per share set forth below represents our total tangible assets less total liabilities, divided by the number of shares of our common stock outstanding on.

After giving effect to our issuance and sale of [●] shares of common stock in this offering at an assumed public offering price of $[●] per share, after deducting the underwriter discounts and commissions and estimated offering expenses payable by us, the pro forma as adjusted net tangible book value as of [●] would have been $ [●], or $ [●] per share. This represents an immediate increase in net tangible book value to existing shareholders of $[●] per share. The public offering price per share will significantly exceed the net tangible book value per share. Accordingly, new investors who purchase shares of common stock in this offering will suffer an immediate dilution of their investment of $[●] per share. The following table illustrates this per share dilution to the new investors purchasing shares of common stock in this offering:

Assumed public offering price per share	$	XX.XX
Net tangible book value per share as of		X.XX
Increase in net tangible book value per share attributable to the offering		X.XX
Pro forma net tangible book value per share as of after giving effect to the offering		X.XX
Dilution per share to new investors	$	XX.XX

A $1.00 increase (decrease) in the assumed public offering price of $[●] per share would increase (decrease) the pro forma net tangible book value by $[●] million, the pro forma net tangible book value per share after this offering by $[●] per share and the dilution in pro forma net tangible book value per share to investors in this offering by $[●] per share, assuming that the number of shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the underwriter discounts and commissions and estimated offering expenses payable by us.

If the underwriters exercise their over-allotment option in full, the pro forma as adjusted net tangible book value will increase to $[●]per share, representing an immediate increase to existing shareholders of $[●] per share and an immediate dilution of $[●] per share to new investors. If any shares are issued in connection with outstanding options, you will experience further dilution.

If the underwriters exercise their over-allotment option in full, the number of shares held by new investors will increase to [●] , or [●]% of the total number of shares of common stock outstanding after this offering.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is currently quoted on the OTCQB under the symbol “SFHD.”

Trading in stocks quoted on the OTCQB is often thin and is characterized by wide fluctuations in trading prices due to many factors that may have little to do with a company’s operations or business prospects. We cannot assure you that there will be a market for our common stock in the future.

For the periods indicated, the following table sets forth the high and low bid prices per share of common stock based on inter-dealer prices, without retail mark-up, mark-down or commission and may not represent actual transactions. These high and low bid prices per share of common stock have been adjusted to give effect to the 1-for-5 reverse stock split of our common stock effected on June 20, 2017.

Fiscal Year 2017	High Bid	Low Bid
First Quarter	$0.00	$0.00
Second Quarter	$0.00	$0.00

Fiscal Year 2016	High Bid	Low Bid
First Quarter	$0.00	$0.00
Second Quarter	$10.50	$0.00
Third Quarter	$10.00	$1.00
Fourth Quarter	$0.00	$0.00

Fiscal Year 2015	High Bid	Low Bid
First Quarter	$-	$-
Second Quarter	$-	$-
Third Quarter	$-	$-
Fourth Quarter	$0.00	$0.00

Holders

As of June 30, 2017, we had 228 shareholders of our common stock, including the shares held in street name by brokerage firms. The holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of stockholders. Holders of the common stock have no preemptive rights and no right to convert their common stock into any other securities. There are no redemption or sinking fund provisions applicable to the common stock.

Dividend Policy

We have not paid dividends on our common stock and do not anticipate paying such dividends in the foreseeable future. We will rely on dividends from our China operation entity for our funds and Chinese regulations may limit the amount of funds distributed to us from our China operation entity, which will affect our ability to declare any dividends.

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EXCHANGE RATE INFORMATION

Our business is conducted in China and all of our revenues are denominated in RMB. Capital accounts of our consolidated financial statements are translated into U.S. dollars from RMB at their historical exchange rates when the capital transactions occurred. RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation. The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated.

Assets and liabilities are translated at the exchange rates as of the balance sheet date.

Balance sheet items, except for equity accounts	March 31, 2017	December 31, 2016
RMB:USD	6.8912	6.9448

Items in the statements of operations and comprehensive loss, and statements of cash flows are translated at the average exchange rate of the period.

	Three Months Ended March 31,
	2017	2016
RMB:USD	6.8891	6.5574

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SELECTED HISTORICAL FINANCIAL AND OPERATING DATA

The following table presents our selected historical financial data for the periods presented and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the financial statement and notes thereto included elsewhere in this prospectus.

The following selected consolidated financial and operating data for the fiscal years ended December 31, 2016 and 2015, and the consolidated balance sheet data as of December 31, 2016 and 2015, have been derived from our consolidated financial statements included elsewhere in this prospectus. The selected consolidated statements of operations data for the three months ended March 31, 2017 and 2016, and the summary consolidated balance sheet data as of March 31, 2017, have been derived from our unaudited consolidated financial statements included elsewhere in this prospectus. We have prepared the unaudited consolidated financial statements on the same basis as our audited consolidated financial statements. The unaudited consolidated financial statements include all adjustments, consisting only of normal and recurring adjustments that we consider necessary to fairly present our financial position and results of operations for the periods presented.

	As of December 31,		As of March 31,
	2016	2015	2017

Balance Sheet Data:
Cash and cash equivalents	$8,561,695	$5,712,741	$12,176,944
Prepayments, Deposits and Other Receivable	2,871,775	1,076,069	2,920,387
Total Assets	20,285,967	7,460,753	24,179,853
Total Current Liabilities	9,046,762	7,032,396	10,783,429
Total Liabilities	9,046,762	7,032,396	10,783,429
Total Stockholders’ equity	11,239,205	428,357	13,396,424

	Year Ended December 31,		Three Months Ended March 31,
	2016	2015	2017	2016
Statements of Operations Data:
Revenues	$24,679,249	$11,966,286	$7,886,899	$5,560,142

Operating expenses
Selling, General and Administrative Expenses	19,221,019	11,561,962	5,204,851	3,920,716
Business and related taxes	175,854	78,038	44,217	26,739
Depreciation	678,991	128,400	29,695	34,362
Total operating expenses	20,075,864	11,768,400	5,278,763	3,981,817
Income From Operations	4,603,385	197,886	2,608,136	1,578,325

Income before provision for income taxes	4,632,036	155,067	2,635,016	1,587,189

Net Income	$3,573,939	$155,067	$1,993,288	$1,465,700

Net income per share – basic and diluted (retroactively restated for effect of 1 for 5 reverse stock split on June 20, 2017)	$0.05	$0.00	$0.03	$0.02

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion of our financial condition and results of operations should be read in conjunction with our audited financial statements and the related notes thereto and other financial information appearing elsewhere in this Form S-1. Some of the information contained in this discussion and analysis or set forth elsewhere in this prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward looking statements that involve risks, uncertainties and assumptions. As a result of many factors, including those factors set forth in the “Risk Factors” section of this prospectus, our actual results could differ materially from the results described in or implied by the forward-looking statements contained in this prospectus.

Overview

We are a holding company that, through our wholly-owned subsidiaries, Benefactum Alliance, Benefactum Sino and Benefactum Shenzhen and our contractually controlled and managed company, Benefactum Beijing, operates an electronic online financial platform, www.hyjf.com, which is designed to match investors with SME and individual borrowers in China. We believe our services provide an effective financial credit facility solution to under-served SME and individual borrowers. In addition, our online financial platform provides investors with attractive returns ranging from 6.5%-12% based on the amount and term of different investment. Investors have the option to individually select specific loans to invest in. We also set aside risk reserve fund with the aim of limiting losses to investors from borrower defaults. In addition, we provide investors with access to a liquid secondary market, giving them an opportunity to exit their investments before the underlying loans become due.

Due to PRC legal restrictions on foreign ownership and investment in, among other areas, value-added telecommunications services, which include internet content providers, or ICPs, we, similar to all other entities with foreign-incorporated holding company structures operating in our industry in China, have to operate our internet businesses and other businesses in which foreign investment is restricted or prohibited in the PRC through wholly foreign-owned enterprises, majority-owned entities and variable interest entities. Accordingly, we operate our online financial platform in China through Benefactum Beijing, which was founded in September 2013.

Service Fee

For our services that match investors and borrowers through our online platform, we charge a service fee from borrowers for each effected loan facilitated by us, which is accounted for as revenue, and immediately deducted from the proceeds to the borrowers when a loan is initiated. The service fee is 1.5%-3.0% of the total amount of each loan, depending on the duration of the loan. Additionally, we charge creditors a service fee based on a similar rate of the proceeds of sale of creditors’ rights from the sale of such rights on our online platform.

Management Fee

We also charge borrowers a monthly management fee of 0.3% of the loan amount on all active accounts (i.e. accounts with outstanding loans), which is paid to us when the loans are repaid on maturity.

Important Factors Affecting Our Results of Operations

Major factors affecting our results of operations include the following:

•	Economic Conditions in China

The demand for online financing marketplace services from borrowers and investors is dependent upon overall economic conditions in China. General economic factors, including the interest rate environment and unemployment rates, may affect borrowers’ willingness to seek loans and investors’ ability and desire to invest in loans. For example, significant increases in interest rates could cause potential borrowers to defer obtaining loans as they wait for interest rates to become stable or decrease. Additionally, a slowdown in the economy, such as a rise in the unemployment rate and a decrease in real income, may affect individuals’ level of disposable income. This may negatively affect borrowers’ repayment capability, which in turn may decrease their willingness to seek loans or potentially cause an increase in default rates. If actual or expected default rates increase generally in China or the online financing market, investors may delay or reduce their investments in loan products in general, including on our marketplace.

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•	Ability to Acquire Borrowers and Investors Effectively

Our ability to increase the loan volume facilitated through our marketplace largely depends on our ability to attract potential borrowers and investors through sales and marketing efforts. Our sales and marketing efforts include those related to borrower and investor acquisition and retention, and general marketing. We intend to continue to dedicate significant resources to our sales and marketing efforts and constantly seek to improve the effectiveness of these efforts, in particular with regard to borrower and investor acquisition.

We attract borrowers and investors primarily through our own platform and referrals from third party guarantors. The general public may get access to our platform and submit a borrower profile online. We also acquire borrowers through referrals from financial institutions we partner with. As of December 31, 2016, we have entered into cooperation agreements with six pawn shops in Shandong, Jilin, Inner Mongolia, Hubei provinces, three guarantor institutions, one micro credit company, one asset management company and one financial leasing company. Additionally, pursuant to our agreement with Nami, Nami will refer potential investors to us for a service fee based on the amount of loans taken by referred investors.

•	Effectiveness of Risk Management

We manage credit risk on behalf of the investors primarily in the following ways:

•	Our ability to effectively segment borrowers into appropriate risk profiles affects our ability to offer attractive pricing to borrowers as well as our ability to offer investors attractive returns, both of which directly relate to the level of user confidence in our marketplace.

•	We evaluate the borrower’s repayment ability via our pre-transaction credit assessment and fraud detection using our big data credit assessment system. Potential borrowers who do not meet our credit assessment grade are denied;

•	We offer a risk reserve fund which is 2-5% of the credit extended to the borrowers;

•	Each loan transaction facilitated on our platform is guaranteed by a third party guarantor who is jointly and severally liable for the loan and/or secured by collateral provided by borrowers;

•	Additionally, our risk control department monitors the borrowers’ financial activities and condition post funding. In the event of any material development resulting in a negative turn in a borrower’s financial standing and potential ability to repay its loan, our management will determine the proper action to take to avert or minimize the risk of non-payment.

•	Ability to Innovate

Our growth to date has in part depended on, and our future success will depend on, successfully meeting borrower and investor demand with new and innovative loan and investment products. We have made and intend to continue to make efforts to develop loan and investment products for borrowers and investors. We regularly evaluate the popularity of our existing product offerings and develop new products and services that cater to the ever evolving needs of our borrowers and investors. Over time we will continue to expand our offerings by introducing new products. From the borrower perspective, we will continue to develop tailored credit products to meet the specific needs of our target borrowers. We plan to expand our ability to implement risk-based pricing by developing more pricing grades to optimize loans based on a borrower’s credit criteria, enabling us to facilitate customized loans tailored to borrowers’ specific credit profiles.

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•	Regulatory Environment in China

The regulatory environment for the peer-to-peer lending service industry in China is developing and evolving, creating both challenges and opportunities that could affect our financial performance. Due to the relatively short history of the peer-to-peer lending service industry in China, although PRC governmental officials from a number of agencies and departments have recently expressed support for the development of this service they have also expressed the need for strengthening the regulation and supervision of the industry to protect investors. As a result, the PRC government is in the process of building a regulatory framework governing our industry.

We will continue to make efforts to ensure that we are compliant with the existing laws, regulations and governmental policies relating to our industry and to comply with new laws and regulations or changes under existing laws and regulations that may arise in the future. While new laws and regulations or changes to existing laws and regulations could make loans more difficult to be accepted by investors or borrowers on terms favorable to us, or at all, these events could also provide new product and market opportunities. For more details, please see “Regulations - Regulations on Value-Added Telecommunication Services” and “Regulations on Peer-to-Peer Lending Service Provider”).

Recent Developments

In March 2017, we engaged Jiangxi Bank to provide fund depository services for our marketplace, pursuant to which Jiangxi Bank will set up separate accounts for borrowers and investors, and assume fund depository functions including settlement, accounting and safeguarding online lending capital. Third-party payment agents operate as the payment channels and only transfer funds to and from fund depository accounts. Relevant Chinese regulations require us to enter into a fund depository agreement with only one commercial bank to provide fund depository services. For more details, see “Regulations on Peer-to-Peer Lending Service Provider.”

On June 14, 2017, Benefactum Alliance Business Consultant (Beijing) Co., Ltd., our variable interest entity entered into a share transfer framework agreement (the “Agreement”) with Shenzhen TouZhiJia Financial Information Service Co., Ltd. (“Shenzhen TouZhiJia Financial”) and certain shareholders of Shenzhen TouZhiJia Financial (the “Shareholders”), pursuant to which we will acquire a 4.45% equity interest in Shenzhen TouZhiJia Financial from the Shareholders for an aggregate purchase price of RMB19,100,008 ($2,807,421). The purchase price is subject to adjustment based on the due diligence and may be payable by the Company in cash or by issuing Company equity or debt securities (or a combination of the foregoing). Shenzhen TouZhiJia Financial’s main businesses include a vertical P2P search engine, private wealth management and secondary loan exchange services. We believe we can complement each other within the financial information service and technology industry. Fifty percent of the purchase price was paid in cash by the Company in accordance to the Agreement. The balance of the purchase price is payable upon the closing of the transaction, which we expect will be consummated within 90 days after the execution of the Agreement. We are currently conducting legal, financial and operation due diligence on Shenzhen TouZhiJia Financial. We cannot guarantee that the share transfer transaction will be successfully consummated and in the event the transaction does not close, the purchase price previously delivered to the Shareholders shall be promptly returned to us.

On June 20, 2017 the Board of Directors approved a reverse stock split of the Company’s issued and outstanding shares of common stock, par value $0.001 per share (the “Common Stock”), at a ratio of 1-for-5 (the “Reverse Stock Split”). The Reverse Stock Split was effective on June 20, 2017 (the “Effective Date”). Simultaneously to the Reverse Stock Split, the number of the Company’s total authorized shares of common stock was correspondingly reduced from 2,990,000,000 shares to 598,000,000 shares. The Company is currently in the process of requesting FINRA approval of the Reverse Stock Split. The Company has retroactively restated all shares and per share data for all the periods presented.

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On June 30, 2017, we entered into a securities purchase agreement with various investors, pursuant to which we issued and sold senior convertible promissory notes in the aggregate principal amount of $13,189,163.87 (RMB 90,357,316.73) (the “Notes”), convertible into shares of the Company’s Common Stock following June 30, 2018 at a conversion price of $2.00 per share (the “Conversion Price”) in a private placement. The Notes mature on June 30, 2020 and accrue interest at a rate of 6%, 7% and 8% per annum for each of the first, second and third year, respectively, with such interest payable annually. In event of a conversion of the Notes, the investors have agreed to a one year lock-up period with respect to the shares of Common Stock issuable upon conversion of the Notes commencing on the applicable conversion date of the Notes. The Notes are secured by a pledge of shares of the Common Stock pursuant to a stock pledge agreement (the “Stock Pledge Agreement”) between Avis Genesis Inc., a majority shareholder of the Company, and the investors on the basis of one share of Common Stock per $1 loaned under the Note, for an aggregate of 13,189,450 shares. Other than the shares pledged pursuant to the Stock Pledge Agreement, there is no recourse against the Company upon a default of the Notes.

On June 30, 2017, Benefactum Beijing, provided RMB50,000,000 (approximately $7,349,267) in capital to Qingdao Weichuang Private Capital Management Co., Ltd. (“Qingdao Weichuang”), as trustee, to lend funds directly to borrowers as evidenced by entrusted loan agreements. This is our first series of transactions in which we, through Qingdao Weichuang, are lending funds directly to borrowers. The loans are short-term loans between three and six months with interest rates between 10% and 11%. In connection with the entrusted loan contracts, Benefactum Beijing also entered into entrusted loan guarantee contracts guarantors, pursuant to which the guarantors have agreed to guarantee the obligations under the entrusted loan contracts. Benefactum Beijing pays a processing fee equal to 1.5‰ of the aggregate loan amounts to Qingdao Weichuang for issuing the entrusted loans. The sister of Mr. Bodang Liu, our chief executive officer and chairman, owns 48.41% of the outstanding equity interests in Qingdao Weichuang.

Three Months Ended March 31, 2017 and 2016

Results of Operations

	Three Months Ended March 31,
	2017		2016
	Amount	% of Total	Amount	% of Total
Service Fee	$5,175,068	66%	$4,058,897	73%
Management Fee	2,711,831	34%	1,501,245	27%
Total	$7,886,899	100%	$5,560,142	100%

Revenue

Our revenue consists of service fees and management fees we charge borrowers on the loans facilitated through our platform. The online Peer-to-Peer lending platform industry has experienced rapid growth in China in recent years. Our revenue increased by 42% from approximately $5.56 million for the three months ended March 31, 2016 to approximately $7.89 million for the three months ended March 31, 2017, primarily due to the substantial increase in the volume of loans facilitated through our platform, which increased from approximately RMB 1.17 billion in the three months ended March 31, 2016 to approximately RMB 1.63 billion in the same period in 2017, a 40% increase.

Service fee revenue increased by approximately $1.12 million, or 27%, to approximately $5.18 million for the first quarter of 2017 from approximately $4.06 million for the same period of last year. Management fee revenue increased by approximately $1.21 million, or 81%, to approximately $2.71 million for the first quarter of 2017 from approximately $1.50 million for the same period of last year. Service fee and management fee accounted for 66% and 34% of our revenue for the first quarter of 2017, respectively, as compared to 73% and 27% in the same period of 2016.

Operating Expenses

Our total operating expenses increased by 33% from approximately $3.98 million in the first quarter of 2016 to approximately $5.28 million in the same period of 2017, primarily attributable to the increase in sales and marketing expenses, which increased by 53% from the same period last year.

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The following table sets forth the main components of our operating expenses for the three months ended March 31, 2017 and 2016:

	For the Three Months Ended March 31,
	2017		2016
	Amount	% of Total	Amount	% of Total
Sales & Marketing Expenses	$4,271,450	80.9%	$2,795,471	70.2%
General & Administrative Expenses	933,401	17.7%	1,125,245	28.2%
Business & related taxes	44,217	0.8%	26,739	0.7%
Depreciation	29,695	0.6%	34,362	0.9%
Total Operating Expenses	$5,278,763	100%	$3,981,817	100%

Our sales and marketing expenses increased by 53% from approximately $2.80 million in the first quarter of 2016 to approximately $4.27 million in the first quarter of 2017. The increase was primarily due to the increase in expenses associated with sales and marketing efforts resulting in higher volume of loans facilitated through our platform. Our general and administrative expenses decreased by 17% from approximately $1.13 million in the first quarter of 2016 to approximately $0.93 million in the first quarter of 2017, primarily due to the layoff of more than 1,000 off-line sales related personnel in April 2016 to comply with new industry regulatory measures. Business and related taxes are levied on value-added tax which is charged on revenue. Such tax expenses increased by $17,500 in the first quarter of 2017 due to the large increase in our revenue as compared to the same period last year. Depreciation expense decreased slightly because of full amortization of some leasehold improvements during 2016.

Net Income

Because of industry growth and our effective sales and marketing activities, we are able to further utilize our established online platform and grow our revenue at a higher pace than operating expenses in the first quarter of 2017. For the three months ended March 31, 2017, we recorded net income of approximately $1.99 million, a 25% net profit margin, compared to net income of approximately $1.47 million in the same period of last year.

Liquidity and Capital Resources

Sources of Liquidity

Cash balances at March 31, 2017 and December 31, 2016 were approximately $12.18 million and $8.56 million, respectively. The cash balance included cash held in private loan risk reserve accounts of approximately $8.89 million and $7.30 million as of March 31, 2017 and December 31, 2016, respectively.

Our principal sources of liquidity were cash generated from operating activities and proceeds from the issuance and sale of our shares in private placements closed on October 18, 2016.

The following table sets forth a summary of our cash flows for the periods indicated:

	For The Three Months Ended March 31,
Summary of Consolidated Cash Flow Data:	2017	2016
Net cash provided by operating activities	$3,790,646	$1,279,721
Net cash used in investing activities	(240,959)	(268,221)
Net cash provided by financing activities:	—	—
Effect of exchange rate change	65,562	54,460
Cash and cash equivalents:
Net increase	3,615,249	1,065,960
Balance at beginning of period	8,561,695	5,712,741
Balance at end of period	$12,176,944	$6,778,701

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During the three months ended March 31, 2017, net cash provided by operating activities totaled approximately $3.79 million. Net cash used in investing activities totaled approximately $0.24 million. No cash was provided by financing activities during this period. The resulting change in cash for this period was a net increase of approximately $3.62 million, which was primarily due to net income of approximately $1.99 million, increases in other payables of approximately $1.58 million, of which $1.53 million was the result of an increase in the loan risk reserve fund, and taxes payable of approximately $0.28 million, mainly income tax, partially offset by decrease in accounts payable and accrued liabilities of approximately $0.21 million, and approximately $0.24 million paid for fixed asset acquisition.

During the three months ended March 31, 2016, net cash provided by operating activities totaled approximately $1.28 million, primarily due to net income of approximately $1.47 million, the increase in accounts payable and accrued liabilities of approximately $0.80 million, partially offset by increase in other receivables and deposits of approximately $1.27 million. Net cash used in investing activities totaled approximately $0.27 million, due to the purchase of property and equipment and leasehold improvement. No cash was provided by financing activities during this period. The net change in cash for this period was an increase of approximately $1.07 million.

As of March 31, 2017, we had approximately $23.67 million in total current assets and $10.78 million in total current liabilities, with a current ratio of 2.19. As of December 31, 2016, we had approximately $19.99 million in total current assets and $9.05 million in total current liabilities, representing a current ratio of 2.21.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

Years Ended December 31, 2016 and 2015

Results of Operations

The following table sets forth a breakdown of revenue for the periods indicated, both in dollar amount and as a percentage of total revenues. The information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus.

	For the Year Ended December 31,
	2016		2016
	Amount	% of Total	Amount	% of Total
Service Fee	$17,488,391	71%	$9,184,765	77%
Management Fee	7,190,858	29%	2,781,521	23%
Total	$24,679,249	100%	$11,966,286	100%

Revenue

Our revenue consists of service fee and management fee we charge the borrowers on the loans facilitated through our platform. The online Peer-to-Peer lending platform industry has experienced rapid growth in China in recent years. Our revenue increased 106% from approximately $11.97 million for the year ended December 31, 2015 to approximately $24.68 million for the year ended December 31, 2016, primarily due to the substantial increase in the volume of loans facilitated through our platform, which increased from approximately RMB 3.33 billion (approximately $484.4 million) in 2015 to approximately RMB 5.68 billion (approximately $825.8 million) in 2016, a 70.5% increase. Service fee and management fee accounted for 71% and 29% of our revenue in 2016, respectively, as compared to 77% and 23% in 2015. The mix in revenue streams remained relatively constant year over year and we do not anticipate significant changes.

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Operating Expenses

Our total operating expenses increased 71% from approximately $11.77 million in 2015 to approximately $20.08 million in 2016, primarily attributable to the increase in sales and marketing expenses, which increased 98% from the same period last year.

The following table sets forth the main components of our operating expenses for the years ended December 31, 2016 and 2015:

	For the Year Ended December 31,
	2016		2015
	Amount	% of Total	Amount	% of Total
Sales & Marketing Expenses	$15,665,966	78%	$7,896,390	67.1%
General & Administrative Expenses	3,555,052	18%	3,665,572	31.1%
Business & related taxes	175,854	0.9%	78,038	0.7%
Depreciation	678,992	3.4%	128,400	1.1%
Total Operating Expenses	$20,075,864	100%	$11,768,400	100%

Our sales and marketing expenses increased by 98% from approximately $7.9 million in 2015 to approximately $15.67 million in 2016. The increase was primarily due to the increase in expenses associated with sales efforts and higher volume of loans facilitated through our platform. Our general and administrative expenses decreased slightly by 3% from approximately $3.67 million in 2015 to approximately $3.56 million in 2016, primarily due to the layoff of more than 1,000 off-line sales related personnel in April 2016 to comply with new industry regulatory measures. Business and related taxes are levied on value-added tax which is charged on revenue. Such tax expenses increased in 2016 due to the large increase in our revenue as compared to the same period last year. We leased three office spaces in Shanghai in October and November 2015 and in March 2016 as our headquarters and main offices. Depreciation expense increased primarily because of amortization of these leasehold improvements during 2016.

Net Income

For the twelve months ended December 31, 2016, we recorded net income of approximately $3.57 million, a 14.5% net profit margin, compared to net income of approximately $0.16 million in 2015, the year when we first turned profitable.

Liquidity and Capital Resources

Sources of Liquidity

Cash balances at December 31, 2016 and 2015 were $8,561,695 and $5,712,741, respectively. The cash balance included cash held in private loan risk reserve accounts of $7,297,123 and $5,410,913 as of December 31, 2016 and 2015, respectively.

In 2016, our principal sources of liquidity were cash generated from operating activities and proceeds from the issuance and sale of our shares in private placements.

The following table sets forth a summary of our cash flows for the periods indicated:

Summary of Consolidated Cash Flow Data:	For The Year Ended December 31,
	2016	2015
Net cash provided by operating activities	$4,825,042	$4,989,732
Net cash used in investing activities	(9,163,998)	(687,420)
Net cash provided by financing activities	7,878,670	-
Effect of exchange rate change	(690,760)	(263,370)
Cash and cash equivalents:
Net increase	2,848,954	4,038,942
Balance at beginning of period	5,712,741	1,673,799
Balance at end of period	$8,561,695	$5,712,741

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During the year ended December 31, 2016, net cash provided by operating activities totaled $4,825,042. Net cash used in investing activities totaled $9,163,998. Net cash provided by financing activities totaled $7,878,670 during this period. The resulting change in cash for this period was an increase of $2,848,954, which was primarily due to the proceeds of $7,878,670 from the private placement financing closed on October 18, 2016, increases in other payables of $2,570,409 and taxes payable of $799,277, increase in net income of $3,418,872, partially offset by increase in accounts receivable and prepayments of $2,019,451,decrease in accounts payable and accrued liabilities of $805,368, and $566,409 paid for fixed asset acquisition and leasehold improvement.

On November 7 and December 16, 2016, to increase return of the Company’s excess cash in bank, the Company entered into two short-term entrusted financial management contracts with Wenye. The contracts provide that the Company will entrust RMB 50 million (or $7,199,662) and RMB 7 million (or $1,007,953), respectively, to Wenye to make investments in principal guaranteed short-term wealth products for the Company. The term of both contracts is six months and can be automatically extended for six months with both parties’ consent. As of December 31, 2016, Wenye, on behalf of the Company, made equity investments in two privately held companies. In connection with the investment, Wenye and its shareholders provided us an irrevocable guaranty on the return of principal and payment of 5% investment return and will be jointly and severally liable for return of our investment principal and accumulated return.

During the year ended December 31, 2015, net cash provided by operating activities totaled $4,989,732, primarily due to the increase in accounts payable and accrued liabilities of $837,646 and increase in other payables of $3,596,787. Net cash used in investing activities totaled $687,420, due to the purchase of property and equipment. No cash was provided by financing activities during this period.

As of December 31, 2016, we had $19,988,814 in total current assets and $9,046,762 in total current liabilities, representing a current ratio of 2.21. As of December 31, 2015, we had $6,788,810 in total current assets and $7,032,396 in total current liabilities, with a current ratio of 0.97.

Operating Leases

The Company leases office space for its headquarters in Shanghai and branches in Beijing and Shandong province, and future minimum lease payments under non-cancellable operating leases with a term of one year or more consist of the following:

Year	Minimum lease payment
2017	$525,062
2018	183,271
2019	79,196
2020	-
2021	-
Thereafter	-

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support and credit risk support or other benefits.

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Critical Accounting Policies

Basis of presentation and principles of consolidation

The consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States. The consolidated financial statements include the accounts of Sino Fortune, Benefactum Alliance, including its wholly owned subsidiaries Benefactum Sino and WFOE, and its variable interest entity Benefactum Beijing, and have been reported in United States dollars. All inter-company balances and transactions have been eliminated in consolidation.

The series of contractual agreements between WFOE and Benefactum Beijing (see Footnote 1 to financial statements) collectively enable us to exercise effective control over, and realize substantially all of the economic risks and benefits arising from Benefactum Beijing, as well as give us an exclusive option to purchase all or part of the equity interests in it when and to the extent permitted by PRC law. As a result of these contractual arrangements, we have become the primary beneficiary of Benefactum Beijing and determined Benefactum Beijing is our variable interest entity subject to consolidation under U.S. GAAP. Accordingly, the financial statements of Benefactum Beijing are included in the consolidated financial statements of the Company.

Use of Estimates

Preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates required to be made by management include, but are not limited to, useful lives of property, plant and equipment, intangible assets, the recoverability of long-lived assets, allowance for doubtful accounts, deferred revenues and deferred income tax. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and highly liquid investments with maturities of three months or less when purchased. The Company has no cash equivalents as of December 31, 2016 and 2015, respectively.

Investments

Investments other than highly liquid ones are classified and accounted for as available-for-sale. Management determines the appropriate classification of its investments at the time of purchase and reevaluates the classifications at each balance sheet date. The Company classifies its investments as either short-term or long-term based on each instrument’s underlying contractual maturity date, the nature of the investment and its availability for use in current operations. The Company’s investments are carried at fair value, with unrealized gains and losses, net of taxes, reported as a component of accumulated other comprehensive income in shareholders’ equity, with the exception of unrealized losses believed to be other-than-temporary, which are reported in earnings in the current period. When we sell an investment, the cost is based on the specific identification method.

Revenue Recognition

Revenues are primarily composed of fees collected from facilitating loan originations.

The Company recognizes revenues under ASC 605 when the following four revenue recognition criteria are met for each revenue type: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the selling price is fixed or determinable, and (iv) collectability is reasonably assured.

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Loan facilitation service is rendered when a loan is successfully matched between the investors and the borrowers; and when a loan is originated. The origination of a loan takes place when the funds provided by the investor is transferred to the borrower. Revenue is recognized when loan facilitation service fee is charged and collected from borrower upon the origination of the loan. The aforementioned fee is an agreed upon percentage of the total principal which varies based on the terms of the loan. The borrower has to agree upfront to such service fee and such service fee is not refundable.

The Company also charges an account management fee when a borrower repays the loan through the Company’s online platform. Management service is considered rendered when proceeds have been transferred to lenders. The fee is charged to borrower and is paid by borrower separately. The Company recognizes the revenue when loan has been repaid and the service fee is collected. A service fee of an agreed upon percentage on the total borrowing is collected from the borrowers and recognized as revenues when the loan is repaid.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method, over the estimated useful lives of these assets. Estimated useful lives of the assets are as follows:

Office furniture	3 years
Electronic equipment	5 years
Leasehold improvement	1 to 3 years

Maintenance and repairs are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized and depreciated over the remaining useful life of the assets.

Earnings Per Share (“EPS”)

Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (i.e., options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Recent Accounting Pronouncements

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) , which supersedes the existing guidance for lease accounting, Leases (Topic 840) .. ASU 2016-02 requires lessees to recognize leases on their balance sheets, and leaves lessor accounting largely unchanged. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early application is permitted for all entities. ASU 2016-02 requires a modified retrospective approach for all leases existing at, or entered into after, the date of initial application, with an option to elect to use certain transition relief. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, which simplifies several aspects of the accounting for share-based payment transactions, including the recognition of excess tax benefits and deficiencies, the classification of those excess tax benefits on the statement of cash flows, an accounting policy election for forfeitures, the amount an employer can withhold to cover income taxes and still qualify for equity classification and the classification of those taxes paid on the statement of cash flows. ASU 2016-09 is effective for annual and interim periods beginning after December 15, 2016 with early adoption permitted. The guidance will be applied either prospectively, retrospectively or using a modified retrospective transition method, depending on the area covered in this update. The Company adopted this guidance during the three months ended March 31, 2017 and the adoption had no impact on the Company’s consolidated financial statements.

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In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing . The amendments clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. Public entities should apply the amendments for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, which provides clarifying guidance and adds some practical expedients in the areas of assessing collectability, presentation of sales taxes received from customers, noncash consideration, contract modification and clarification of using the full retrospective approach to adopt ASU 2014-09. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force), which addresses the following eight specific cash flow issues with the objective of reducing the existing diversity in practice: (1) debt prepayment or debt extinguishment costs; (2) settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; (3) contingent consideration payments made after a business combination; (4) proceeds from the settlement of insurance claims; (5) proceeds from the settlement of corporate-owned life insurance policies, including bank-owned; (6) life insurance policies; (7) distributions received from equity method investees; (8) beneficial interests in securitization transactions; and (9) separately identifiable cash flows and application of the predominance principle. ASU 2016-15 is effective for annual and interim periods beginning after December 15, 2017 with early adoption permitted. The guidance is to be applied using a retrospective transition method to each period presented. We are currently evaluating the impact of this new standard on our consolidated financial statements.

In October 2016, the FASB issued ASU No. 2016-17, Consolidation (Topic 810): Interests held through related parties that are under common control , which requires the reporting entity, in determining if satisfying the second characteristic of a primary beneficiary, to include all of its direct variable interests in a VIE and, on a proportionate basis, its indirect variable interests in a VIE held through related parties, including related parties that are under common control with the reporting entity. The amendments are effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company adopted this guidance during the three months ended March 31, 2017 and the adoption had no impact on the Company’s consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash, which addresses diversity in practice that exists in the classification and presentation of restricted cash on the statement of cash flows. The amendment is effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Management does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04 “Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment.” ASU 2017-04 eliminates step two of the goodwill impairment test and specifies that goodwill impairment should be measured by comparing the fair value of a reporting unit with its carrying amount. Additionally, the amount of goodwill allocated to each reporting unit with a zero or negative carrying amount of net assets should be disclosed. ASU 2017-04 is effective for annual or interim goodwill impairment tests performed in fiscal years beginning after December 15, 2019; early adoption is permitted. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01 “Business Combinations (Topic 805): Clarifying the Definition of a Business.” Which provides guidance to evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. If substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single asset or a group of similar assets, the assets acquired (or disposed of) are not considered a business. Management does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

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BUSINESS

Overview

We are a holding company that, through our wholly-owned subsidiaries, Benefactum Alliance Holdings Company Limited, a British Virgin Islands company (“Benefactum Alliance”), Benefactum Sino Limited, a Hong Kong company (“Benefactum Sino”) and Benefactum Alliance (Shenzhen) Investment Consulting Company Limited, a People’s Republic of China company (“Benefactum Shenzhen” or “WFOE”) and our contractually controlled and managed company, Benefactum Alliance Business Consultant (Beijing) Co., Ltd., a People’s Republic of China company (“Benefactum Beijing”), operate an electronic online financial platform, www.hyjf.com, which is designed to match investors with small and medium-sized enterprises (“SMEs”) and individual borrowers in China. We believe our services provide an effective solution for under-served SME and individual borrowers who need access to financing.Since the launch of our marketplace in December 2013 through December 31, 2016, we have facilitated over RMB 10.33 billion (approximately $1.52 billion) in loans. As of December 31, 2016, we had more than 200,000 registered investors and 12 institutional partners.

We generate revenue from our services that facilitate matching lenders, who we refer to as investors, with individual and SME borrowers. We typically charge borrowers a service fee between 1.5% and 3% of the loan amount depending on the term of the loan. Additionally we charge borrowers a monthly maintenance fee equal to 0.3% of the loan amount on active accounts (i.e. accounts with outstanding loans). In addition, in June 2017 we engaged qualified non-banking financial institution to provide entrusted loans to SMEs. Through this process we, as the trustor, provide funds to a trustee, who enters into a three-party loan agreement with us and the borrower. The loans are typically short-term and are guaranteed by a third-party financing guarantor. This one step forward towards our long-term strategy of building a financial ecosystem aimed at providing full service to our SME customers. We intend to expand our business in both online and offline sectors to meet the demands of various customers.

Due to PRC legal restrictions on foreign ownership and investment in, among other areas, value-added telecommunications services, which include internet content providers, or ICPs, we, similar to all other entities with foreign-incorporated holding company structures operating in our industry in China, have to operate our internet businesses and other businesses in which foreign investment is restricted or prohibited in the PRC through wholly foreign-owned enterprises, majority-owned entities and variable interest entities. Accordingly, we plan to continue operating our online financial platform in China through Benefactum Beijing, which is wholly-owned by two Chinese shareholders but is contractually controlled and managed through our wholly-owned WFOE.

The contractual arrangements between WFOE and Benefactum Beijing collectively enable us to exercise effective control over, and realize substantially all of the economic risks and benefits arising from Benefactum Beijing. See “Corporate History and Structure — Contractual Arrangements with Benefactum Beijing.” The contractual arrangements may not be as effective in providing operational control as direct ownership. See “Risk Factors — Risks Related to Our Corporate Structure.” As a result, we include the financial results of Benefactum Beijing in our consolidated financial statements in accordance with generally accepted accounting principles in the United States, or U.S. GAAP, as if it were our wholly-owned subsidiary.

We conduct our business primarily in Beijing, Shanghai and Shandong Province, People’s Republic of China. Our principal executive offices are located at Rooms 2401, 2402, 2403, 2404 and 2412 on 2299 Yan’an West Road, Shanghai, China.

Our Strategy

•	Expand the base of borrowers in our platform by entering into cooperation agreements with guarantor institutions, pawn shops, micro credit companies and asset management companies

We will continue to expand our base of SMEs and individual borrowers by entering into cooperation agreements with various partners, including without limitation, guarantor institutions, pawn shops, micro-credit companies and asset management companies, who can provide us with recommendations for new borrowers. Currently, our cooperative partners are located in Shandong, Inner Mongolia and other areas. Approximately 82% of the borrowers in our platform are SMEs. We are planning to continue expanding the number, type and areas of cooperative partners, and seek cooperation with Internet companies, e-commerce companies, telecommunication companies and third party payment platforms which are located throughout China.

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•	Develop new consumer financing products and penetrating niche markets

We will continue to promote our new personal consumer financing products to individual borrowers, such as automobile financing and financing for consumer goods. In addition, we will design and develop diversified financing products to satisfy market demand.

Our platform also allows investors to diversify their wealth management strategies by providing easy access to various lending opportunities that can be designed with flexible terms.

•	Expand our base of investors to include mutual fund and other institutional investors

Currently, all of our investors are individuals. We will strive to introduce mutual fund or other institutional investors to increase our overall number and type of investors. In addition, we are planning to attract more individual and institutional investors by cooperating with institutions so that the cost to the borrowers would be reduced if there are more funds available for loans.

•	Further enhance our risk management capabilities

As loan volume in our marketplace grows and consumer financing products expand, we will continue to enhance our risk management capabilities. As for individual borrowers, we will improve the risk management model for individual credit control so that risk management testing will be more effective and reasonable. For SME borrowers, besides the due diligence process that our cooperative partners undertake, we are planning to enhance the onsite due diligence process and appoint a risk management team.

In addition, we intend to enhance the cooperation with other third party credit investigators to obtain more accurate information about the credit history of the borrowers so we can make reasonable and accurate assessments of borrower applications to reduce and avoid bad debts.

•	Continue to invest in our technology platform

We will continue to make significant investments in our proprietary technologies in the areas of data collection and processing algorithms to increase the precision, speed and scale at which we match the demand and supply of loans. Enhanced data analytics will also improve our conversion of online leads into successful borrowers and investors. With the further application of big data, we will seek to acquire members of our target borrower and investor groups in a more focused and cost efficient way. Furthermore, we will continue to leverage technology to further automate our processes and improve the safety and efficiency of matching the loans with investors. At the same time, we will also benefit from the operating leverage associated with our scalable platform as our loan volume increases. We believe these investments will facilitate the long-term growth of our marketplace.

•	Increase our merger and acquisition activities to enhance the size and our competitive advantage in the financing technology ecosystem and to improve the efficiency on our products and services

We will expand strategic relationships with Internet financing companies, Internet companies, technology companies and financing companies, by mergers and acquisitions to enhance our competitive advantage in the financing technology ecosystem and to improve the efficiency of our products and services.

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•	Various Product and Service Offerings

As a long term strategy, we are planning to build a financial ecosystem for SME customers that are under-served in China's current financial system. We will seek to expand our intermediary and direct lending services, both online and offline, to meet the demands of various customers. As part of this initiative, we announced the launch of entrusted loan services on June 30, 2017, which leverages our continuously improving financial condition and years of experience in providing financing solutions to our customers in China. We believe the new service allows us not only to generate profit but also to expand our scope beyond the existing service of being an intermediary between investors and borrowers through the online platform. We will continue to devise customized product and service offerings to meet customer demands and expand the scale and scope of our operations.

Our Business

We operate our business through an electronic online financial platform, www.hyjf.com (“website”), which is designed to match investors with SME and individual borrowers in China. We have developed user-friendly mobile applications for borrowers and investors (“mobile apps”, collectively with our website, the “platform”), which enable borrowers and investors alike to access our platform at any time or location that is convenient. We launched our first mobile application in September 2015. In calendar years 2015 and 2016, we facilitated over RMB55.53 million (approximately $8.16 million) and RMB1.28 billion (approximately $188.14 million) in loans through our mobile apps, respectively, representing 1.67% and 22.54 % of the total amount of loans facilitated through our marketplace in the respective periods.

Our platform is also accessible to those who guaranty the loans for our borrowers (“third party cooperative partners”). Apart from acting as guarantors, these third party cooperative partners may, if they so choose, also use our platform for purposes of transferring their creditor rights on loans made by them outside our platform (“outside loans”). For this service, we charge these third party cooperative partners similar service fees and maintenance fees.

We currently have 15 third-party cooperative partners, consisting of pawn shops, micro-credit company, asset management company, financial leasing company and guarantee companies that frequently serve as guarantors of loans on our platform.

The following diagram illustrates our current business model:

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Our Marketplace

Our platform embraces significant opportunities presented by a financial system that leaves many creditworthy individuals and SMEs underserved. We match qualified borrowers who have completed profiles that are available on the platform with investors. Once an investor decides to proceed with a specific loan, and the borrower accepts the terms of the loan, our system automatically generates electronic loan contracts for execution. When the closing conditions are satisfied, our system directs the investors to the third party payment platform to consummate the loan. In addition, our platform allows third party cooperative partners to assign outstanding loans to other registered investors on our platform. The loans we facilitate are usually short term loans that range from one month to twelve months with interest rates ranging from 6.5% to 12%.

Loan Transaction Process

We provide a streamlined application process combining both online and offline features. To borrowers and investors alike, we have designed the process to appear simple, seamless and efficient, utilizing sophisticated, proprietary technology to make it possible. The entire process, from posting the loan application on our platform to disbursement of funds, takes no longer than 19 days but, more typically, only three to five days. Below is a description of the steps in a typical online loan transaction.

Step 1: Online Application Submission and Initial Assessment.

In order to access the services provided by our online financial platform, potential borrowers open an account with us and complete an online loan application form.

Our risk control department determines whether the potential borrower meets our minimum requirements based on initial discussions between our risk control department and the prospective borrower. We evaluate each borrower’s application and decide if we should process his/her application on a case-by-case basis. As part of this process, we conduct an analysis of the borrower’s financial conditions, loan amount and term, business industry and proposed use of the funds.

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If the prospective borrower meets our minimum requirements, the application is forwarded to our third-party cooperative partners who guarantee the borrower’s loan after reviewing the borrower’s application materials.

As an alternative, the borrower may also propose a third-party guarantor to guarantee the repayment of its loan. In these instances, we also conduct an assessment of the referred guarantor’s credit-worthiness and financial standing using the same matrix as that for the borrower. The third party guarantor will be jointly and severally liable with the borrower for the borrower’s debt.

In some instances, we may determine that a credit-worthy borrower does not need a guarantor. In such cases, we may directly contact such borrowers for additional documentation to support their application. These application materials will be then be forwarded to our risk management department.

Typically, as part of this process, prospective borrowers will be asked for documents to prove their identity and financial standing, including but not limited to business licenses, tax reports, audited financial statements and appraisal reports (for enterprise borrowers), national identification card and bank statements (for individual borrowers).

Step 2: Offline Anti-Fraud Investigation and Credit Assessment

Our risk control department reviews all the borrower application materials and conducts its own due diligence, including third party verification and onsite visits, and a review of the sufficiency of collateral provided. Our risk management model utilizes big data capabilities to systematically evaluate a borrower’s credit characteristics. Upon verifying the authentication of the documents submitted by the borrower, we will assign a credit score to the borrower based on its credit history, the business it is in and its assets. Our credit assessment criteria include a total of 440 assessment points with a weighted total score of 1,085 points. An individual borrower has to meet the minimum threshold of 550 points. Through our comprehensive individual credit assessment model we are able to reach what we believe is an objective and comprehensive risk assessment for every borrower. For those borrowers who do not meet our minimum threshold, their loan applications are denied.

We have stringent requirements for the collateral in order to protect the investors’ interests. Generally, we only accept collateral that is highly liquid and adequate to repay the loan amount. Borrowers who intend to use real estate to secure their loans will first need to have the real estate appraised by qualified appraisers. The loan amount cannot be more than 80% of the value of the real estate.

Although we typically do not accept personal property as collateral, we may do so under exceptional circumstances when the personal property will be pledged and the loan amount is no more than 70% of the appraised value of the personal property.

Step 3: Approval

Once the borrower is approved, we categorize the borrower’s credit facility into one or more of the following loan products and post it on our platform. We also post the relevant third party guarantor’s information and its letter of guarantee. The information is accessible to all investors who have registered on our platform. They will have the option of accepting the credit facility per the terms offered online. Once a credit facility is accepted by an investor, our platform automatically prepares the necessary loan documents for execution by the parties online. The electronic signatures generated on platform are certified by China Financial Certification Authority, a financial security certification authority designated by People’s Bank of China.

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Product	Target Investors	Term of Loan	Expected Return	Minimum investment amount (RMB)	Maximum investment amount (RMB)	Fund-raising period	Repayment of Loan (for borrowers)	Assignability (Yes/No)

Xin Shou Zhuan Qu	For investors who have made no investments in any products on our platform	30 days	Generally 10%	100	10,000	No more than 19 days	Repay capital with interest when the loan is due	No

Cai Fu Hui	For all registered platform users	1 – 12 months	6.5% - 12%	100	-	No more than 19 days	Repay capital with interest when the loan is due	Yes, but only after holding this product for at least 30 days

Zun Xiang	Premium customers and private business customers	6–12 months	12%	100,000	-	No more than 19 days	Repay capital with interest when the loan is due	Yes, but only after holding this product for at least 30 days
Hui Ji Hua	For all registered platform users	1 -12 months	6.5% - 12%	1,000	-	No more than 19 days	Repay capital with interest when the loan is due	Yes, but only after holding this product for at least 30 days
You Xuan Zhai Quan	For all registered platform users	30 days – 12 months	6.5% - 12%	10,000	-	No more than 19 days	Repay capital with interest when the loan is due	Yes, but only after holding this product for at least 30 days

Zhai Quan Zhuan Rang*	For all registered platform users	Depending on the investment products	N/A	100	-	N/A	Repay capital with interest when the loan is due	Yes, but only after holding this product for at least 30 days and there will be a 0.5% assigning fee

*Zhai Quan Zhuan Rang is a service that allows investors to transfer their creditors’ rights. The minimum outstanding loan amount requirement before creditor rights may be transferred is not less than RMB 1,000. After holding an investment product for at least 30 days, the investor may then transfer this product at a price of at least 95% of the original price.

Step 4: Funding

Since the inception of our online platform in December 2013 through July 2017, we had contracted with a licensed third party online payment service, Hui Fu Tian Xia Limited Company (“ChinaPnR”), to assist in the disbursement and repayment of loans. Individual borrowers were charged a processing fee by ChinaPnR in the amount of 0.11% to 0.25% (which varies depending on the bank they use) of the loan amount when it was deposited in their ChinaPnR account. For SME borrowers, they paid RMB 10 per deposit. When borrowers withdrew money from their ChinaPnR account, they would have to pay a processing fee of 0.05% of the withdrawing amount plus RMB1 or just RMB1, depending on how soon they wish for the withdrawal to be effected. When the loan was repaid to ChinaPnR, ChinaPnR would disburse the loan and interest back to the investors, who were not charged for the service provided by ChinaPnR.

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However, in February 2017, the CBRC released the Guidance to regulate funds depositories for online lending intermediaries. The Guidance defines depositories as commercial banks that provide online lending fund depository services. In compliance with the regulatory requirement, we engaged Jiangxi Bank, a qualified banking financial institution, in March 2017 as our funding depository service provider. Upon successful system transition from China PnR to Jiangxi Bank in July 2017, Jiangxi Bank started to assist in the disbursement and repayment of loans. Both the investor and the borrower open accounts with Jiangxi Bank and authorize Jiangxi Bank to manage their accounts. The investor funds the loan amount in his/her account with Jiangxi Bank, which disburses loan amount to the borrower net of our service fees, which is remitted to us.

When the borrower repays the loan to Jiangxi Bank, they deposit the monthly account maintenance fee along with the principal loan amount and interest. Jiangxi Bank then disburses the principal loan amount and interest back to investor and remits the account maintenance fee to us.

Currently, investors are not charged for deposits made to their accounts in Jiangxi Bank. However, borrowers are charged a processing fee by Jiangxi Bank in the amount of 0.10% (with a minimum of RMB2) of the loan amount when the funds are deposited into the borrower’s Jiangxi Bank account. When borrowers and investors withdraw money from their Jiangxi Bank accounts, they pay a processing fee of RMB1 per transaction.

Step 5: Post-Funding Supervisory

Our risk control department continues to supervise the borrowers’ financial activities and condition post funding. In the event of any material development resulting in a negative turn in a borrower’s financial standing and potential ability to repay its loan, our management will determine the proper action to take to avert or minimize the risk of non-payment. One week before the loan is due, the risk control department informs Jiangxi Bank (China PnR prior to July 2017), our third-party cooperative partners and the borrower and supervise the repayment of the loan.

Step 6: Collections

Our platform is capable of monitoring and tracking payment activity. With built-in payment tracking functionality and automated missed payment notifications, the platform allows us to monitor the performance of outstanding loans on a real-time basis. Although we are not exposed to credit risks, we assist the investors in collection as a service to the investors.

In the event of a non- or partial repayment of a loan by the borrower, the third party guarantor will primarily be responsible for the payment of the outstanding amount.

In the event the third party guarantor defaults on the payment, we will pay the investor the sum owed from the reserve fund (See description of Reserve Fund below) and then commence our collection proceedings. We may assist the guarantor with the sale or auction of collateral or directly initiate actions to recover payment from the guarantor and/or borrower.

Third Party Cooperative Partners Loan Assignment Process

The process described above also applies to our third party cooperative partners (“Creditor Partner(s)”) that seek to sell their rights as creditors on third party loans with third party borrowers (“Original Borrowers”). While the transaction process for Creditor Partners is largely similar to those for individuals and SME borrowers, there are certain procedural differences, as follows:

Step 1: Online Application Submission and Initial Assessment

Similar to individual and SME borrowers, Creditor Partners are required to open an account with us and send us the application materials before a third party loan may be listed and sold on our platform. However, as we have established cooperative relationships with these Creditor Partners, a prior determination has already been made that they have met our minimum requirements and no additional verification is conducted during the application process. Nonetheless, we re-evaluate these partners’ creditability from time to time, usually every one to three months.

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Step 2: Offline Anti-Fraud Investigation and Credit Assessment

Since these Creditor Partners use our platform in order to transfer their rights on third party loans that were made outside of our platform, they are responsible for conducting their own due diligence investigation into the Original Borrower’s credit-worthiness. Nonetheless, our risk control department conducts its own due diligence on the creditor’s rights sought to be sold and the Original Borrower’s credit-worthiness, using the same standards discussed above. As part of this process, our risk control department reviews the loan contract between the Creditor Partner and the Original Borrower to determine whether the Original Borrower has agreed to the proposed sale of creditor’s rights. We contact the Original Borrower directly to ensure that they have received notice of proposed sale from the Creditor Partner.

Step 3: Approval

Once the Creditor Partner is approved, we categorize the partner’s credit facility into one or more of the loan products discussed under “Step 3: Approval” above and post the loan on our platform. Investors will then have access to information regarding the Original Borrower, the rights that are being transferred, the collateral that secures the amounts borrowed and other details related to the right to transfer. We will also post the Creditor Partner’s “letter of promise”, which promises that they will pay off the loan principal and interest when the loan matures.

Once a credit facility is accepted by an investor, our platform automatically prepares the necessary assignment documents for online execution by the parties.

Steps 4 to 6; Funding, Post-Funding Supervisory and Collections

The procedures of Funding, Post-Funding Supervisory and Collections are similar with those discussed above for individuals and SME’s. However, because the Creditor Partners usually have a high credit-rating due to their pre-established cooperative relationship with us, and because the loans from the Original Borrowers are secured by collateral or guarantors, we do not require them to provide additional guarantees when they seek to sell their creditor rights on our platform. Therefore, in the event the Creditor Partner defaults on the payment, we will pay the investor the sum owed from the reserve fund (See description of Reserve Fund below).

Fees

For our services that match investors and borrowers through our online platform, we typically charge borrowers and Creditor Partners a service fee between 1.5% to 3% of the loan amount facilitated by us (or proceeds of sale of the creditors’ rights, as the case may be) depending on, among other things, the term of the loan. The service fee is payable when the borrowers or Creditor Partners receive the loans (or in the case of Creditor Partners, the proceeds of the sale of their creditors’ rights) in their accounts with Jiangxi Bank (or China PnR prior to July 2017), which will separate the service fee from the loan amount (or proceeds of sale, as the case may be) and send it to our account. Additionally we charge a monthly maintenance fee of 0.3% of the loan amount on active accounts (i.e. accounts with outstanding loans). The maintenance fee is payable when the borrower or Creditor Partner repays its loan. In addition to the loan amount, they would have to deposit the 0.3% maintenance fee to their accounts with Jiangxi Bank, which will send the loan repayment to the investors’ accounts and maintenance fee to our account. Currently, we do not charge any service fees to our investors.

Risk Management

Traditional risk management tools and the types of consumer finance data available in developed economies, such as widely available consumer credit reporting services, are currently at an early stage of development in China. We believe our industry leading risk management capabilities provide us with a competitive advantage in attracting capital to our marketplace by providing investors with the comfort that they are investing in high quality loans through a sustainable marketplace.

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We primarily manage credit risk on behalf of the investors by doing the following:

i.	We evaluate the borrower’s repayment ability utilizing our pre-transaction credit and fraud detection assessment using our big data credit assessment system. Our risk management model utilizes big data capabilities to automatically evaluate a borrower’s credit characteristics. Potential borrowers who do not meet our credit assessment grade will be denied loans.

ii.	We offer a risk reserve fund which is 2-5% of all the credit extended to the borrowers.

iii.	Each loan transaction facilitated on our platform is guaranteed by a third party guarantor who is jointly and severally liable for the loan and/or secured by collateral provided by borrowers.

Risk management is the core task in the financial activities in which we engage. Our risk management department functions independently, creates detailed risk management policies, loan management rules, and operation manuals. The risk management department provides an independent expert assessment on the borrowers’ credentials in accordance with our loan policy and resolutely denies the applications of unqualified borrowers.

Credit review is a key part of risk management. The risk management department evaluates every application carefully without being affected by any subjective considerations. Determining the borrower’s credentials is a key principle in the credit review. With respect to an individual borrower’s loan application, the risk management department utilizes the risk management model for individual credit loans, and this model both realistically and effectively establishes 440 assessment points for comprehensive evaluations. Weighing different factors, this model requires the individual borrower to reach a threshold of 550 points in order to qualify for personal loans.

For business loans, the risk management department is required to perform on-site visits, inspect the business’ operating conditions, financial condition, use of loan proceeds, and the business owner’s individual reputations, among other factors. The risk management department first provides a risk assessment report and then approves a loan with respect to the underlying project.

In the internet era, our platform utilizes a third-party credit assessment system for our personal loan business. The borrower’s true financial condition and credit history provided by third-party credit assessment agencies greatly assist our evaluation of the borrower’s loan application. An important role of the risk management in the financial business is to minimize the risk of investor’s investment and to protect the safety of the platform.

A key aspect of the Company’s risk management is the full-tracking risk management. As a basic requirement of loan management, the risk management department sets up three management modules: pre-lending, during-lending, and post-lending. “Pre-lending management” emphasizes due diligence, including on-site inspections in order to obtain first-hand materials. “During-lending management” emphasizes standardized operations and execution of operating procedures according to the contract in order to avoid omissions or mistakes. “Post-lending management” emphasizes pre-warning mechanism and implements all-around debt collection mechanism for post-due debt, including on-site inspection, account review, control of material assets, exposure of delinquent activities, and legal recourse of litigation in order to relentlessly protect the investor’s rights.

In addition, our risk control department monitors the borrowers’ financial activities and condition post funding. In the event of any material development resulting in a negative turn in a borrower’s financial standing and potential ability to repay its loan, our management will determine the proper action to take to avert or minimize the risk of non-payment.

Finally, if enforcement action needs to be taken, we assist the investors in taking all legal recourse against the defaulted party. As an intermediary between the borrower and the investor, we deem ourselves to be independent from the debtor-creditor relationship and do not believe that we are a proper party to any lawsuits arising from the borrowers’ and/or guarantors’ defaults. However, we may offer necessary assistance to the investors, such as by disclosing the information of the borrowers and/or guarantors, provided that such disclosure is permitted under any relevant agreement and pertinent laws.

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Risk Reserve Fund

In order to better protect our investors’ interests, we have established a risk reserve fund which is generally equivalent to 2% to 5% of all credit extended to borrowers. The risk reserve account is currently maintained with Jiangxi Bank and China Construction Bank. Under our risk reserve fund arrangement, if a loan is delinquent for a certain period of time, usually within three business days, we will withdraw a sum from the risk reserve fund to repay the investor.

Prior to an application for credit being made on our platform, borrower (or if a guarantor is needed for the borrower, the guarantor) is required to provide an amount equal to 2% to 5% of the aggregate amount of the loan, which is deposited directly into the risk reserve fund. If the borrower cannot be matched with an investor within the fundraising period (no more than 19 days), all amounts deposited by the borrower or guarantor in the risk reserve fund, as the case may be, will be returned. If the borrower is successfully matched with an investor, the risk reserve fund will be refunded to the borrowers if the loan is paid in full at maturity.

In the event that a borrower defaults in repaying the loan when it is due, we advise the guarantor of such default. If the guarantor cannot make the repayment within the period as stipulated (usually three days), we withdraw a sum equivalent to the outstanding loan amount from the risk reserve fund to repay investors within three business days.

When more than one loan becomes delinquent and the borrower and/or guarantor fail(s) to repay investors, we will use the risk reserve fund to cover the loans in the order in which they become due. If the reserve fund is insufficient to repay investors, the fund shall be allocated on a pro rata basis. The defaulting borrower and/or guarantor is/are obligated to reimburse the risk reserve fund account up to the outstanding loan amount owed with interest and penalty at a rate of 0.06% per day on the outstanding loan amount.

We have not experienced any loan defaults since the launch of our platform. As of December 31, 2016, our risk reserve fund was approximately RMB 50.68 million ($7.45 million).

Information Technology & Cyber Security

Information technology is an important component of an internet company. We have an expert team possessing a depth of technical know-how and expertise, and we have carefully assembled a team of experts to operate the platform, communicate via the network, and for system maintenance.

Our technology team consists of three major working groups, responsible for different technical areas but at the same time mutually supportive of one another’s tasks. The structure working group is responsible for developing the system’s source code and constituting the system’s structure to meet the business needs. The testing working group is responsible for the necessary testing of the already developed operable system in order to examine its reliability and user’s experiences, thereby providing testing data and implementing needed modifications to the operating system. The operation maintenance working group is responsible for the necessary maintenance and inspection of the website’s technical system, including building fire wall, placing patches, preventing hackers’ attacks, thereby ensuring the normal operation of the system.

Our technology department has established a comprehensive system for managing web technology. To prevent external infiltration and theft of data and other illegal activities, we have established three levels of prevention mechanisms, thereby effectively implementing preventions from physical, technical, and authorization aspects.

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Our system security protection is implemented from grade-based filing, grade-based testing, disaster recovery, and information security. First, we have already entered into a cooperation agreement with Alibaba Cloud Computing, ensuring that the servers used on our platform are well protected and maintained. With respect to the data security on the platform’s computers, besides backing up all data with Alibaba Cloud Computing, our platform also backs up all operation data in order to prevent any data loss and ensure the reliable and prompt reading and retrieving data, therefore guaranteeing the normal operation of the platform.

With respect to disaster recovery and disaster back-up system, our platform not only relies on Alibaba Cloud Computing’s support but also strengthens its own management, enhances its own security protection capability, thereby increasing its information security index. As a platform used by both investors and borrowers, we have established an emergency response mechanism in the event of an emergency and built a back-up database in order to restore the platform’s operations and minimize downtime of the platform.

Our Products

As discussed above, we categorize the borrower credit facility into one or more loan products and post it on our platform. Those products include Xin Shou Zhuan Qu, Cai Fu Hui, Zun Xiang, Hui Ji Hua, You Xuan Zhai Quan and Zhai Quan Zhuan Rang. For more detail regarding these products, please refer to the table listed under the “Step 3: Approval” of the transaction process.

Customers

Our customers comprise mainly Chinese individuals and SMEs. All of our investors are individuals while our borrowers include both individuals and SMEs. Our SME borrower clients are mainly from the heavy industry, wholesale, public transportation and restaurant industries. No one customer or group of customers’ accounts for 10% or more of our revenue. For the year ended December 31, 2016, SME borrowers and individual borrowers accounted for approximately 82% and 18% of the loan amounts facilitated through our platform, respectively.

Currently, most of our investors are in Shanghai, Shandong, Inner Mongolia, Anhui and Henan provinces, and most of our borrowers are currently in Shandong province.

Marketing

We borrowers and investors are made known to us primarily via two means, our own platform and referrals from third party guarantors. The general public may get access to our platform and submit a borrower profile online. We also obtain borrowers through referrals from financial institutions we partner with. As of December 31, 2016, we have entered into cooperation agreements with six pawn shops in Shandong, Jilin, Inner Mongolia, Hubei provinces, three guarantor institutions, one micro credit company, one asset management company, and one financial leasing company.

Additionally, in April 2016, Benefactum Beijing and Shanghai Nami Financial Consulting Co., Ltd (“Nami”) entered into a co-operative agreement, pursuant to which Nami will refer potential investors to Benefactum Beijing, and in turn Benefactum Beijing will pay Nami a service fee based on the amount of loans it refers to Benefactum Beijing.

Seasonality

We experience seasonality in our business, reflecting seasonal fluctuations in internet usage and traditional personal consumption patterns, as our individual borrowers typically use their borrowing proceeds to finance their personal consumption needs. For example, we generally experience lower transaction value on our online consumer finance marketplace during national holidays in China, particularly during the Chinese New Year holiday season in the first quarter of each year. While our rapid growth has somewhat masked this seasonality, our results of operations could be affected by such seasonality in the future.

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Employees

As of June 30, 2017, we have 149 employees, located in Shanghai, Beijing and in Shandong province in China. The following table sets forth the number of our employees by function as of the same date:

Functional Area	Number of Employees	% of Total
Senior management	3	2.01%
Product and service	12	8.05%
Marketing	11	7.38%
Human resources and administrative	19	12.75%
IT	57	38.26%
Accounting	6	4.03%
Legal	3	2.01%
Risk management	17	11.41%
Operations	21	14.09%
Total	149	100%

As required by regulations in China, we participate in various employee social security plans that are organized by local governments, including pension, unemployment insurance, childbirth insurance, work-related injury insurance, medical insurance and housing insurance. We are required under Chinese law to make contributions to employee benefit plans at specified percentages of the salaries, bonuses and certain allowances of our employees, up to a maximum amount specified by the local government from time to time.

We believe that we maintain a good working relationship with our employees and to date, we have not experienced any significant labor disputes.

Competition

The online financial platform industry in China is intensely competitive. In light of the low barriers of entry in this industry, more players may enter this market which would result in increased competition. We anticipate that more established internet, technology and financial services companies that possess large, existing user bases, substantial financial resources and established distribution channels may enter the market in the future. Based on our research conducted in the database of Wang Dai Zhi Jia (www.wdzj.com), a third-party information platform that specializes in providing information in China’s internet finance industry, we believe the following companies are our major competitors in the various business segments set forth below:

Shanghai Lujiazui International Financial Assets Trading Market Inc. (“Lujinsuo”)- Lujinsuo is the only financial assets trading information service platform that runs its business through the trading platform of the State Counsel of China. It provides investment and financing services to SMEs and individuals. As of June 30, 2017, it had approximately 31.2 million registered users. Lujinsuo offers what is known as “financial instruments beneficial rights transfer” information services to financial and non-financial companies. This is a process in which the borrowers (usually companies) pledge their bank acceptance bills, and then transfer the beneficial interests to investors. Lujinsuo’s role is an informational intermediary between the holders of bank acceptance bills and the investors.

Yirendai Ltd.(“Yirendai”) – Yirendai is a leading online consumer financial platform in China connecting investors and individual borrowers. According to Yirendai reports, they facilitated RMB 32.30 billion ($4.75 billion) in loans from their inception in March 2012 through December 31, 2016. According to the database of Wang Dai Zhi Jia, Yirendai facilitated RMB 3.22 billion (approximately $473 million) in loans in June 2017 and was ranked 10 in the industry. Leveraging the extensive experience of their parent company CreditEase, they have large client bases consisting of underserved investors and individual borrowers in China.

Beijing ZhongGuan Village RongHui Financial Information Service Co., Ltd. (“Huijinsuo”) – Huijinsuo is the internet finance platform owned by Sunshine Insurance Group, one of the Top 7 insurance companies in China. It focuses on providing financial assets trading information service to enterprises, financial institutions and individuals. It facilitated RMB 42.34 billion (approximately $6.22 billion) in transactions from 2014 to March 2017 and had 0.74 million registered users as of March 2017.

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Kaixindai Financing Service Jiangsu Co., Ltd. (“Kaixindai”) – Co-founded by China Development Bank, Kaixindai is a state-owned internet finance platform that aims at providing safe, stable and convenient internet lending intermediary services to SMEs and individuals. It facilitated RMB 41.88 billion (approximately $6.16 billion) in loans from December 2012 through June 2017. According to Wang Dai Zhi Jia, Kaixindai facilitated RMB 581.42 million (approximately $85.46 million) in loans in June 2017 and ranked 64 in the industry.

We also compete with other financial products and companies that attract borrowers, investors or both. With respect to borrowers, we compete with other online financial platforms and traditional financial institutions, such as financing business units in commercial banks, credit card issuers and other financing companies. With respect to investors, we primarily compete with other investment products and asset classes, such as equities, bonds, investment trust products, bank savings accounts and real estate.

Intellectual Property

Trademark

Our business is dependent on a combination of trademarks, trademark application, trade secrets and industry know-how, copyright and patent, in order to protect our intellectual property rights. We have submitted trademark and patent applications for “Benefactum Beijing” in mainland China.

Set forth below is a detailed description of our trademarks under application.

Country	Trademark	Application Number	Classes*	Status
Mainland China		19915412	9	In process
Mainland China		19915413	35	In process
Mainland China		19915414	36	In process
Mainland China		19915415	38	In process
Mainland China		19915411	42	In process
Mainland China		16773973	36	Approved
Mainland China		16774073	36	Approved
Mainland China		17945485	36	Approved
Mainland China		19915410	38	In process
Mainland China		22745837	9	In process
Mainland China		22746011	35	In process
Mainland China		22745940	42	In process
Mainland China		22746083	45	In process

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* Classes

Class 9

Scientific, nautical, surveying, photographic, cinematographic, optical, weighing, measuring, signaling, checking (supervision), life-saving and teaching apparatus and instruments; apparatus and instruments for conducting, switching, transforming, accumulating, regulating or controlling electricity; apparatus for recording, transmission or reproduction of sound or images; magnetic data carriers, recording discs; compact discs, DVDs and other digital recording media; mechanisms for coin-operated apparatus; cash registers, calculating machines, data processing equipment, computers; computer software; fire-extinguishing apparatus.

Class 35

Advertising; business management; business administration; office functions.

Class 36

Installment loans; capital investment; financial loans; financial evaluation (insurance, banking, real estate); financial service; financial management; mortgage loan; financial analysis; financial consultation; fund investment.

Class 38

Telecommunications services; chat room services; portal services; e-mail services; providing user access to the Internet; radio and television broadcasting.

Class 42

Scientific and technological services and research and design relating thereto; industrial analysis and research services; design and development of computer hardware and software; computer programming; installation, maintenance and repair of computer software; computer consultancy services; design, drawing and commissioned writing for the compilation of web sites; creating, maintaining and hosting the web sites of others; design services.

Patent

As of the date of this prospectus, we have submitted ten patent applications. Set forth below is a detailed description of our patents under application.

Country	Patent	Application Number	Type	Status
Mainland China	The Certifying System, Device and Method that Are Based on the Random Instructive Distribution	201610401023.2	Invention	In process
Mainland China	The Certifying System that Are Based on the Random Instructive Distribution	201620551196.8	Utility model	In process
Mainland China	The Random Encrypted Physical Information Block-Chain Secured Method, System and Device	201610401213.4	Invention	In process
Mainland China	The Random Encrypted Physical Information Block-Chain Secured Device	201620551307.5	Utility model	In process
Mainland China	The Community Block Polypeptide Chain and Intelligent Processing System	201610441383.5	Invention	In process
Mainland China	The Community Block Polypeptide Chain and Intelligent Processing Device	201610441834.5	Invention	In process
Mainland China	Physical Information Random Verification Block-Chain Secured Method, System and Device	201610472450.X	Invention	In process
Mainland China	The Certifying System, Device and Method that Are Based on the Local Node Random Instructive Distribution	201610479798.1	Invention	In process
Mainland China	A Block Chain Consensus and Synchronization Method, System and Device	201610501761.4	Invention	In process
Mainland China	Asymmetrical Encrypted Block Chain Identification Verification Method and Device	201610413635.3	Invention	In progress

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In addition, Benefactum Beijing operates an electronic online financial platform at our website www.hyjf.com.

Copyright

As of the date of this prospectus, we have registered with the National Copyright Administration of China six pieces of our artwork and received a Copyright Certificate for each of them. Set forth below is a detailed description of our copyrights.

Artwork Copyright

Country	Name of Work	Work	Registration Number	Type
Mainland China	Hui Ying Jin Fu (Whale)		2016 – F – 00288618	Artwork
Mainland China	Hui Ying Jin Fu APP		2016 – F – 00288617	Artwork
Mainland China	Jin Ding Hui Ju		2016 – F – 00337813	Artwork
Mainland China	Si Hai Yi Xin		2016 – F –00337814	Artwork
Mainland China	Zhong Guo Jin Kong		2016 – F – 00338579	Artwork
Mainland China	Hui Ju Tian Xia		2016 – F – 00338580	Artwork

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Software Copyright

Country	Name of Work	Date of First Publication and Date of Registration	Registration Number	Type
Mainland China	Hui Ying Jin Fu Financial Investment Platform	January 19, 2016; August 4, 2016	2016SR205944	Computer software

Mainland China	Hui Ying Jin Fu Investment Management System (WeChat version)	June 28, 2016; August 18, 2016	2016SR224313	Computer software

Mainland China	Hui Ying Jin Fu Mobile Client Access Software (Android)	March 20, 2016; August 18, 2016	2016SR224323	Computer software

Mainland China	Hui Ying Jin Fu Mobile Client Access Software (ios)	March 20, 2016; August 1, 2016	2016SR199404	Computer software
Mainland China	Hui Ying Jing Fu Internet Lending Information Intermediary Platform	January 19, 2016 May 4, 2017	2017SR156792	Computer software
Mainland China	Hui Ying Jin Fu Internet Lending Information Intermediary Platform(Android)	March 20, 2016 May 4, 2017	2017SR156783	Computer software
Mainland China	Hui Ying Jin Fu Internet Lending Information Intermediary Platform (IOS)	March 20, 2017 May 4, 2017	2017SR156674	Computer software
Mainland China	Hui Ying Jin Fu Internet Lending Information Intermediary Platform (WeChat version)	June 28, 2016 May 5, 2017	2017SR160200	Computer software
Mainland China	Hui Ying Jin Fu Information Data Management System	August 10, 2016 April 20, 2017	2017SR126893	Computer Software
Mainland China	Jin Rong Zhi Nan Intelligent Information Consulting Services Platform	December 28, 2016 April 20, 2017	2017SR126888	Computer Software

Domain Name

Benefactum Beijing has two domain names, www.hyjf.com and www.huiyingdai.com. Both domain names lead to one website,www.hyjf.com, and they have the same ICP Record No.: 13050958.

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Benefactum Beijing registered its website, www.hyjf.com, with the Ministry of Industry and Information Technology (Record No. 13050958) for the provision of non-commercial internet information services on August 28, 2015.

However, on August 17, 2016, The Interim Measures for the Administration of Business Activities of Online Lending Information Intermediaries (the “Interim Measures”) were promulgated with immediate effect and require all peer-to-peer lending platforms to apply for value-added telecommunications business licenses in accordance with the relevant provisions of telecommunications authorities after filing with a local financial regulator. Although the Interim Measures took effect on August 17, 2016, peer-to-peer platforms were given up to 12 months to adjust their practices to comply with them. Further in June 2017, the PBOC together with sixteen other PRC regulatory agencies jointly issued a notice titled the Notice on Further Improvement of Internet Finance Risk Rectification and Clearance Task, which, among other things, gave peer-to-peer platforms till end of June 2018 to adjust their practices to be compliant with the Interim Measures and in some complicated cases, up to two years for compliance upon approval by provincial government. For more details, please see “Regulations - Regulations on Value-Added Telecommunication Services” and “Regulations on Peer-to-Peer Lending Service Provider”).

Regulations

This section sets forth a summary of the most significant rules and regulations that affect our business activities in China.

As an online financial platform connecting investors with individual borrowers, we are regulated by various government authorities, including, among others:

•	the Ministry of Industry and Information Technology, or the MIIT, regulating the telecommunications and telecommunications-related activities, including, but not limited to, the internet information services and other value-added telecommunication services;

•	the People’s Bank of China, or the PBOC, as the central bank of China, regulating the formation and implementation of monetary policy, issuing the currency, supervising the commercial banks and assisting the administration of the financing;

•	China Banking Regulatory Commission, or the CBRC, regulating financial institutions and promulgating the regulations related to the administration of financial institutions.

•	the Ministry of Public Security, taking the lead in security supervision of the internet services of internet lending information intermediaries, and penalizing violations of laws and regulations on network security, and cracking down on financial crimes and relevant crimes involved in internet lending.

•	the State Internet Information Office, supervising financial information services and the content of internet information.

Regulations Relating to Foreign Investment

The Draft PRC Foreign Investment Law

In January 2015, the MOFCOM published a discussion draft of the proposed Foreign Investment Law for public review and comments. The draft law purports to change the existing “case-by-case” approval regime to a “filing or approval” procedure for foreign investments in China. The State Council will determine a list of industry categories that are subject to special administrative measures, which is referred to as a “negative list,” consisting of a list of industry categories where foreign investments are strictly prohibited, or the “prohibited list” and a list of industry categories where foreign investments are subject to certain restrictions, or the “restricted list.” Foreign investments in business sectors outside of the “negative list” will only be subject to a filing procedure, in contrast to the existing prior approval requirements, whereas foreign investments in any industry categories that are on the “restricted list” must apply for approval from the foreign investment administration authority.

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The draft for the first time defines a foreign investor not only based on where it is incorporated or organized, but also by using the standard of “actual control.” The draft specifically provides that entities established in China, but “controlled” by foreign investors will be treated as FIEs (“Foreign Invested Enterprises”). Once an entity is considered to be an FIE, it may be subject to the foreign investment restrictions in the “restricted list” or prohibitions set forth in the “prohibited list.” If an FIE proposes to conduct business in an industry subject to foreign investment restrictions in the “restricted list,” the FIE must go through a market entry clearance by the MOC before being established. If an FIE proposes to conduct business in an industry subject to foreign investment prohibitions in the “prohibited list,” it must not engage in the business. However, an FIE that conducts business in an industry that is in the “restricted list,” upon market entry clearance, may apply in writing for being treated as a PRC domestic investment if it is ultimately “controlled” by PRC government authorities and its affiliates and/or PRC citizens. In this connection, “control” is broadly defined in the draft law to cover the following summarized categories: (i) holding 50% or more of the voting rights of the subject entity; (ii) holding less than 50% of the voting rights of the subject entity but having the power to secure at least 50% of the seats on the board or other equivalent decision making bodies, or having the voting power to exert material influence on the board, the shareholders’ meeting or other equivalent decision making bodies; or (iii) having the power to exert decisive influence, via contractual or trust arrangements, over the subject entity’s operations, financial matters or other key aspects of business operations. According to the draft, variable interest entities would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors, and be subject to restrictions on foreign investments. However, the draft law has not taken a position on what actions will be taken with respect to the existing companies with the “variable interest entity” structure, whether or not these companies are controlled by Chinese parties.

The draft emphasizes on the security review requirements, whereby all foreign investments that jeopardize or may jeopardize national security must be reviewed and approved in accordance with the security review procedure. In addition, the draft imposes stringent ad hoc and periodic information reporting requirements on foreign investors and the applicable FIEs. Aside from investment implementation report and investment amendment report that are required at each investment and alteration of investment specifics, an annual report is mandatory, and large foreign investors meeting certain criteria are required to report on a quarterly basis. Any company found to be non-compliant with these information reporting obligations may potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible may be subject to criminal liabilities.

In September 2016, the Standing Committee of the National People’s Congress (the “SCNPC”) published The Decision on Amending Four Laws including the Law of the People’s Republic of China on Wholly Foreign-owned Enterprises (the “Decision”). According to the Decision, one provision is added to the Foreign Invested Enterprise Law, Sino-Foreign Joint Venture Law, Sino-Foreign Cooperative Enterprise Law and the Law on Protection of Investment by Taiwanese Compatriots. Under this new provision, foreign investments in business sectors outside of the “negative list” will only be subject to a filing procedure, in contrast to the existing prior approval requirements, whereas foreign investments in any industry categories that are on the “restricted list” must apply for approval from the foreign investment administration authority. This Decision means that the existing “case-by-case” approval regime has been changed to a “filing or approval” procedure for non-“negative list” foreign investments in China.

Also in September 2016, the MOC drafted The Provisional Measures for Filing Administration for the Establishment and Changes of Foreign-invested Enterprises for public review and comments.

The draft is now open for public review and comments. It is still uncertain when the draft would be signed into law and whether the final version would have any substantial changes from the draft. When the Foreign Investment Law becomes effective, the trio of existing laws regulating foreign investment in China, namely, the Sino-foreign Equity Joint Venture Enterprise Law, the Sino-foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-invested Enterprise Law, together with their implementation rules and ancillary regulations, will be abolished. See “Risk Factors—Risks related to Doing Business in China—”Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law”“.

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Industry Catalog Relating to Foreign Investment

Investment activities in the PRC by foreign investors are principally governed by the Guidance Catalog of Industries for Foreign Investment, or the Catalog, which was promulgated and is amended from time to time by the MOC and the National Development and Reform Commission. Industries listed in the Catalog are divided into three categories: encouraged, restricted and prohibited. Industries not listed in the Catalog are generally deemed as constituting a fourth “permitted” category. Establishment of wholly foreign-owned enterprises is generally allowed in encouraged and permitted industries. Some restricted industries are limited to equity or contractual joint ventures, while in some cases Chinese partners are required to hold the majority interests in such joint ventures. In addition, restricted category projects are subject to higher-level government approvals. Foreign investors are not allowed to invest in industries in the prohibited category. Industries not listed in the Catalog are generally open to foreign investment unless specifically restricted by other PRC regulations.

Our PRC subsidiary, Benefactum Shenzhen is mainly engaged in providing investment and financing consultations and technical services, which fall into the “encouraged” or “permitted” category under the Catalog. Benefactum Shenzhen has obtained all material approvals required for its business operations. However, industries such as value-added telecommunication services (except e-commerce), including internet information services, are restricted from foreign investment. We provide the value-added telecommunication services that are in the “restricted” category through our consolidated variable interest entity, Benefactum Beijing.

Regulations on Loans between Individuals

The PRC Contract Law governs the formation, validity, performance, enforcement and assignment of contracts. The PRC Contract Law confirms the validity of loan agreement between individuals and provides that the loan agreement becomes effective when the individual lender provides the loan to the individual borrower. The PRC Contract Law requires that the interest rates charged under the loan agreement must not violate the applicable provisions of the PRC laws and regulations. In accordance with the Provisions on Several Issues Concerning Laws Applicable to Trials of Private Lending Cases issued by the Supreme People’s Court on August 6, 2015, or the Private Lending Judicial Interpretations, which came into effect on September 1, 2015, private lending is defined as financing between individuals, legal entities and other organizations. When private loans between individuals are paid by wire transfer, through online peer-to-peer lending platforms or by other similar means, the loan contracts between individuals are deemed to be validated upon the deposit of funds to the borrower’s account. In the event that the loans are made through an online peer-to-peer lending platform and the platform only provides intermediary services, the courts shall dismiss the claims of the parties concerned against the platform demanding the repayment of loans by the platform as guarantors. However, if the online peer-to-peer lending service provider guarantees repayment of the loans as evidenced by its web page, advertisements or other media, or the court is provided with other proof, the lender’s claim alleging that the peer-to-peer lending service provider shall assume the obligations of a guarantor will be upheld by the courts. The Private Lending Judicial Interpretations also provide that agreements between the lender and borrower on loans with interest rates below 24% per annum are valid and enforceable. As to loans with interest rates per annum between 24% and 36%, if the interest on the loans has already been paid to the lender, and so long as such payment has not damaged the interest of the state, the community and any third parties, the courts will turn down the borrower’s request to demand the return of the interest payment. If the annual interest rate of a private loan is higher than 36%, the excess will not be enforced by the courts. A certain percentage of the loan transactions facilitated over our platform are between individuals currently. The fixed interest rates for the term loans on our platform currently range from 6.5% to 14%.The transaction fee rates we charge borrowers for our services range from 1.5% to 3%. The interest rate component, which is stipulated in the loan agreements, does not and is not expected to exceed the mandatory limit for loan interest rates. In addition, Private Lending Judicial Interpretations also provide that when a private lending contract is necessary for the purposes of production and business operations between legal persons, other organizations or between a legal person and other organization, unless circumstances under Article 52 of the Contract Law of the People's Republic of China and Article 14 of Private Lending Judicial Interpretations exist, if the party claims that the private lending contract is valid, the People's Court shall uphold such claim.

Pursuant to the PRC Contract Law, a creditor may assign its rights under an agreement to a third party, provided that the debtor is notified. Upon due assignment of the creditor’s rights, the assignee is entitled to the creditor’s rights and the debtor must perform the relevant obligations under the agreement for the benefit of the assignee. We operate a secondary loan market on our platform where investors can transfer the loans they hold to other investors before the loan reaches maturity. To facilitate the assignment of the loans, the loan agreement applicable to the lenders and borrowers specifically provides that a lender has the right to assign his/her rights under the loan agreement to any third parties and the borrower agrees to such assignment.

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In addition, according to the PRC Contract Law, an intermediation contract is a contract whereby an intermediary presents to its client an opportunity for entering into a contract or provides the client with other intermediary services in connection with the conclusion of a contract, and the client pays the intermediary service fees. Our business of connecting investors with individual borrowers may constitute intermediary service, and our service agreements with borrowers and investors may be deemed as intermediation contracts under the PRC Contract Law. Pursuant to the PRC Contract Law, an intermediary must provide true information relating to the proposed contract. If an intermediary conceals any material fact intentionally or provides false information in connection with the conclusion of the proposed contract, which results in harm to the client’s interests, the intermediary may not claim for service fees and is liable for the damages caused.

Regulations on Illegal Fund-Raising

Raising funds by entities or individuals from the general public must be conducted in strict compliance with applicable PRC laws and regulations to avoid administrative and criminal liabilities. The Measures for the Banning of Illegal Financial Institutions and Illegal Financial Business Operations promulgated by the State Council in July 1998, and the Notice on Relevant Issues Concerning the Penalty on Illegal Fund-Raising issued by the General Office of the State Council in July 2007, explicitly prohibit illegal public fund-raising. The main features of illegal public fund-raising include: (i) illegally soliciting and raising funds from the general public by means of issuing stocks, bonds, lotteries or other securities without obtaining the approval of relevant authorities, (ii) promising a return of interest or profits or investment returns in cash, properties or other forms within a specified period of time, and (iii) using a legitimate form to disguise the unlawful purpose.

To further clarify the criminal charges and punishments relating to illegal public fund-raising, the Supreme People’s Court promulgated the Judicial Interpretations to Issues Concerning Applications of Laws for Trial of Criminal Cases on Illegal Fund-Raising, or the Illegal Fund-Raising Judicial Interpretations, which came into force in January 2011. The Illegal Fund-Raising Judicial Interpretations provide that a public fund-raising will constitute a criminal offense related to “illegally soliciting deposits from the public” under the PRC Criminal Law, if it meets all the following four criteria: (i) the fund-raising has not been approved by the relevant authorities or is concealed under the guise of legitimate acts; (ii) the fund-raising employs general solicitation or advertising such as social media, promotion meetings, leafleting and SMS advertising; (iii) the fundraiser promises to repay, after a specified period of time, the capital and interests, or investment returns in cash, properties in kind and other forms; and (iv) the fund-raising targets at the general public as opposed to specific individuals. An illegal fund-raising activity will be fined or prosecuted in the event that it constitutes a criminal offense. Pursuant to the Illegal Fund-Raising Judicial Interpretations, an offender that is an entity will be subject to criminal liabilities, if it illegally solicits deposits from the general public or illegally solicits deposits in disguised form (i) with the amount of deposits involved exceeding RMB1,000,000 (approximately $146,985), (ii) with over 150 fund-raising targets involved, or (iii) with the direct economic loss caused to fund-raising targets exceeding RMB500,000 (approximately $73,493), or (iv) the illegal fund-raising activities have caused baneful influences to the public or have led to other severe consequences. An individual offender is also subject to criminal liabilities but with lower thresholds. In addition, an individual or an entity who has aided in illegal fund-raising from the general public and charges fees including but not limited to agent fees, rewards, rebates and commission, constitute an accomplice of the crime of illegal fund-raising. In accordance with the Opinions of the Supreme People’s Court, the Supreme People’s Procurator and the Ministry of Public Security on Several Issues concerning the Application of Law in the Illegal Fund-Raising Criminal Cases, the administrative proceeding for determining the nature of illegal fund-raising activities is not a prerequisite procedure for the initiation of criminal proceeding concerning the crime of illegal fund-raising, and the administrative departments’ failure in determining the nature of illegal fund-raising activities does not affect the investigation, prosecution and trial of cases concerning the crime of illegal fund-raising.

We have taken measures to avoid conducting any activities that are prohibited under the illegal-funding related laws and regulations. We act as a platform for borrowers and investors and are not a party to the loans facilitated through our platform. In addition, we do not directly receive any funds from investors in our own accounts as funds loaned through our platform are deposited into and settled by a third-party online payment service Hui Fu Tian Xia Limited Company.

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Regulations on Peer-to-Peer Lending Service Provider

In July 2015, ten PRC central government ministries and regulators, including the PBOC, the CBRC, the Ministry of Finance, the Ministry of Public Security and the Cyberspace Administration of China, together released the Guidelines to Promote the Healthy Growth of Internet Finance (the “Guidelines”), which identified the CBRC as the supervisory regulator for the online lending industry. According to the Guidelines, online marketplace lending platforms shall only serve as intermediaries to provide information services to borrowers and investors, and shall not provide credit enhancement services or illegally conduct fundraising. The Guidelines also outlined certain regulatory propositions, which would require Internet finance companies, including marketplace lending platforms, to (i) complete website registration procedures with the administrative departments overseeing telecommunications; (ii) use banking financial institutions’ depository accounts to hold lending capital, and engage an independent auditor to audit such accounts and publish audit results to customers; (iii) improve the disclosure of operational and financial information, provide sufficient risk disclosure, and set up thresholds for qualified investors to provide better protections to investors; (iv) enhance online security management to protect customers’ personal and transactional information; and (v) take measures against anti-money laundering and other financial crimes.

In August 2016, the CBRC, the MIIT, the Ministry of Public Security and the State Internet Information Office jointly promulgated the Interim Measures. Apart from what had already been emphasized in the Guidelines and other previously released guidance, the Interim Measures include (i) general principles; (ii) filing administration; (iii) business rules and risk management guidelines; (iv) protection measures for investors and borrowers; (v) rules on information disclosure; (vi) supervision and administrative mechanisms; and (vii) legal liabilities.

Under the general principles and filing administration sections, the Interim Measures provide that online lending intermediaries shall not engage in credit enhancement services, direct or indirect cash concentration or illegal fundraising. The sections also stipulate a supervisory system and list the administrative responsibilities of different supervisory authorities, including the CBRC and its local counterpart and local financial regulators. Furthermore, these sections require online lending intermediaries to file with the local financial regulators, to apply for value-added telecommunications business licenses thereafter in accordance with the provisions of the relevant telecommunications authorities and to include serving as an Internet lending information intermediary in its business scope.

Under the business rules and risk management guidelines section, the Interim Measures stipulate that online lending intermediaries shall not engage in or be commissioned to engage in thirteen prohibited activities, including: (i) directly or indirectly financing its own projects; (ii) directly or indirectly receiving or collecting lenders’ funds; (iii) directly or indirectly offering guarantees to lenders or guaranteeing principal and interest payments; (iv) commissioning or authorizing a third party to advertise or promote financing projects at any physical locations other than through electronic channels such as the Internet and mobile phones; (v) providing loans (unless otherwise permitted by laws and regulations); (vi) dividing the term of financing projects; (vii) offering its own wealth management products or other financial products to raise funds or act as a proxy in the selling of banks’ wealth management products, brokers’ asset management products, funds, insurance or trust products; (viii) providing services similar to asset-based securitization services or conducting credit assignment activities in the form of asset packaging, asset securitization, asset trusts or fund shares; (ix) mixing with, bundling with or acting as a proxy in relation to investment, sales agent and brokerage services of other businesses (unless permitted by laws and regulations); (x) fabricating or exaggerating the authenticity or earnings outlook of a financing project, concealing its flaws and risks, falsely advertising or promoting a project with intentional ambiguity or other deceptive means, or spreading false or incomplete information to damage the commercial reputation of others, or to mislead lenders or borrowers; (xi) providing intermediary services for loans used to invest in high-risk financing projects such as stocks, over-the-counter margin financing, futures contracts, structured products and other derivatives; (xii) operating equity-based crowd-funding; and (xiii) other activities prohibited by laws and regulations. The Interim Measures, under the business rules and risk management section, also stipulate specific obligations or business principles of online lending intermediaries, including but not limited to online dispute resolution services, examination and verification functions, anti-fraud measures, risk education and training, information reporting, anti-money laundering, anti-terrorist financing, systems, facilities and technologies, service fees, electronic signatures and loan management. In addition, the Interim Measures stipulate that online lending intermediaries shall not operate businesses other than risk management and necessary business processes such as information collection and confirmation, post-loan tracking and pledge management in accordance with online-lending regulations, via offline physical locations. Furthermore, the Interim Measures provide that online lending intermediaries shall, based on their risk management capabilities, set upper limits on the loan balance of a single borrower borrowing both from one online lending intermediary and from all online lending intermediaries. In the case of natural persons, this limit shall not be more than RMB200,000 (approximately $29,397) for one online lending intermediary and not more than RMB1 million (approximately $146,985) in total from all platforms, while the limit for a legal person or organization shall not be more than RMB1 million (approximately $146,985) for one online lending intermediary and not more than RMB5 million (approximately $734,927) in total from all platforms.

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In the protection for investors and borrowers section, the Interim Measures require that online lending intermediaries (i) separate their own capital from funds received from lenders and borrowers and (ii) select a qualified banking financial institution as their funding depository institution, which shall perform depository and administration responsibilities as required. In the remaining sections, the Interim Measures provide for other miscellaneous requirements for online lending intermediaries, including but not limited to, risk assessment and disclosure, auditing and authentication, industry association, reporting obligations, information security and disclosure and legal liabilities. Online lending intermediaries established prior to the effectiveness of the Interim Measures have a transition period of twelve months to rectify any activities that are non-compliant with the Interim Measures, except with respect to criminal activity, which must be terminated immediately.

In October 2016, several regulations on Internet finance were publicly announced, including but not limited to, the Notice of the General Office of the State Council on the Issuance of Special Rectification Implementation Plan regarding Internet Finance, Special Rectification Implementation Plan regarding Online Marketplace Lending Risks, Special Rectification Implementation Plan for Risks of Asset Management Business through the Internet and Trans-subject Business, Special Rectification Implementation Plan for Risks regarding Non-Bank Payment Institutions, Special Rectification Implementation Plan for Risks of Internet Financing Advertising and Financial Activities in the form of financial investment (together the “Special Rectification Implementation Plans”). The Special Rectification Implementation Plans emphasize principles and rules in related to Internet financial regulations, and stipulate that (i) “look-through” supervision method shall be adopted, and (ii) companies in the same group that hold a number of financial business qualifications shall not violate rules of related party transactions and other related business regulations.

In November 2016, the CBRC, the MIIT and the Industry and Commerce Administration Department, jointly issued the Guidance to the Administration of Filling and Registration of Online Lending Information Intermediaries, or the Guidance of Administration, which provides the general filing rules for online lending intermediaries, and delegates the filing authority to local financial authorities. The Guidance of Administration sets forth that online lending intermediaries are approved locally. Under the general filing procedures for online lending intermediaries, before an filing application is submitted to local financial regulators, the online lending intermediaries may be required to: (i) rectify any breach of applicable regulations as required by local financial regulators; and (ii) apply to the Industry and Commerce Administration Department to amend or register such entity’s the business scope.

The CBRC also authorizes local financial regulators to make detailed implementation rules regarding filing procedures. However, relevant local financial regulators are also in the process of making such implementation rules, which may require us to complete filing records under such future requirements within a grace period.

In February 2017, the CBRC released the Guidance to regulate funds depositories for online lending intermediaries. The Guidance defines depositories as commercial banks that provide online lending fund depository services, and stipulates that the depositories shall not be engaged in offering any guarantee, including: (i) offering guarantees for lending transaction activities conducted by online lending intermediaries, or undertaking any liability for breach of contract related to such activities; (ii) offering guarantees to lenders, guarantying principal and dividend payments or bearing the risks associated with fund lending operations for lenders.

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The Guidance also stipulates certain conditions that must be met before depositories are entitled to develop an online lending fund depository business, including: (i) having a good credit record and not having been included on the List of Enterprises with Abnormal Operations or the List of Enterprises with Serious Illegal and Dishonest Acts; (ii) satisfying various requirements relating to the technological systems of such entity’s depository fund business and general operations, including but not limited to assuming fund administration responsibilities and not outsourcing or assigning such entity’s responsibilities to third parties to set up accounts, process trading information or verify trading passwords; and (iii) setting up special deposit accounts to hold online lending capital and sub-accounts for online lenders and borrowers as well as guarantors, and in order to assure fund security, use separate accounts to hold private capital of online lending intermediaries. In addition, the Guidance prohibits depositories from outsourcing or assigning their responsibilities to set up capital accounts, deal with transaction information, verify trading passwords and various other services to third parties, provided, however, that certain cooperation regarding payment services with third-party payment companies and depository banks is permitted in accordance with clarifications by the CBRC.

Apart from the requirements set forth in the Interim Measures and the Guidance of Administration, the Guidance imposes certain responsibilities on online lending intermediaries, including requiring them to enter into fund depository agreements with only one commercial bank to provide fund depository services, organize independent auditing on funds depository accounts of borrowers and investors and various other services. The Guidance also provides that online lending intermediaries are permitted to develop an online lending fund depository business only after satisfying certain conditions, including: (i) completing registration, filing records and obtaining a business license from the Industry and Commerce Administration Department; (ii) filing records with the local financial regulator; and (iii) applying for a corresponding value-added telecommunications business license pursuant with the relevant telecommunication authorities. The Guidance also requires online lending intermediaries to perform various obligations, and prohibits them advertising their services with the information of their depository except for in accordance with necessary exposure requirements, the interpretation and applicability of which is unclear, as well as oversight requirements. The Guidance also raises other business standards and miscellaneous requirements for depositories and online lending intermediaries as well. Online lending intermediaries and commercial banks conducting the online depository services prior to the effectiveness of the Guidance have a six-month grace period to rectify any activities not in compliance with the Guidance.

In March 2017, the Office of Task Force Responsible for Special Rectification of Risks in Internet Finance in Beijing issued Notice for Factual Acknowledge by and Rectification of Online Lending Information Intermediaries in Beijing (the “Notice”), pursuant to which, P2P platforms in Beijing are prohibited from setting up risk reserve fund or security fund for the purpose of providing guarantees to loans or promoting to investors regarding such types of funds. P2P platforms in Beijing have the same transition period to be compliant with the Notice as set forth in the Interim Measures.

Some elements of our marketplace may not currently be operating in full compliance with the Guidelines, the rules proposed by the Interim Measures and other principles that have been announced in recent years. Moreover, the Interim Measures also stipulated a 12-month transition period from the time of its effectiveness for online lending intermediaries to adjust their business models.

In addition, pursuant to the Guideline of CBRC on Risk Prevention and Control in Banking Industry promulgated by CBRC on April 7, 2017, the promotion for the special risk rectification for internet lending platform (P2P) shall be continued. Internet lending intermediaries shall not market the borrowers who do not have the repayment ability; and they are also prohibited to provide Internet loan services to university students who are under the age of 18. It is also emphasized that the advertisement and sales which are fraud or false shall be prohibited.

In June 2017, the PBOC together with sixteen other PRC regulatory agencies jointly issued a notice titled the Notice on Further Improvement of Internet Finance Risk Rectification and Clearance Task, or the Task Notice. The Task Notice, among other things, gave peer-to-peer platforms till end of June 2018 to adjust their practices to be compliant with the Interim Measures and in some complicated cases, up to two years for compliance upon approval by provincial government. During such compliance period, no new non-compliant activities shall be practiced and existing non-compliant practices shall gradually drop down to nil.

Foreign Investment in Value-Added Telecommunication Services

The Provisions on Administration of Foreign Invested Telecommunications Enterprises promulgated by the State Council in December 2001 and subsequently amended in September 2008 prohibit a foreign investor from owning more than 50% of the total equity interest in any value-added telecommunications service business in China and require the major foreign investor in any value-added telecommunications service business in China have a good and profitable record and operating experience in this industry. The Guidance Catalog of Industries for Foreign Investment amended in 2015 and Circular 196 promulgated by MIIT in June 2015 allow a foreign investor to own more than 50% of the total equity interest in an E-Commerce business.

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In July 2006, the Ministry of Information Industry, the predecessor of MIIT, issued the Circular on Strengthening the Administration of Foreign Investment in the Operation of Value-added Telecommunications Business, pursuant to which a domestic PRC company that holds an operating license for value-added telecommunications business is prohibited from leasing, transferring or selling such license to foreign investors in any form and from providing any assistance, including resources, sites or facilities, to foreign investors that conduct a value-added telecommunications business illegally in China. Further, the domain names and registered trademarks used by an operating company providing value-added telecommunications services must be legally owned by that company or its shareholders. In addition, the value-added telecommunication business license holder must have the necessary facilities for its approved business operations and to maintain the facilities in the regions covered by its license.

In light of the above restrictions and requirements, we operate our website through Benefactum Beijing, our consolidated variable interest entity. Benefactum Beijing registered its website www.hyjf.com with the Ministry of Industry and Information Technology (Record No. 13050958) for the provision of non-commercial internet information services on August 28, 2015.

The Interim Measures took effect immediately on August 17, 2016 and the regulations now explicitly require peer-to-peer lending platforms to apply for value-added telecommunication business licenses for providing telecommunication services. An online lending intermediary information agency is not allowed to provide telecommunication services without such licenses. Further in June 2017, the PBOC together with sixteen other PRC regulatory agencies jointly issued a notice titled the Notice on Further Improvement of Internet Finance Risk Rectification and Clearance Task, which, among other things, gave peer-to-peer platforms till end of June 2018 to adjust their practices to be compliant with the Interim Measures and in some complicated cases, up to two years for compliance upon approval by provincial government. We plan to apply for the appropriate value-added telecommunication business license immediately after we have rectified incompliance with applicable regulations as required by local financial regulators, provided that the relevant telecommunication authority clarifies which sub-set of telecommunication business certificates need to be obtained by online lending platforms and how to apply for such certificate.

Anti-Money Laundering Regulations

The PRC Anti-money Laundering Law, which became effective in January 2007, sets forth the principal anti-money laundering requirements applicable to financial institutions as well as non-financial institutions with anti-money laundering obligations, including the adoption of precautionary and supervisory measures, establishment of various systems for client identification, retention of clients’ identification information and transactions records, and reports on large transactions and suspicious transactions. According to the PRC Anti-money Laundering Law, financial institutions subject to the PRC Anti-money Laundering Law include banks, credit unions, trust investment companies, stock brokerage companies, futures brokerage companies, insurance companies and other financial institutions as listed and published by the State Council, while the list of the non-financial institutions with anti-money laundering obligations will be published by the State Council. The PBOC and other governmental authorities issued a series of administrative rules and regulations to specify the anti-money laundering obligations of financial institutions and certain non-financial institutions, such as payment institutions. However, the State Council has not promulgated the list of the non-financial institutions with anti-money laundering obligations.

The Guidelines jointly released by ten PRC regulatory agencies in July 2015, purport, among other things, to require internet finance service providers, including online peer-to-peer lending platforms, to comply with certain anti-money laundering requirements, including the establishment of a customer identification program, the monitoring and reporting of suspicious transactions, the preservation of customer information and transaction records, and the provision of assistance to the public security department and judicial authority in investigations and proceedings in relation to anti-money laundering matters. The PBOC will formulate implementing rules to further specify the anti-money laundering obligations of internet finance service providers.

The Interim Measures require the online lending information intermediaries to comply with anti-money laundering and antiterrorism fund raising requirements, including identifying their clients, reporting suspicious transactions, documenting and storing client identification information and transaction records. We cannot assure you that our current risk control procedures will be deemed to be in full compliance with any anti-money laundering laws and regulations that may become applicable to us in the future.

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Regulations on Value-Added Telecommunication Services

The Telecommunications Regulations promulgated by the State Council and its related implementation rules, including the Catalog of Classification of Telecommunications Business issued by the MIIT, categorize various types of telecommunications and telecommunications-related activities into basic or value-added telecommunications services, and internet information services, or ICP services, are classified as value-added telecommunications businesses. In 2009, the MIIT promulgated the Administrative Measures on Telecommunications Business Operating Licenses, which set forth more specific provisions regarding the types of licenses required to operate value-added telecommunications services, the qualifications and procedures for obtaining such licenses and the administration and supervision of such licenses. Under these regulations, a commercial operator of value-added telecommunications services must first obtain a license for value-added telecommunications business from the MIIT or its provincial level counterparts.

The Guidelines jointly released by ten PRC regulatory agencies in July 2015, purport, among other things, to require internet finance service providers, including online peer-to-peer lending platforms, to complete registration with the relevant local counterpart of the MIIT in accordance with implementation regulations that may be promulgated by the MIIT or/and the Office for Cyberspace Affairs pursuant to the Guidelines. On August 17, 2016, the Interim Measures were promulgated to implement and enforce the principles set out in the Guidelines.

Pursuant to the Circular issued on November 28, 2016, internet lending information intermediaries are required to register with the local financial regulatory agency and with such registration, they can apply for the value-added telecommunication business licenses in accordance with the relevant provisions of the telecommunication department.

As discussed above, Benefactum Beijing, our consolidated variable interest entity, does not have the value-added telecommunication business license yet. Because the Interim Measures took effect immediately on August 17, 2016, peer-to-peer lending platforms are required to hold licenses for providing telecommunication services. Although the Interim Measures took effect immediately on August 17, 2016, peer-to-peer platforms were given a year to adjust their practices to comply with them. Further in June 2017, the PBOC together with sixteen other PRC regulatory agencies jointly issued a notice titled the Notice on Further Improvement of Internet Finance Risk Rectification and Clearance Task, which, among other things, gave peer-to-peer platforms till end of June 2018 to adjust their practices to be compliant with the Interim Measures and in some complicated cases, up to two years for compliance upon approval by provincial government.

Regulations on Internet Information Security

Internet information in China is also regulated and restricted from a national security standpoint. The National People’s Congress, China’s national legislative body, has enacted the Decisions on Maintaining Internet Security, which may subject violators to criminal punishment in China for any effort to: (i) gain improper entry into a computer or system of strategic importance; (ii) disseminate politically disruptive information; (iii) leak state secrets; (iv) spread false commercial information; or (v) infringe intellectual property rights. The Ministry of Public Security has promulgated measures that prohibit use of the internet in ways which, among other things, result in a leakage of state secrets or a spread of socially destabilizing content. If an internet information service provider violates these measures, the Ministry of Public Security and the local security bureaus may revoke its operating license and shut down its websites.

In addition, the Guidelines jointly released by ten PRC regulatory agencies in July 2015 purport, among other things, to require internet finance service providers, including peer-to-peer lending platforms, to improve technology security standards, and safeguard customer and transaction information. The PBOC and other relevant regulatory authorities will jointly adopt the implementing rules and technology security standards.

On November 7, 2016, the Standing Committee of the National People’s Congress released the Cyber Security Law, which will take effect on June 1, 2017. The Cyber Security Law requires network operators to perform certain functions related to cyber security protection and the strengthening of network information management. For instance, under the Cyber Security Law, network operators of key information infrastructure generally shall, during their operations in the PRC, store the personal information and important data collected and produced within the territory of PRC.

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Regulations on Internet Advertising

The Interim Measures for Administration of Internet Advertising, or the Internet Advertising Measures, were adopted by the State Administration for Industry and Commerce and became effective on September 1, 2016. The Internet Advertising Measures regulate Internet advertising activities. According to the Internet Advertising Measures, Internet advertisers are responsible for the authenticity of the content of advertisements. The identity, administrative license, cited information and other certificates that advertisers are required to obtain in publishing Internet advertisements shall be true and valid. Internet advertisements shall be distinguishable and prominently marked as “advertisements” in order to enable consumers to identify them as advertisements. Publishing and circulating advertisements through the Internet shall not affect the normal use of the Internet by users. It is not allowed to induce users to click on the content of advertisements by any fraudulent means, or to attach advertisements or advertising links in the emails without permission. The Internet Advertising Measures also impose several restrictions on the forms of advertisements and activities used in advertising. “Internet advertising” as defined in the Internet Advertising Measures refers to commercial advertisements that directly or indirectly promote goods or services through websites, web pages, Internet applications or other Internet media in various forms, including texts, pictures, audio clips and videos. Where Internet advertisements are not identifiable and marked as “advertisements”, a fine of not more than RMB100,000 (approximately $14,699) may be imposed in accordance with Advertising Law. A fine ranging from RMB5,000 (approximately $735) to RMB30,000 (approximately $4,410) may be imposed for any failure to provide a prominently marked “CLOSE” button to ensure “one-click closure”. Advertisers who induce users to click on the content of advertisements by fraudulent means or without permission, attach advertisements or advertising links in the emails shall be imposed a fine ranging from RMB10,000 (approximately $1,470) to RMB30,000 (approximately $4,410). We are in the process of complying with the new Internet Advertising Measures during our advertising activities.

Regulations on Privacy Protection

In recent years, PRC government authorities have enacted laws and regulations on internet use to protect personal information from any unauthorized disclosure. Under the Several Provisions on Regulating the Market Order of Internet Information Services, issued by the MIIT in December 2011, an ICP service operator may not collect any user personal information or provide any such information to third parties without the consent of a user. An ICP service operator must expressly inform the users of the method, content and purpose of the collection and processing of such user personal information and may only collect such information necessary for the provision of its services. An ICP service operator is also required to properly maintain the user personal information, and in case of any leak or likely leak of the user personal information, the ICP service operator must take immediate remedial measures and, in severe circumstances, make an immediate report to the telecommunications regulatory authority. In addition, pursuant to the Decision on Strengthening the Protection of Online Information issued by the Standing Committee of the National People’s Congress in December 2012 and the Order for the Protection of Telecommunication and Internet User Personal Information issued by the MIIT in July 2013, any collection and use of user personal information must be subject to the consent of the user, abide by the principles of legality, rationality and necessity and be within the specified purposes, methods and scopes. An ICP service operator must also keep such information strictly confidential, and is further prohibited from divulging, tampering or destroying of any such information, or selling or providing such information to other parties. An ICP service operator is required to take technical and other measures to prevent the collected personal information from any unauthorized disclosure, damage or loss. Any violation of these laws and regulations may subject the ICP service operator to warnings, fines, confiscation of illegal gains, revocation of licenses, cancellation of filings, closedown of websites or even criminal liabilities. The Guidelines jointly released by ten PRC regulatory agencies in July 2015 also prohibit internet finance service providers, including online peer-to-peer lending platforms, from illegally selling or disclosing customers’ personal information. The PBOC and other relevant regulatory authorities will jointly adopt the implementing rules. Pursuant to the Ninth Amendment to the Criminal Law issued by the Standing Committee of the National People’s Congress in August 2015 and becoming effective in November, 2015, any internet service provider that fails to fulfill the obligations related to internet information security administration as required by applicable laws and refuses to rectify upon orders, shall be subject to criminal penalty for the result of (i) any dissemination of illegal information on a large scale; (ii) any severe effect due to the leakage of the client’s information; (iii) any serious loss of criminal evidence; or (iv) other severe situation, and any individual or entity that (i) sells or provides personal information to others in a way violating the applicable law, or (ii) steals or illegally obtain any personal information, shall be subject to criminal penalty in a severe situation.

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In operating our online platform, we collect certain personal information from borrowers and investors, and also need to share the information with our business partners such as third-party online payment service and third-party cooperative partners for the purpose of facilitating loan transactions between borrowers and investors over our platform. We have obtained consent from the borrowers and investors on our platform to collect and use their personal information, and have also established information security systems to protect the user information and privacy. However, as the implementing rules of the Guidelines have not been published, there is uncertainty as to how the requirements for protecting customers’ personal information in the Guidelines will be interpreted and implemented. We cannot assure you that our existing policies and procedures will be deemed to be in full compliance with any laws and regulations that may become applicable to us in the future.

Regulation on Intellectual Property Rights

Patent. Patents in the PRC are principally protected under the Patent Law of the PRC. The duration of a patent right is either 10 years or 20 years from the date of application, depending on the type of patent right.

Copyright. Copyright in the PRC, including copyrighted software, is principally protected under the Copyright Law of the PRC and related rules and regulations. Under the Copyright Law, the term of protection for copyrighted software is 50 years.

Trademark. Registered trademarks are protected under the Trademark Law of the PRC and related rules and regulations. Trademarks are registered with the Trademark Office of the SAIC. Where registration is sought for a trademark that is identical or similar to another trademark which has already been registered or given preliminary examination and approval for use in the same or similar category of commodities or services, the application for registration of such trademark may be rejected. Trademark registrations are effective for a renewable ten-year period, unless otherwise revoked.

Domain names. Domain name registrations are handled through domain name service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration.

Regulations Relating to Dividend Withholding Tax

Pursuant to the Enterprise Income Tax Law and its implementation rules, if a non-resident enterprise has not set up an organization or establishment in the PRC, or has set up an organization or establishment but the income derived has no actual connection with such organization or establishment, it will be subject to a withholding tax on its PRC-sourced income at a rate of 10%. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the withholding tax rate in respect to the payment of dividends by a PRC enterprise to a Hong Kong enterprise is reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements, or Circular 81, a Hong Kong resident enterprise must meet the following conditions, among others, in order to enjoy the reduced withholding tax: (i) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (ii) it must have directly owned such percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. There are also other conditions for enjoying the reduced withholding tax rate according to other relevant tax rules and regulations. In August 2015, the State Administration of Taxation promulgated the Administrative Measures for Non-Resident Taxpayers to Enjoy Treatments under Tax Treaties, or Circular 60, which became effective on November 1, 2015. Circular 60 provides that non-resident enterprises are not required to obtain pre-approval from the relevant tax authority in order to enjoy the reduced withholding tax rate. Instead, non-resident enterprises and their withholding agents may, by self-assessment and on confirmation that the prescribed criteria to enjoy the tax treaty benefits are met, directly apply the reduced withholding tax rate, and file necessary forms and supporting documents when performing tax filings, which will be subject to post-tax filing examinations by the relevant tax authorities. Accordingly, Benefactum Sino, our Hong Kong subsidiary, may be able to enjoy the 5% withholding tax rate for the dividends they receive from Benefactum Shenzhen, our PRC subsidiary, if it satisfies the conditions prescribed under Circular 81 and other relevant tax rules and regulations. However, according to Circular 81 and Circular 60, if the relevant tax authorities consider the transactions or arrangements we have are for the primary purpose of enjoying a favorable tax treatment, the relevant tax authorities may adjust the favorable withholding tax in the future.

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Regulations Relating to Foreign Exchange

Regulation on Foreign Currency Exchange

The principal regulations governing foreign currency exchange in China are the Foreign Exchange Administration Regulations, most recently amended in August 2008. Under the PRC foreign exchange regulations, payments of current account items, such as profit distributions, interest payments and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from SAFE by complying with certain procedural requirements. By contrast, approval from or registration with appropriate government authorities is required where RMB is to be converted into foreign currency and remitted out of China to pay capital account items, such as direct investments, repayment of foreign currency-denominated loans, repatriation of investments and investments in securities outside of China. On February 28, 2015, the SAFE promulgated the Notice on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Notice 13. After SAFE Notice 13 became effective on June 1, 2015, instead of applying for approvals regarding foreign exchange registrations of foreign direct investment and overseas direct investment from SAFE, entities and individuals will be required to apply for such foreign exchange registrations from qualified banks. The qualified banks, under the supervision of the SAFE, will directly examine the applications and conduct the registration.

In August 2008, SAFE issued the Circular on the Relevant Operating Issues Concerning the Improvement of the Administration of the Payment and Settlement of Foreign Currency Capital of Foreign-Invested Enterprises, or SAFE Circular 142, regulating the conversion by a foreign-invested enterprise of foreign currency-registered capital into RMB by restricting how the converted RMB may be used. SAFE Circular 142, provides that the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable government authority and may not be used for equity investments within the PRC. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of foreign-invested enterprises. The use of such RMB capital may not be changed without SAFE’s approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. Violations may result in severe monetary or other penalties.

In November 2012, SAFE promulgated the Circular of Further Improving and Adjusting Foreign Exchange Administration Policies on Foreign Direct Investment, which substantially amends and simplifies the current foreign exchange procedure. Pursuant to this circular, the opening of various special purpose foreign exchange accounts, such as pre-establishment expenses accounts, foreign exchange capital accounts and guarantee accounts, the reinvestment of RMB proceeds derived by foreign investors in the PRC, and remittance of foreign exchange profits and dividends by a foreign-invested enterprise to its foreign shareholders no longer require the approval or verification of SAFE, and multiple capital accounts for the same entity may be opened in different provinces, which was not possible previously. In addition, SAFE promulgated another circular in May 2013, which specifies that the administration by SAFE or its local branches over direct investment by foreign investors in the PRC must be conducted by way of registration and banks must process foreign exchange business relating to the direct investment in the PRC based on the registration information provided by SAFE and its branches.

In July 2014, SAFE issued SAFE Circular 36, which purports to reform the administration of settlement of the foreign exchange capitals of foreign-invested enterprises in certain designated areas on a trial basis. Under the pilot program, some of the restrictions under SAFE Circular 142 will not apply to the settlement of the foreign exchange capitals of the foreign-invested enterprises established within the designated areas and the enterprises are allowed to use its RMB capital converted from foreign exchange capitals to make equity investment. On March 30, 2015, the SAFE promulgated Circular 19, to expand the reform nationwide. Circular 19 came into force and replaced both Circular 142 and Circular 36 on June 1, 2015. Circular 19 allows foreign-invested enterprises to make equity investments by using RMB fund converted from foreign exchange capital. However, Circular 19 continues to, prohibit foreign-invested enterprises from, among other things, using RMB fund converted from its foreign exchange capitals for expenditure beyond its business scope, providing entrusted loans or repaying loans between non-financial enterprises.

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On January 26, 2017, SAFE issued SAFE Circular 3, which stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including (i) under the principle of genuine transaction, banks shall check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements; and (ii) domestic entities shall hold income to account for previous years’ losses before remitting the profits. Moreover, pursuant to SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

Regulations on Dividend Distribution

Under our current corporate structure, our Nevada holding company may rely on dividend payments from Benefactum Shenzhen, which is a wholly foreign-owned enterprise incorporated in China, to fund any cash and financing requirements we may have. The principal regulations governing distribution of dividends of foreign-invested enterprises include the Foreign-Invested Enterprise Law, as amended in October 2000, and its implementation rules. Under these laws and regulations, wholly foreign-owned enterprises in China may pay dividends only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, wholly foreign-owned enterprises in China are required to allocate at least 10% of their respective accumulated profits each year, if any, to fund certain reserve funds until these reserves have reached 50% of the registered capital of the enterprises. Wholly foreign-owned companies may, at their discretion, allocate a portion of their after-tax profits based on PRC accounting standards to staff welfare and bonus funds. These reserves are not distributable as cash dividends.

Regulations on Overseas Listings

Six PRC regulatory agencies, including the CSRC, jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, or the M&A Rules, which became effective in September 2006. The M&A Rules, among other things, require offshore special purpose vehicles, or SPVs, formed for overseas listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals, to obtain the approval of the CSRC prior to publicly listing their securities on an overseas stock exchange.

While the application of the M&A Rules remains unclear, we believe, based on the advice of our PRC counsel, we are not required to submit an application to the CSRC for the approval of the listing because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation, and (ii) we did not acquire any equity interest or assets of a "PRC domestic company" as such term is defined under the M&A Rules, and (iii) there is no statutory provision that clearly classifies the contractual arrangement among our WFOE, and our PRC varies interest entity, Benefactum Beijing and its shareholders as transactions regulated by the M&A Rules.. However, as there has been no official interpretation or clarification of the M&A Rules, there is uncertainty as to how this regulation will be interpreted or implemented.

Regulations Relating to Employment

The PRC Labor Law and the Labor Contract Law require that employers must execute written employment contracts with full-time employees. If an employer fails to enter into a written employment contract with an employee within one year from the date on which the employment relationship is established, the employer must rectify the situation by entering into a written employment contract with the employee and pay the employee twice the employee’s salary for the period from the day following the lapse of one month from the date of establishment of the employment relationship to the day prior to the execution of the written employment contract. All employers must compensate their employees with wages equal to at least the local minimum wage standards. Violations of the PRC Labor Law and the Labor Contract Law may result in the imposition of fines and other administrative sanctions, and serious violations may result in criminal liabilities.

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Enterprises in China are required by PRC laws and regulations to participate in certain employee benefit plans, including social insurance funds, namely a pension plan, a medical insurance plan, an unemployment insurance plan, a work-related injury insurance plan and a maternity insurance plan, and a housing provident fund, and contribute to the plans or funds in amounts equal to certain percentages of salaries, including bonuses and allowances, of the employees as specified by the local government from time to time at locations where they operate their businesses or where they are located. Failure to make adequate contributions to various employee benefit plans may be subject to fines and other administrative sanctions.

Although we have made significant contributions to employee benefits plans, we do not believe those are adequate contributions as required by applicable PRC laws and regulations. See “Risk Factors—Risks Related to Doing Business in China—Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.”

Corporate History and Structure

We were incorporated as “Tapioca Corp.” in the State of Nevada on April 18, 2014. We were previously in the business of selling bubble tea from mobile stands in Romania. However, we have not been very successful in implementing our business plan and only recognized $1,180 in revenue for the year ended December 31, 2015 and no revenues and operations since then. Accordingly, we were re-classified as a “shell company” under Rule 405 of the Securities Act of 1933, as amended.

On February 22, 2016, Slav Serghei, our previous sole director, President, Treasurer and Secretary, and holder of 3,500,000 shares of the Company’s common stock representing approximately 64% of our issued and outstanding securities, entered into a stock purchase agreement to sell his shares equally to Ms. Zhixian Jiang and Mr. Zhenqi Zhao for an aggregate cash consideration of $182,400 (the “Sale”). The Sale was consummated on March 2, 2016.

As a result of the Sale on March 2, 2016, a change in control occurred in the Board of Directors and executive management of the Company. Slav Serghei, our previous sole director, President, Treasurer and Secretary resigned from all of his positions with the Company effective March 1, 2016. Concurrently therewith, Mr. Jing Xie was appointed to serve as our then sole director, Chief Executive Officer, Chief Financial Officer and Secretary.

Effective April 18, 2016, we amended our Articles of Incorporation (i) to change our name from “Tapioca Corp.” to “Sino Fortune Holding Corporation”; (ii) to increase our authorized capital stock from 75,000,000 shares to 3,000,000,000 shares; and (iii) to designate 10,000,000 of our authorized capital stock as preferred stock (the “Preferred Stock”), with the designations, rights, preferences or other variations of each class or series within each class of the shares of Preferred Stock be designated by the Board of Directors at a later time without shareholder approval.

On May 13, 2016, we entered into a share exchange agreement (the “Share Exchange Agreement”) and on September 14, 2016, we entered into an amendment to the Share Exchange Agreement (the “Amendment”) with Benefactum Alliance and all the shareholders of Benefactum Alliance, namely, Mr. Bodang Liu, Avis Genesis Inc. and Manor Goldie Inc. (each a “Shareholder” and collectively the “Shareholders”), to acquire all the issued and outstanding capital stock of Benefactum Alliance in exchange for the issuance to the Shareholders an aggregate of 337,500,000 restricted shares of our common stock (the “Reverse Merger”).The Reverse Merger closed on September 29, 2016.

Immediately after the closing of the Reverse Merger, we had a total of 342,960,000 issued and outstanding shares of common stock, all of which are held by the Shareholders. As a result of the Reverse Merger, Benefactum Alliance is now our wholly-owned subsidiary.

Upon closing of the Reverse Merger, Mr. Jing Xie resigned from all officers and director positions he held with the Company and Mr. Bodang Liu was appointed as the Chief Executive Officer and sole director of the Company. In addition, Ms. Wei Zheng was appointed as the Chief Financial Officer of the Company.

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Benefactum Alliance is a holding company incorporated under the laws of British Virgin Islands on March 15, 2016. On April 7, 2016, Benefactum Sino was incorporated in Hong Kong SAR which is currently 100% owned by Benefactum Alliance. Benefactum Sino, in turn, incorporated Benefactum Shenzhen, or the WFOE in the People’s Republic of China with a registered capital of RMB100,000 on April 21, 2016. WFOE has entered into a series of contractual agreements with Benefactum Beijing, a company incorporated in the People’s Republic of China on September 10, 2013 with a registered capital of RMB50,000,000.

The following diagram illustrates our current corporate structure:

Contractual Arrangements with Benefactum Beijing

Due to PRC legal restrictions on foreign ownership and investment in value-added telecommunications services, and internet content provision services in particular, we currently conduct these activities through Benefactum Beijing, which we effectively control through a series of contractual arrangements. These contractual arrangements allow us to:

•	exercise effective control over Benefactum Beijing;

•	receive substantially all of the economic benefits of Benefactum Beijing; and

•	have an exclusive option to purchase all or part of the equity interests in Benefactum Beijing when and to the extent permitted by PRC law.

As a result of these contractual arrangements, we have become the primary beneficiary of Benefactum Beijing, and we treat Benefactum Beijing as our variable interest entity under U.S. GAAP. We have consolidated the financial results of Benefactum Beijing in our consolidated financial statements in accordance with U.S. GAAP.

The following is a simplified illustration of the ownership structure and contractual arrangements that we have in place for Benefactum Beijing and a summary of the currently effective contractual arrangements by and among our wholly-owned subsidiary, Benefactum Shenzhen, our consolidated variable interest entity, Benefactum Beijing, and the shareholders of Benefactum Beijing.

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Each of the contractual agreements is described in detail below:

Trademarks, Technologies & Management and Consulting Service Agreement

Pursuant to the Trademarks, Technologies & Management and Consulting Service Agreement between WFOE and Benefactum Beijing, Benefactum Beijing would transfer all its rights to its trademarks, technologies and other intellectual property to WFOE. Additionally, Benefactum Beijing has engaged WFOE as its exclusive management consultant to provide client management, marketing counseling, corporate management, finance consulting and personnel training services. As consideration for the provision of such services, Benefactum Beijing pays WFOE a management and consulting fee equivalent to its net profits after tax.

The Trademarks, Technologies& Management and Consulting Service Agreement remains effective until the date when the WFOE terminates this agreement or when Benefactum Beijing ceases to exist.

The Equity Interest Pledge Agreement

Under the Equity Interest Pledge Agreement by and among WFOE, the shareholders of Benefactum Beijing (the “Benefactum Beijing Shareholders”) and Benefactum Beijing, WFOE has lent RMB200 to the Benefactum Beijing Shareholders, who, in turn, pledged all of their equity interests in Benefactum Beijing to WFOE to guarantee the performance of their obligations to repay the loan. The term of the loan is for 100 years and repayment of the loan can only occur on the loan maturity date or if WFOE decides to receive the repayment.

Under the terms of the agreement, WFOE, as pledgee, will be entitled to all the dividends generated by the pledged equity interests.

Exclusive Right and Option to Purchase Agreement

Under the Exclusive Right and Option to Purchase Agreement, the Benefactum Beijing Shareholders irrevocably granted WFOE an exclusive option to purchase all assets and equity interests of Benefactum Beijing. The purchase price for the said assets and equity interests shall be the lowest price allowed by the laws and regulations of the People’s Republic of China.

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When WFOE considers it necessary, feasible under the laws and regulations of the People’s Republic of China and mandatory at the request of the U.S. Securities and Exchange Commission, WFOE shall exercise this exclusive right and option. When excising its exclusive right, WFOE shall serve written notice to the Benefactum Beijing Shareholders. Within 7 days of receiving the written notice from WFOE, the Benefactum Beijing Shareholders and Benefactum Beijing shall provide necessary assistance to transfer the assets and equity interest.

Equity Interest Holders’ Voting Rights Proxy Agreement

Under the Equity Interest Holders’ Voting Rights Proxy Agreement, the Benefactum Beijing Shareholders have agreed to authorize a representative/representatives designated by WFOE to exercise their voting rights at a general meeting of equity interest holders of Benefactum Beijing to, amongst other things, appoint the Chairman and directors of Benefactum Beijing. Additionally, the Benefactum Beijing Shareholders have undertaken not to transfer any of their equity interests except to either WFOE or its representative(s). The term of this agreement shall be the same term as the Equity Interest Pledge Agreement.

Emerging Growth Company Status

We are an “emerging growth company”, as defined in the Jumpstart Our Business Startups Act enacted on April 5, 2012 (the “JOBS Act”). For as long as we are an emerging growth company, we may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404(b) of the Sarbanes-Oxley Act, reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding advisory “say-on-pay” and “say-when-on-pay” votes on executive compensation and stockholder advisory votes on golden parachute compensation. Under the JOBS Act, we will remain an emerging growth company until the earliest of:

•	the last day of the fiscal year during which we have total annual gross revenues of $1 billion or more;

•	the last day of the fiscal year following the fifth anniversary of the date of the first sale of our common stock;

•	the date on which we have, during the previous three-year period, issued more than $1 billion in non-convertible debt; or

the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934 (the “Exchange Act”) (we will qualify as a large accelerated filer as of the first day of the first fiscal year after we have (i) more than $700 million in outstanding common equity held by our non-affiliates and (ii) been public for at least 12 months; the value of our outstanding common equity will be measured each year on the last day of our second fiscal quarter

The JOBS Act also provides that an emerging growth company may utilize the extended transition period provided in Section 7(a)(2)(B) of the Securities Act, for complying with new or revised accounting standards. However, we are choosing to “opt out” of such extended transition period, and, as a result, we will comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for companies that are not emerging growth companies. Section 107 of the JOBS Act provides that our decision to opt out of the extended transition period for complying with new or revised accounting standards is irrevocable.

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DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information about our executive officers and directors as of the date of this prospectus.

Name	Age	Position
Bodang Liu	39	Chief Executive Officer, Chairman and Director
Wei Zheng	36	Chief Financial Officer

Bodang Liu. Mr. Liu has served as our Chief Executive Officer, Chairman and a Director since September 29, 2016. been the Chairman of the Board of Qingdao Peninsula Harbor Holding Group Co., Ltd since March 2009. He also has been serving as the Executive Director of Benefactum Beijing since September 2013 and as Executive Director and General Manager of Benefactum Shenzhen since April 2016. In addition, he has been serving as Executive Director at Ningsheng Financial Information Service (Shanghai) Ltd. since December 2013. Mr. Liu took business management courses at Tsinghua University in October 2010. He also attended Cheung Kong Graduate School of Business from August 2011 to December 2011, focusing on executive management studies. In addition, Mr. Liu took courses in financing and secured transaction at Renmin University of China in March 2013 and received a course-completion certificate. To further his studies in management, Mr. Liu took Executive Master of Business Administration courses in international finance at Beijing University of Posts and Telecommunications from July 2016 to August 2016.

Wei Zheng. Ms. Zheng has served as our Chief Financial Officer since September 29, 2016. Ms. Zheng is a senior accounting and financial manager with more than 10 years of progressive experience in finance and operations management. Ms. Zheng was appointed as the Chief Financial Officer of Benefactum Beijing in September 2016. She served as the Finance Manager of CWT Commodities (Shanghai) Co., Ltd from March 2015 to August 2016. In addition, Ms. Zheng worked as the Accounting Manager of Hyundai Heavy Industries (China) Investment Co., Ltd from July 2011 to January 2015. She also served as the Company Consultant to Xieli Management Consulting (Shenzhen) Co., Ltd from June 2010 to July 2011. Ms. Zheng’s professional experience also includes serving as the Chief Accountant of Shanghai Sunway Co., Ltd from April 2008 to June 2010. From February 2005 to April 2008, Ms. Zheng was an accountant at New Chen Yi (Shanghai) Industrial Development Co., Ltd. Ms. Zheng received her Bachelor degree in Accounting from Harbin University of Commerce in 2005. Ms. Zheng is a member of the Chinese Institute of Certified Public Accountants (CPA).

None of the events listed in Item 401(f) of Regulation S-K has occurred during the past ten years that is material to the evaluation of the ability or integrity of any of our directors, director nominees or executive officers.

Director Independence and Board Committees

We do not currently have any independent directors serving on our board of directors. Our common stock is currently quoted on the OTCQB, and as a result, .we are not required to have any independent directors serving on our board, or to establish standing audit, nominating or compensation committees. We are in the process of applying to list our common stock on The Nasdaq Stock Market. In connection with such listing, we will appoint independent directors, and establish an audit committee, compensation committee and a nominating and corporate governance committee. At such time as we identify and appoint independent directors, we will apply the independence standards of The Nasdaq Stock Market.

Code of Business Conduct and Ethics

Upon or prior to completion of this offering, our Board of Directors will adopt a code of business conduct and ethics that applies to our directors, officers and employees. Upon completion of this offering, a copy of this code will be available on our website. We intend to disclose on our website any amendments to the Code of Business Conduct and Ethics and any waivers of the Code of Business Conduct and Ethics that apply to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions.

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EXECUTIVE COMPENSATION

Set forth below is information regarding the compensation paid during the year ended December 31, 2015 and 2016 to our principal executive officer, principal financial officer and certain of our other executive officers.

Summary Compensation Table

The summary compensation table below shows certain compensation information for services rendered in all capacities for the fiscal years ended December 31, 2015 and 2016. Other than as set forth herein, no executive officer’s salary and bonus exceeded $100,000 in any of the applicable years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted and certain other compensation, if any, whether paid or deferred.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation ($)	All Other Compensation ($)	Total ($)

Slav Serghei, President, Treasurer and	2015	-	-	-	-	-	-	-	-
Secretary (1)	2016	-	-	-	-	-	-	-	-
Jing Xie, Former CEO, CFO and director (2)	2016	-	-	-	-	-	-	-	-
Bodang Liu, CEO and Chairman (3)	2016	24,031	-	-	-	-	-	-	-
Wei Zheng, CFO (4)	2016	9,098	-	-	-	-	-	-	-
Yang Chin Leong, Secretary (5)	2016	-	-	-	-	-	-	-	-

(1) Slav Serghei resigned from all of his positions with the Company effective March 1, 2016.

(2) Jing Xie served as our CEO, CFO and Chairman from March 1, 2016 through September 29, 2016.

(3) Baodang Liu was appointed our CEO and Chairman effective September 29, 2016.

(4) Wei Zheng was appointed our CFO effective September 29, 2016.

(5) Yang Chin Leong served as our Secretary from June 8, 2016 to December 16, 2016.

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Employment Agreements

Mr. Liu entered into an employment agreement with the Company on September 29, 2016 to serve as the Company’s Chief Executive Officer for a term of three years. Pursuant to the agreement, Mr. Liu is entitled to an annual salary of $90,000 and annual bonuses as determined by the Board of Directors. He is also eligible to participate in the Company’s equity incentive plan should the Company adopts one. The Company can terminate the agreement for Cause (as such term is defined in the employment agreement) or for death or disability, at any time, without any notice or compensation. The Company may terminate Mr. Liu’s employment without cause, at any time, upon one-month prior written notice. Upon termination without cause and the occurrence of a Change of Control Transaction (as such term is defined in the employment agreement), the Company shall provide the following severance payments and benefits to Mr. Liu: (1) a lump sum cash payment equal to 3 months of his base salary as of the date of such termination; (2) a lump sum cash payment equal to a pro-rated amount of her target annual bonus for the year immediately preceding the termination, if any; (3) payment of premiums for continued health benefits under the Company’s health plans for 3 months fo1lowing the termination, if any; and (4) immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by Mr. Liu. Additionally, Mr. Liu is entitled to the amount of base salary earned and not paid prior to termination in the event of termination without cause. Mr. Liu may terminate his employment at any time with a one-month prior written notice to the Company, if (1) there is a material reduction in his authority, duties and responsibilities, or (2) there is a material reduction in his annual salary. Upon Mr. Liu’s termination of his employment due to either of the above reasons, the Company shall provide compensation to Mr. Liu equivalent to 3 months of his base salary that he is entitled to immediately prior to such termination. In addition, Mr. Liu may resign prior to the expiration of the agreement if such resignation is approved by the Board of Directors or an alternative arrangement with respect to the employment is agreed to by the Board of Directors.

Ms. Zheng entered into an employment agreement with the Company on September 29, 2016 to serve as the Company’s Chief Financial Officer for a term of three years. Pursuant to the agreement, Ms. Zheng is entitled to an annual salary of $90,000 and annual bonuses as determined by the Board of Directors. She is also eligible to participate in the Company’s equity incentive plan should the Company adopts one. The Company can terminate the agreement for Cause (as such term is defined in the employment agreement) or for death or disability, at any time, without any notice or compensation. The Company may terminate Ms. Zheng’s employment without cause, at any time, upon one-month prior written notice. Upon termination without cause and the occurrence of a Change of Control Transaction (as such term is defined in the employment agreement), the Company shall provide the following severance payments and benefits to Ms. Zheng: (1) a lump sum cash payment equal to 3 months of her base salary as of the date of such termination; (2) a lump sum cash payment equal to a pro-rated amount of her target annual bonus for the year immediately preceding the termination, if any; (3) payment of premiums for continued health benefits under the Company’s health plans for 3 months fo1lowing the termination, if any; and (4) immediate vesting of 100% of the then-unvested portion of any outstanding equity awards held by Ms. Zheng. Additionally, Ms. Zheng is entitled to the amount of base salary earned and not paid prior to termination in the event of termination without cause. Ms. Zheng may terminate her employment at any time with a one-month prior written notice to the Company, if (1) there is a material reduction in her authority, duties and responsibilities, or (2) there is a material reduction in her annual salary. Upon Ms. Zheng’s termination of her employment due to either of the above reasons, the Company shall provide compensation to Ms. Zheng equivalent to 3 months of her base salary that she is entitled to immediately prior to such termination. In addition, Ms. Zheng may resign prior to the expiration of the agreement if such resignation is approved by the Board of Directors or an alternative arrangement with respect to the employment is agreed to by the Board of Directors.

Ms. Zheng have been compensated at the rate of RMB 24,000 per month for her services to the Company and its subsidiaries and affiliated entity. On April 11, 2017, the Company and Ms. Zheng amended the employment agreement to reflect the actual compensation arrangement between the parties.

Compensation of Directors

Directors are permitted to receive fixed fees and other compensation for their services as directors. The Board of Directors has the authority to fix the compensation of directors. No amounts have been paid to, or accrued to, directors in such capacity.

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As of the date of this prospectus, our directors have received no compensation for their service on the Board of Directors. We plan to implement a compensation program for our independent directors, as and when they are appointed, which we anticipate will include such elements as an annual retainer, meeting attendance fees and stock options. The details of that compensation program will be negotiated with each independent director.

Outstanding Equity Awards at Fiscal Year-End

There were no individual grants or stock options to purchase our common stock made to the executive officers named in the Summary Compensation Table through December 31, 2016.

Compensation Committee Interlocks and Insider Participation

None of our executive officers currently serves, or in the past year has served, as a member of the compensation committee or director (or other board committee performing equivalent functions or, in the absence of any such committee, the entire board of directors) of any entity that has one or more executive officers serving on our Board of Directors.

Equity Compensation Plan Information

None.

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CERTAIN RELATIONSHIPS AND RELATED-PARTY TRANSACTIONS

In support of the Company’s efforts and cash requirements, it may rely on advances from related parties until such time that the Company can support its operations or attains adequate financing through sales of its equity or traditional debt financing. There is no formal written commitment for continued support by stockholders. Amounts represent advances or amounts paid in satisfaction of liabilities. The advances are considered temporary in nature and have not been formalized by a promissory note.

During the period from April 18, 2014 (Inception) to October 31, 2015, our previous sole director and officer loaned to the Company $10,450. The loan was unsecured, non-interest bearing and due on demand. The balance due to him was $13,800 as of February 23, 2016, $13,800 as of December 31, 2015 and $5,000 as of October 31, 2014. On February 23, 2016, our previous sole director and officer, Mr. Slav Serghei forgave the debt owed to him in the amount of $13,800. There is no longer any outstanding balance due to him as a former officer of the Company.

On June 30, 2017, Benefactum Beijing, provided RMB50,000,000 (approximately $7,349,267) in capital to Qingdao Weichuang Private Capital Management Co., Ltd. (“Qingdao Weichuang”), as trustee, to lend funds directly to borrowers as evidenced by entrusted loan agreements. Benefactum Beijing pays a processing fee equal to 1.5‰ of the aggregate loan amounts to Qingdao Weichuang for issuing the entrusted loans. The sister of Mr. Bodang Liu, our chief executive officer and chairman, owns 48.41% of the outstanding equity interests in Qingdao Weichuang.

Other than the transactions described above, there are no material relationships between the Company and its current officers and directors or any of the persons expected to become directors or executive officers of the Company other than the transactions and relationship contemplated in the Share Exchange Agreement and the Amendment.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of June 30, 2017, certain information concerning the beneficial ownership of our common stock by (i) each stockholder known by us to own beneficially five percent or more of our outstanding common stock or series a common stock; (ii) each director; (iii) each named executive officer; and (iv) all of our executive officers and directors as a group, and their percentage ownership and voting power. The column entitled “Percentage of Shares Beneficially Owned—Before Offering” is based on a total of 72,364,178 shares of our common stock.

The information presented below regarding beneficial ownership of our voting securities has been presented in accordance with the rules of the Securities and Exchange Commission and is not necessarily indicative of ownership for any other purpose. Under these rules, a person is deemed to be a “beneficial owner” of a security if that person has or shares the power to vote or direct the voting of the security or the power to dispose or direct the disposition of the security. A person is deemed to own beneficially any security as to which such person has the right to acquire sole or shared voting or investment power within sixty (60) days through the conversion or exercise of any convertible security, warrant, option, or other right. More than one (1) person may be deemed to be a beneficial owner of the same securities. The percentage of beneficial ownership by any person as of a particular date is calculated by dividing the number of shares beneficially owned by such person, which includes the number of shares as to which such person has the right to acquire voting or investment power within sixty (60) days, by the sum of the number of shares outstanding as of such date. Consequently, the denominator used for calculating such percentage may be different for each beneficial owner. Except as otherwise indicated below and under applicable community property laws, we believe that the beneficial owners of our common stock listed below have sole voting and investment power with respect to the shares shown.

Name and Address (1)	Number of Shares Beneficially Owned		Percentage Ownership of Shares of Common Stock Before the Offering	Percentage Ownership of Shares of Common Stock After the Offering
Directors and Officers

Bodang Liu
Household 1302, Unit 2, No. 35 Zhangzhou First Road, Shinan District, Qingdao, Shandong, China	67,479,419	(2)	93.25%

Wei Zheng	-		-

All Officers and Directors (two persons)	67,479,419		93.25%

Owner of more than 5% of Class

Avis Genesis Inc. (3)	33,744,283		46.63%

NovaSage Incorporation (Seychelles) Limited, Second Floor, Capital City, Independence Avenue, Victoria, Mahe, Seychelles

Manor Goldie Inc. (4)	27,000,000		37.31%

NovaSage Incorporation (Seychelles) Limited, Second Floor, Capital City, Independence Avenue, Victoria, Mahe, Seychelles

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(1)	Except as otherwise set forth below, the address of each beneficial owner is Rooms 2401, 2402, 2403, 2404 and 2412 on 2299 Yan’an West Road, Shanghai, China.

(2)	Includes shares owned by Avis Genesis Inc. and Manor Goldie Inc., of which entities Chairman Liu is sole shareholder and director and has sole investment and voting power over the shares owned by Avis Genesis Inc. and Manor Goldie Inc.

(3)	Bodang Liu, our Chairman and Chief Executive Officer, is the sole shareholder and director, of Avis Genesis Inc., a Seychelles company and has sole investment and voting power over the shares owned by Avis Genesis Inc.

(4)	Bodang Liu, our Chairman and Chief Executive Officer, is the sole shareholder of Manor Goldie Inc., a Seychelles company and has sole investment and voting power over shares owned by Manor Goldie Inc.
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DESCRIPTION OF SECURITIES

The following description of our capital stock is only a summary, and is qualified in its entirety by reference to the actual terms and provisions of the capital stock contained in our articles of incorporation and our bylaws.

As of June 30, 2017, there were 72,364,178 shares of common stock outstanding, which were held by approximately 228 record shareholders.

Our authorized capital consists, post reverse stock split, of 608,000,000 shares, of which 598,000,000 shares are designated as shares of common stock, par value $0.001 per share, and10,000,000 shares are designated as shares of preferred stock, par value $0.001 per share. No shares of preferred stock are currently outstanding. Shares of preferred stock may be issued in one or more series, each series to be appropriately designated by a distinguishing letter or title, prior to the issuance of any shares thereof. The voting powers, designations, preferences, limitations, restrictions, relative, participating, options and other rights, and the qualifications, limitations, or restrictions thereof, of the Preferred Stock shall hereinafter be prescribed by resolution of the board of director before the issuance of any shares of Preferred Stock in such series.

Common Stock

Each share of our common stock entitles its holder to one vote per share on all matters to be voted or consented upon by the stockholders. The holders of our common stock are entitled to receive dividends, in equal amounts per share, when and as declared by our Board of Directors from legally available sources, subject to any restrictions in our certificate of incorporation or prior rights of the holders of our preferred stock. In the event of our liquidation or dissolution, the holders of our common stock are entitled to share ratably in the assets available for distribution after the payment of all of our debts and other liabilities, subject to the prior rights of the holders of our preferred stock. The holders of our common stock have no subscription, redemption or conversion privileges. Our common stock does not entitle its holders to preemptive rights. All of the outstanding shares of our common stock are fully paid and non-assessable. The rights, preferences and privileges of the holders of our common stock are subject to the rights of the holders of shares of any series of preferred stock which we may issue in the future.

Transfer Agent

The transfer agent for our common stock is Globex Transfer, LLC.

Listing

We have applied to have our common stock listed on the Nasdaq Capital Market under the symbol “HYJF”.

Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, apply to “issuing corporations” that are Nevada corporations with at least 200 stockholders of record, including at least 100 stockholders of record who are Nevada residents, and that conduct business directly or indirectly in Nevada, unless the corporation has elected to not be subject to these provisions.

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The control share statute prohibits an acquirer of shares of an issuing corporation, under certain circumstances, from voting its shares of a corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: (a) one-fifth or more but less than one-third, (b) one-third but less than a majority, and (c) a majority or more, of the outstanding voting power. Generally, once a person acquires shares in excess of any of the thresholds, those shares and any additional shares acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights. A corporation may elect to not be governed by, or “opt out” of, the control share provisions by making an election in its articles of incorporation or bylaws, provided that the opt-out election must be in place on the 10th day following the date an acquiring person has acquired a controlling interest, that is, crossing any of the three thresholds described above. We have not opted out of these provisions and will be subject to the control share provisions of the NRS if we meet the definition of an issuing corporation upon an acquiring person acquiring a controlling interest unless we later opt out of these provisions and the opt out is in effect on the 10th day following such occurrence.

The effect of the Nevada control share statute is that the acquiring person, and those acting in association with the acquiring person, will obtain only such voting rights in the control shares as are conferred by a resolution of the stockholders at an annual or special meeting. The Nevada control share law, if applicable, could have the effect of discouraging takeovers of our company.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, only a limited public market for our common stock existed on the OTCQB. Future sales of substantial amounts of our common stock in the public market, including shares issued upon exercise of outstanding warrants, or the anticipation of such sales, could adversely affect prevailing market prices of our common stock from time to time and could impair our ability to raise equity capital in the future.

Upon the closing of this offering, we will have outstanding [●] shares of our common stock. All of the shares sold in this offering will be freely tradable unless purchased by our “affiliates,” as that term is defined in Rule 144 under the Securities Act of 1933, as amended, or the Securities Act.

In addition to the [●] shares of common stock outstanding, upon the completion of this offering and the acquisitions, we will have outstanding [●] shares of common stock issuable upon the exercise of the Underwriter’s Warrants.

Lock-Up

For further details on the lock-up agreements, see the section entitled “Underwriting – Lock Up Agreements.”

Rule 144

In general, under Rule 144 of the Securities Act, as in effect on the date of this prospectus, any person who is not our affiliate at any time during the preceding three months, and who has beneficially owned their shares for at least six months, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our common stock provided current public information about us is available, and, after owning such shares for at least one year, including the holding period of any prior owner other than one of our affiliates, would be entitled to sell an unlimited number of shares of our common stock without restriction.

A person who is our affiliate or who was our affiliate at any time during the preceding three months, and who has beneficially owned restricted securities for at least six months, including the holding period of any prior owner other than one of our affiliates, is entitled to sell within any three-month period a number of shares that does not exceed the greater of:

•	1% of the number of shares of our common stock then outstanding, which will equal approximately [●] shares, or

•	the average weekly trading volume of our common stock during the four calendar weeks preceding the filing of a Notice of Proposed Sale of Securities pursuant to Rule 144 with respect to the sale.

Sales under Rule 144 by our affiliates are also subject to manner of sale provisions and notice requirements and to the availability of current public information about us.

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UNDERWRITING

In connection with this offering, we will enter into an underwriting agreement with [●], which we refer to as the underwriters. Each underwriter named below has severally agreed to purchase from us, on a firm commitment basis, the number of shares of common stock set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus.

Underwriter	Number of Shares of Common Stock

Total

The underwriters have agreed to purchase all of the shares of common stock offered by this prospectus (other than those covered by the over-allotment option described below) if any are purchased. Under the underwriting agreement, if an underwriter defaults in its commitment to purchase the shares of common stock, the commitments of non-defaulting underwriters may be increased or the underwriting agreement may be terminated, depending on the circumstances. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the shares of common stock are subject to the passing upon certain legal matters by counsel and certain conditions such as confirmation of the accuracy of representations and warranties by us about our financial condition and operations and other matters.

Neither the underwriters, nor any of their respective affiliates have provided any services to us or our affiliates in the past.

Commissions and Discounts

The underwriting discount is equal to the public offering price per share, less the amount paid by the underwriters to us per share. We estimate expenses payable by us in connection with this offering, other than the underwriting discounts referred to above, will be approximately $[●]. This estimate includes $[●] of fees and expenses of the underwriters, which includes the fees and expenses of underwriters’ counsel. In connection with the successful completion of this offering, for the price of $[●] (125% of the public offering price), the underwriters may purchase a warrant to purchase shares of common stock equal to 5% of the shares sold in this offering on the terms described below under “Underwriting — Underwriters’ Warrant.” Except as disclosed in this prospectus, the underwriters have not received and will not receive from us any other item of compensation or expense in connection with this offering considered by the Financial Industry Regulatory Authority, Inc. (“FINRA”), to be underwriting compensation under its rule of fair price. The underwriting discount was determined through an arms’ length negotiation between us and the underwriters.

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The following table provides information regarding the amount of the discount to be paid to the underwriters by us:

Total
	Per Share	With Over- Allotment	Without Over- Allotment
Public offering price	$
Underwriting Discount and Commission (1)	$
Non-accountable expense allowance (2)
Proceeds, before expenses, to us (3)	$

(1) Represents underwriting discount and commissions equal to 4.0% per share (or $[●] per share) on the initial $20.0 million in offering proceeds from the sale of shares of common stock in this Offering to investors introduced to us by the underwriters and 2.0% per share (or $[●] per share) on all additional amounts above $20.0 million in offering proceeds from the sale of shares of common stock in this Offering to investors introduced by the Company. .

(2) Represents a non-accountable expense allowance equal to the sum of 1% of the public offering price. We have paid to the underwriters a $60,000 advance to be applied against the accountable expenses in connection with this offering.

(3) We estimate that the total expenses of this offering excluding the underwriter discount and commissions and non-accountable expense allowance, will be approximately $[●] million.

The underwriters may offer some of the shares to other securities dealers at the public offering price less a concession of $[●] per share. The underwriters may also allow, and such dealers may re-allow, a concession not in excess of $[●] per share to other dealers. After the shares are released for sale to the public, the underwriters may change the offering price and other selling terms at various times

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Determination of Offering Price

The representative has advised us that the underwriters propose to offer the shares directly to the public at the estimated public offering price range set forth on the cover page of this preliminary prospectus. That price range and the public offering price are subject to change as a result of market conditions and other factors.

Prior to this offering, there has only been limited public market for our common stock. The public offering price of the shares was determined by negotiation between us and the underwriters. The principal factors considered in determining the public offering price of the shares included:

●          the information in this prospectus and otherwise available to the underwriters, including our financial information;

●          the history and the prospects for the industry in which we compete;

●          the ability of our management;

●          the prospects for our future earnings;

●          the present state of our development and our current financial condition;

●          the general condition of the economy and the securities markets in the United States at the time of this offering;

●          the recent market prices of, and the demand for, publicly-traded securities of generally comparable companies; and

●          other factors as were deemed relevant.

We cannot be sure that the public offering price will correspond to the price at which the shares will trade in the public market following this offering or that an active trading market for the shares will develop or continue after this offering.

Over-allotment Option

We have granted the underwriters an over-allotment option. This option, which is exercisable for up to [●] days after the date of this prospectus, permits the underwriters to purchase a maximum of an additional [●]% of the total number of shares of common stock offered to the public from us to cover over-allotments, at the public offering price per share, less the underwriting discount set forth on the cover page of this prospectus. If the underwriters exercise all or part of this option, they will purchase the shares covered by the option at the public offering price that appears on the cover page of this prospectus, less the underwriting discount. If this option is exercised in full, the total price to the public will be $[●] million and the total proceeds to us, before expenses, will be $[●] million, based on the public offering price of US$[●] per share and assuming the number of shares issued in this offering does not change. The underwriters have severally agreed that, to the extent the over-allotment option is exercised, they will each purchase a number of additional shares proportionate to the underwriter’s initial amount reflected in the table above.

Underwriters’ Warrant

We have also agreed to issue to the underwriters a warrant to purchase a number of shares equal to an aggregate of 5% percent of the aggregate number of the shares sold in this offering. The warrants will be exercisable on a cashless basis at an exercise price equal to 125% of the offering price of the shares sold in this offering. The warrants are exercisable commencing six months after the closing date of this offering, and will be exercisable for five years thereafter. The warrants are not redeemable by us. Resales of the Underwriters’ warrants, and resales of the shares of common stock issuable upon exercise of the Underwriters’ Warrants, have been registered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, on the registration statement of which this prospectus forms a part. Pursuant to applicable FINRA rules, and in particular Rule 5110, the warrants (and underlying shares) issued to the underwriters may not be sold, transferred, assigned, pledged, or hypothecated, or the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective disposition of the securities by any person for a period of 180 days after the effective date of the registration statement related to this offering; provided, however, that the warrants (and underlying shares) may be transferred to officers or directors of the underwriters and their affiliates as long as the warrants (and underlying shares) remain subject to the lockup.

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Lock-up Agreements

We, each of our directors and officers and holders of ten percent or more of our common stock on a fully diluted basis immediately prior to the consummation of this offering have agreed or are otherwise contractually restricted for a period of 180 days after the date of this prospectus, without the prior written consent of the underwriters, not to directly or indirectly:

•	issue (in the case of us), offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock;

•	in the case of us, file or cause the filing of any registration statement under the Securities Act with respect to any shares of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, other than registration statements on Form S-8 filed with the SEC after the closing date of this offering; or

•	enter into any swap or other agreement, arrangement, hedge or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequences of ownership of our common stock or other capital stock or any securities convertible into or exercisable or exchangeable for our common stock or other capital stock, whether any transaction described in any of the foregoing bullet points is to be settled by delivery of our common stock or other capital stock, other securities, in cash or otherwise, or publicly announce an intention to do any of the foregoing.

There are no existing agreements between the underwriters and any person who will execute a lock-up agreement in connection with this offering providing consent to the sale of shares prior to the expiration of the lock-up period. The lock up does not apply to the issuance of shares upon the exercise of rights to acquire shares of common stock pursuant to any existing stock option or the conversion of any of our preferred convertible stock.]

Indemnification and Contribution

The underwriting agreement provides for indemnification between us and the underwriters against specified liabilities, including liabilities under the Securities Act, and for contribution by us and the underwriters to payments that may be required to be made with respect to those liabilities. We have been advised that, in the opinion of the Securities and Exchange Commission, indemnification of liabilities under the Securities Act is against public policy as expressed in the Securities Act, and is therefore, unenforceable.

Stabilizing Transactions and Penalty Bids

In order to facilitate this offering, persons participating in this offering may engage in transactions that stabilize, maintain, or otherwise affect the price of our shares of common stock during and after this offering. Specifically, the underwriters may engage in the following activities in accordance with the rules of the Securities and Exchange Commission.

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Stabilizing transactions. The underwriters may make bids for or purchases of shares of our common stock shares or shares for the purpose of pegging, fixing, or maintaining the price of the shares of our common stock or shares, so long as stabilizing bids do not exceed a specified maximum.

Penalty bids. If the underwriters purchase shares in the open market in a stabilizing transaction or syndicate covering transaction, they may reclaim a selling concession from the underwriters and selling group members who sold those shares as part of this offering. Stabilization and syndicate covering transactions may cause the price of the shares to be higher than it would be in the absence of these transactions. The imposition of a penalty bid might also have an effect on the price of the shares if it discourages resale of shares.

The transactions above may occur on NASDAQ or otherwise. Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the price of our shares. If these transactions are commenced, they may be discontinued without notice at any time.

Miscellaneous

A prospectus in electronic format may be made available on websites maintained by the underwriters. These websites and the information contained on these websites, or connected to these websites, are not incorporated into and are not a part of this prospectus. In connection with the offering, the underwriters or syndicate members may distribute prospectuses electronically. No forms of electronic prospectus other than prospectuses that are printable as Adobe® PDF will be used in connection with this offering.

The underwriters have informed us that they do not expect to confirm sales of shares offered by this prospectus to accounts over which they exercise discretionary authority.

Offer Restrictions Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the securities offered by this prospectus in any jurisdiction where action for that purpose is required. The securities offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such securities be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities offered by this prospectus in any jurisdiction in which such an offer or a solicitation is unlawful.

China

THIS DOCUMENT HAS NOT BEEN AND WILL NOT BE CIRCULATED OR DISTRIBUTED IN THE PRC AND THE ORDINARY SHARES MAY NOT BE OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY, TO ANY RESIDENT OF THE PRC EXCEPT PURSUANT TO APPLICABLE LAWS AND REGULATIONS OF THE PRC. FOR THE PURPOSE OF THIS SECTION ONLY, THE PRC DOES NOT INCLUDE TAIWAN AND THE SPECIAL ADMINISTRATIVE REGIONS OF HONG KONG AND MACAU. THIS DOCUMENT HAS NOT BEEN NOR WILL IT BE APPROVED BY OR REGISTERED WITH THE RELEVANT CHINESE GOVERNMENTAL AUTHORITIES, AND IT DOES NOT CONSTITUTE NOR IS IT INTENDED TO CONSTITUTE AN OFFER OF SECURITIES WITHIN THE MEANING PRESCRIBED UNDER THE PRC SECURITIES LAW OR OTHER LAWS AND REGULATIONS OF THE PRC. ACCORDINGLY, THIS DOCUMENT SHALL NOT BE OFFERED OR MADE AVAILABLE, NOR MAY THE COMMON STOCK BE MARKETED OR OFFERED FOR SALE TO THE GENERAL PUBLIC, DIRECTLY OR INDIRECTLY, IN THE PRC. THE COMMON STOCK SHALL ONLY BE OFFERED OR SOLD TO PRC INVESTORS THAT ARE AUTHORIZED OR QUALIFIED TO BE ENGAGED IN THE PURCHASE OF THE COMMON STOCK BEING OFFERED. POTENTIAL INVESTORS IN THE PRC ARE RESPONSIBLE FOR OBTAINING ALL THE RELEVANT REGULATORY APPROVALS/LICENSES FROM THE CHINESE GOVERNMENT BY THEMSELVES, INCLUDING, WITHOUT LIMITATION, THOSE THAT MAY BE REQUIRED FROM THE STATE ADMINISTRATION OF FOREIGN EXCHANGE, THE CHINA BANKING REGULATORY COMMISSION, THE MINISTRY OF COMMERCE AND THE NATIONAL DEVELOPMENT AND REFORM COMMISSION, WHERE APPROPRIATE, AND FOR COMPLYING WITH ALL THE RELEVANT PRC LAWS AND REGULATIONS IN SUBSCRIBING FOR COMMON STOCK.

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Hong Kong

THESE SECURITIES HAVE NOT BEEN DELIVERED FOR REGISTRATION TO THE REGISTRAR OF COMPANIES IN HONG KONG AND, ACCORDINGLY, MUST NOT BE ISSUED, CIRCULATED OR DISTRIBUTED IN HONG KONG OTHER THAN TO PERSONS WHOSE ORDINARY BUSINESS IT IS TO BUY OR SELL SHARES OR DEBENTURES, WHETHER AS PRINCIPAL OR AGENT, WITHIN THE MEANING OF THE HONG KONG COMPANIES ORDINANCE (THE “ORDINANCE”) OR IN CIRCUMSTANCES WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC FOR THE PURPOSES OF THE ORDINANCE. UNLESS PERMITTED BY THE SECURITIES LAWS OF HONG KONG, NO PERSON MAY ISSUE OR CAUSE TO BE ISSUED IN HONG KONG THIS SECURITIES OR ANY OR OTHER INVITATION, ADVERTISEMENT OR DOCUMENT RELATING TO THE SECURITIES TO ANYONE OTHER THAN A PERSON WHOSE BUSINESS INVOLVES THE ACQUISITION, DISPOSAL OR HOLDING OF SECURITIES, WHETHER AS PRINCIPAL OR AGENT.

Singapore

THE SECURITIES REPRESENTED MAY NOT BE OFFERED OR SOLD, NOR MAY ANY DOCUMENT OR OTHER MATERIAL IN CONNECT WITH SUCH SECURITIES BE DISTRIBUTED, EITHER DIRECTLY OR INDIRECTLY, (I) TO PERSONS IN SINGAPORE OTHER THAN UNDER CIRCUMSTANCES IN WHICH SUCH OFFER OR SALE DOES NOT CONSTITUTE AN OFFER OR SALE OF SUCH SECURITIES TO THE PUBLIC IN SINGAPORE OR (II) TO THE PUBLIC OR ANY MEMBER OF THE PUBLIC IN SINGAPORE OTHER THAN PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, AN EXEMPTION INVOKED UNDER DIVISION 5A OR PART IV OF THE COMPANIES ACT, CHAPTER 50 OF SINGAPORE AND TO PERSONS TO WHOM THE SECURITIES MAY BE OFFERED OR SOLD UNDER SUCH EXEMPTION.

103

LEGAL MATTERS

The validity of the shares of our common stock offered hereby has been passed upon for us by Loeb & Loeb LLP, New York, New York. [●], is acting as counsel to the underwriters.

EXPERTS

Anton & Chia, LLP, independent registered public accounting firm, has audited our financial statements at December 31, 2016 and 2015 and for each of the two years ended December 31, 2016 and 2015 as set forth in their report.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-1 under the Securities Act, with respect to the shares of common stock being offered by this prospectus. This prospectus does not contain all of the information in the registration statement and its exhibits. For further information with respect to us and the common stock offered by this prospectus, we refer you to the registration statement and its exhibits. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference.

You can read our SEC filings, including the registration statement, over the Internet at the SEC’s website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facilities at 100 F Street NE, Washington, D.C. 20549. You may also obtain copies of these documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities. You may also request a copy of these filings, at no cost, by writing us at Rooms 2401, 2402, 2403, 2404 and 2412 on 2299 Yan’an West Road, Shanghai, China or telephoning us at +86 021-2357-0077.

We are subject to the information reporting requirements of the Exchange Act, and file reports, proxy statements and other information with the SEC. These reports, proxy statements and other information are available for inspection and copying at the public reference room and web site of the SEC referred to above. We also maintain a website at www.hyjf.com, at which, following the closing of this offering, you may access these materials free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website incorporated by reference in, and is not part of, this prospectus.

104

SINO FORTUNE HOLDING CORPORATION

Index to Financial Statements

F-1

SINO FORTUNE HOLDING CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets
Cash and cash equivalents	$12,176,944	$8,561,695
Short-term investments	8,440,659	8,274,306
Accounts receivable	131,196	281,038
Prepayments	2,143,443	2,078,926
Deposits and other receivables	776,944	792,849
Total current assets	23,669,186	19,988,814
Property and equipment - net	494,574	279,408
Intangible assets	16,093	17,745
Total assets	$24,179,853	$20,285,967
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$16,172	$227,895
Taxes payable	1,570,572	1,285,160
Deferred tax liability	42,297	16,673
Other payable	9,154,388	7,517,034
Total current liabilities	10,783,429	9,046,762

Total liabilities	10,783,429	9,046,762

Stockholders’ equity
Common stock, $0.001 par value, 2,990,000,000 shares authorized, 361,820,246 and 361,820,246 shares issued and outstanding, respectively	361,820	361,820
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued	—	—
Additional paid-in capital	9,237,870	9,237,870
Retained earnings	4,303,769	2,310,480
Accumulated other comprehensive loss	(507,035)	(670,965)
Total stockholders’ equity	13,396,424	11,239,205
Total liabilities and stockholders’ equity	$24,179,853	$20,285,967

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-2

SINO FORTUNE HOLDING CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

(Unaudited)

	For The Three Months Ended March 31,
	2017	2016
Revenues	$7,886,899	$5,560,142

Operating expenses
Selling, general and administrative expenses	5,204,851	3,920,716
Business and related taxes	44,217	26,739
Depreciation	29,695	34,362
Total operating expenses	5,278,763	3,981,817
Income from Operations	2,608,136	1,578,325

Other income (expenses)
Interest income	30,852	32,684
Interest expense and bank charges	(1,747	(4,826)
Other	(2,225	(18,994)
Total other income	26,880	8,864
Income before provision for income taxes	2,635,016	1,587,189
Provision for income taxes	(641,728	(121,489)
Net income	1,993,288	1,465,700

Other comprehensive income
Net unrealized gain on investments (net of tax effect)	76,872	—
Foreign currency translation adjustment	87,058	27,368
Total comprehensive income	$2,157,218	$1,493,068

Net income per common share - basic and diluted	$0.01	$0.00

Weighted average number of common shares outstanding - basic and diluted	361,820,246	337,500,000

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-3

SINO FORTUNE HOLDING CORPORATION AND SUBSIDIARIES

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	For The Three Months Ended March 31,
	2017	2016
Cash flows from operating activities:
Net income	$1,993,288	$1,465,700
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	29,695	34,362
Changes in operating assets and liabilities:
Accounts receivable	152,074	—
Prepayments	(48,357)	58,549
Deposit and other receivables	22,080	(1,270,142)
Accounts payable and accrued liabilities	(212,965)	803,546
Taxes payable	275,494	171,716
Other payable	1,579,337	15,990
Net cash provided by operating activities	3,790,646	1,279,721

Cash flows from investing activities:
Purchases of property and equipment	(240,959)	(268,221)
Net cash used in investing activities	(240,959)	(268,221)

Cash flows from financing activities:	—	—
Effect of exchange rate change	65,562	54,460

Cash and cash equivalents:
Net increase	3,615,249	1,065,960
Balance at beginning of period	8,561,695	5,712,741
Balance at end of period	$12,176,944	$6,778,701

Supplemental Disclosures of Cash flow Information:
Cash received for interest income	$30,852	$32,780
Cash paid for interest	$—	$—
Cash paid for income taxes	$170,144	$—

The accompanying notes are an integral part of these unaudited condensed consolidated financial statements.

F-4

SINO FORTUNE HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

MARCH 31, 2017

(Unaudited)

Note 1 - Organization and description of business

Sino Fortune Holding Corporation (“Sino Fortune” or the “Company”) was incorporated in the State of Nevada on April 18, 2014 under the name Tapioca Corp. Effective April 18, 2016, we amended our name from Tapioca Corp. to Sino Fortune Holding Corporation.

On May 13, 2016, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) and on September 14, 2016, the Company entered into an amendment to the Share Exchange Agreement (the “Amendment”) with Benefactum Alliance Holdings Company Limited (“Benefactum Alliance”), a British Virgin Islands company, and all the shareholders of Benefactum Alliance, namely, Mr. Bodang Liu, Avis Genesis Inc. and Manor Goldie Inc. (each a “Shareholder” and collectively the “Shareholders”), to acquire all the issued and outstanding capital stock of Benefactum Alliance in exchange for the issuance to the Shareholders an aggregate of 337,500,000 restricted shares of our common stock (the “Reverse Merger”). The Reverse Merger closed on September 29, 2016. As a result, Benefactum Alliance became our wholly owned subsidiary and after the Reverse Merger, Sino Fortune had a total of 342,960,000 shares of common stock outstanding and former shareholders of Benefactum Alliance owned 98.41% of the issued and outstanding shares.

The acquisition of Benefactum Alliance was accounted for as a recapitalization effected by a share exchange, wherein Benefactum Alliance is considered the acquirer for accounting and financial reporting purposes (legal acquiree) with no adjustment to the historical basis of its assets and liabilities. Benefactum Alliance’s Shareholders become the majority shareholders and have control of the Company. Sino Fortune was a non-operating public shell prior to the acquisition and as a result of the acquisition of Benefactum Alliance, the Company is no longer a shell company. Pursuant to Securities and Exchange Commission (“SEC”) rules, the merger or acquisition of a private operating company into a non-operating public shell with nominal net assets is considered a capital transaction in substance, rather than a business combination. The historical financial statements for periods prior to September 29, 2016 are those of Benefactum Alliance except that the equity section and earnings per share have been retroactively restated to reflect the recapitalization.

F-5

Benefactum Alliance is a holding company incorporated under the laws of British Virgin Islands on March 15, 2016. On April 7, 2016, Benefactum Alliance incorporated Benefactum Sino Limited (“Benefactum Sino”) in Hong Kong SAR. Benefactum Sino, in turn, incorporated Benefactum Alliance (Shenzhen) Investment Consulting Company Limited (“Benefactum Shenzhen” or “WFOE”) in the People’s Republic of China (“PRC” or “China”) with a registered capital of RMB 100,000 on April 21, 2016. Benefactum Shenzhen entered into a series of contractual agreements with Benefactum Alliance Business Consultant (Beijing) Co., Ltd. (“Benefactum Beijing”), a company incorporated in the People’s Republic of China on September 10, 2013 with a registered capital of RMB 50,000,000. Benefactum Beijing is engaged in operating an electronic online financial platform, www.hyjf.com, as well as mobile apps, which are designed to match investors with small and medium-sized enterprises (“SMEs”) and individual borrowers in China and generate its revenue from services in connection with matching investors with these borrowers.

Due to PRC legal restrictions on foreign ownership and investment in, among other areas, value-added telecommunications services, which include internet content providers, or ICPs, we, similar to all other entities with foreign-incorporated holding company structures operating in our industry in China, have to operate our internet businesses and other businesses in which foreign investment is restricted or prohibited in the PRC through wholly foreign-owned enterprises, majority-owned entities and variable interest entities. The contractual arrangements between WFOE and Benefactum Beijing allow us to:

●	exercise effective control over Benefactum Beijing;
●	receive substantially all of the economic benefits of Benefactum Beijing; and
●	have an exclusive option to purchase all or part of the equity interests in Benefactum Beijing when and to the extent permitted by PRC law;

Each of the contractual agreements is described in detail below:

Trademarks, Technologies & Management and Consulting Service Agreement - Pursuant to the Trademarks, Technologies & Management and Consulting Service Agreement between WFOE and Benefactum Beijing, Benefactum Beijing has transferred all its rights to its trademarks, technologies and other intellectual property to WFOE. Additionally, Benefactum Beijing has engaged WFOE as its exclusive management consultant to provide client management, marketing counseling, corporate management, finance consulting and personnel training services. As consideration for the provision of such services, Benefactum Beijing pays WFOE a management and consulting fee equivalent to its net profits after tax.

The Trademarks, Technologies & Management and Consulting Service Agreement remains effective until the date when the WFOE terminates this agreement or when Benefactum Beijing ceases to exist.

F-6

The Equity Interest Pledge Agreement - Under the Equity Interest Pledge Agreement by and among WFOE, the shareholders of Benefactum Beijing (the “Benefactum Beijing Shareholders”) and Benefactum Beijing, WFOE has lent RMB 200 to the Benefactum Beijing Shareholders, who, in turn, pledged all of their equity interests in Benefactum Beijing to WFOE to guarantee the performance of their obligations to repay the loan. The term of the loan is for 100 years and repayment of the loan can only occur on the loan maturity date or if WFOE decides to receive the repayment.

Under the terms of the agreement, WFOE, as pledgee, will be entitled to all the dividends generated by the pledged equity interests.

Exclusive Right and Option to Purchase Agreement - Under the Exclusive Right and Option to Purchase Agreement, the Benefactum Beijing Shareholders irrevocably granted WFOE an exclusive option to purchase all assets and equity interests of Benefactum Beijing. The purchase price for the said assets and equity interests shall be the lowest price allowed by the laws and regulations of PRC.

When WFOE considers it necessary, feasible under the laws and regulations of PRC and mandatory at the request of the U.S. Securities and Exchange Commission, WFOE shall exercise this exclusive right and option. When excising its exclusive right, WFOE shall serve written notice to the Benefactum Beijing Shareholders. Within 7 days of receiving the written notice from WFOE, the Benefactum Beijing Shareholders and Benefactum Beijing shall provide necessary assistance to transfer the equity interest and assets.

Equity Interest Holders’ Voting Rights Proxy Agreement - Under the Equity Interest Holders’ Voting Rights Proxy Agreement, the Benefactum Beijing Shareholders have agreed to authorize a representative/representatives designated by WFOE to exercise their voting rights at a general meeting of equity interest holders of Benefactum Beijing to, amongst other things, appoint the Chairman and directors of Benefactum Beijing. Additionally, the Benefactum Beijing Shareholders have undertaken not to transfer any of their equity interests except to either WFOE or its representative(s). The term of this agreement shall be the same term as the Equity Interest Pledge Agreement.

Through its 100% owned subsidiaries, Benefactum Sino and WFOE, Benefactum Alliance controls and manages Benefactum Beijing through the series of contractual agreements discussed above.

Note 2 – Summary of significant accounting policies

Basis of presentation and principles of consolidation

The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP” or the “Standard”). In the opinion of management, all adjustments (consisting only of normal recurring adjustments) necessary for the fair presentation of the financial information for the interim periods reported have been made. Results of operations for the three months ended March 31, 2017, are not necessarily indicative of the results for the year ending December 31, 2017, or any period thereafter. These unaudited condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and related notes included in our annual report on Form 10-K for the fiscal year ended December 31, 2016, filed with the Securities and Exchange Commission on April 13, 2017.

The unaudited condensed consolidated financial statements include the accounts of Sino Fortune, Benefactum Alliance, including its wholly owned subsidiaries Benefactum Sino and WFOE, and its variable interest entity Benefactum Beijing, and have been reported in U.S. dollars. All inter-company balances and transactions have been eliminated in consolidation.

F-7

The series of contractual agreements between WFOE and Benefactum Beijing (see Note 1) collectively enable us to exercise effective control over, and realize substantially all of the economic risks and benefits arising from Benefactum Beijing, as well as give us an exclusive option to purchase all or part of the equity interests and assets of Benefactum Beijing when and to the extent permitted by PRC law. As a result of these contractual arrangements, we have become the primary beneficiary of Benefactum Beijing and determined Benefactum Beijing is our variable interest entity subject to consolidation under U.S. GAAP. Accordingly, the financial statements of Benefactum Beijing are included in the condensed consolidated financial statements of the Company.

Use of Estimates

Preparation of the condensed consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the condensed consolidated financial statements as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates required to be made by management include, but are not limited to, useful lives of property, plant and equipment, intangible assets, the recoverability of long-lived assets, allowance for doubtful accounts, deferred revenues and deferred income tax. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and highly liquid investments with maturities of three months or less when purchased. The Company has no cash equivalents as of March 31, 2017 and December 31, 2016, respectively.

Investments

Investments other than highly liquid ones are classified and accounted for as available-for-sale. Management determines the appropriate classification of its investments at the time of purchase and reevaluates the classifications at each balance sheet date. The Company classifies its investments as either short-term or long-term based on each instrument’s underlying contractual maturity date, the nature of the investment and its availability for use in current operations. The Company’s investments are carried at fair value, with unrealized gains and losses, net of taxes, reported as a component of accumulated other comprehensive income in shareholders’ equity, with the exception of unrealized losses believed to be other-than-temporary, which are reported in earnings in the current period. When we sell an investment, the cost is based on the specific identification method.

F-8

Prepayments

Prepayments consist of amounts paid in advance to contractors and vendors for goods and services.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method, over the estimated useful lives of these assets. Estimated useful lives of the assets are as follows:

Office furniture	3 years
Electronic equipment	5 years
Automobile	5 years
Leasehold improvement	1 to 3 years

Maintenance and repairs are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized and depreciated over the remaining useful life of the assets.

Long-Lived Assets

Certain assets such as property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets that are held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount exceeds the fair value of the asset.

Fair Value of Financial Instruments

The Company follows the provisions of Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 - Observable inputs such as unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

F-9

Level 2 - Inputs other than quoted prices that are observable for the asset or liability in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

Level 3 - Inputs are unobservable inputs which reflect management’s assumptions based on the best available information.

The Company considers the carrying amount of cash, accounts receivable, other receivables, accounts payable, accrued liabilities, other payables and taxes payable approximate their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The Company used Level 3 inputs for its valuation methodology for the short-term investment in determining the fair value. The following tables include a roll-forward of short-term investments classified within Levels 1, 2 and 3:

	Level 1	Level 2	Level 3

Total short-term investments at December 31, 2016	$—	$—	$8,274,306
Addition	—	—	$166,353
Total short-term investments at March 31, 2017	$—	$—	$8,440,659

Revenue Recognition

Revenues are primarily composed of fees collected from facilitating loan originations.

The Company recognizes revenues under ASC 605 when the following four revenue recognition criteria are met for each revenue type: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the selling price is fixed or determinable, and (iv) collectability is reasonably assured.

Loan facilitation service is rendered when a loan is successfully matched between the lenders and the borrowers; and when a loan is originated. The origination of a loan takes place when the fund provided by the investor is transferred to the borrower. Revenue is recognized when loan facilitation service fee is charged and collected from borrower upon the origination of the loan. The aforementioned fee is an agreed upon percentage of the total principal which varies based on the terms of the loan. The borrower has to agree upfront to such service fee and such service fee is not refundable.

F-10

The Company also charges account management fee when borrower repays the loan through the Company’s online platform. Management service is considered rendered when proceeds have been transferred to lenders. The fee is charged to borrowers and is paid by borrowers separately. The Company recognizes the revenue when a loan has been repaid and the service fee is collected. A service fee of an agreed upon percentage on the total borrowing is collected from the borrowers and recognized as revenues when the loan is repaid.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company does not believe that there was any uncertain tax position at March 31, 2017 and December 31, 2016.

Common Control Transaction

A business combination involving entities under common control is a business combination in which all of the combining entities are ultimately controlled by the same party, both before and after the business combination, and control is not transitory. The accounting requires financial statements to be prepared using predecessor book values without any step up to fair value. The difference between any consideration given and the aggregate book value of the assets and liabilities of the acquired entity are recorded as an adjustment to equity.

F-11

Foreign Currency Translation

Benefactum Beijing maintains its accounting records in Renminbi (“RMB”), which is the primary currency of the economic environment in which its operations are conducted. The Company’s principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as its functional currency. The results of operations and the statement of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at historical rate of exchange. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of shareholders’ equity as “Accumulated Other Comprehensive Income (Deficit)”.

Translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Gains and losses from foreign currency transactions are included in the results of operations. No material transaction gains or losses were recognized for the three months ended March 31, 2017 and 2016.

The value of RMB against U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of financial reporting in U.S. dollars. The following table outlines the currency exchange rates that were used in creating the condensed consolidated financial statements in this report:

	As of March 31, 2017	As of December 31, 2016
Balance sheet items, except for equity accounts	US$1 = RMB 6.8912	US$1 = RMB 6.9448

	Three months ended March 31,
	2017	2016
Items in the statements of income and cash flows	US$1 = RMB 6.8891	US$1 = RMB 6.5574

Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to USD and unrealized gain or loss from available-for-sale investment are reported in other comprehensive income (loss) in the condensed consolidated statements of income and other comprehensive income (loss) and the condensed consolidated statements of shareholders’ equity.

F-12

Earnings per Share (“EPS”)

Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (i.e., options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

Risks and Uncertainties

Default risk

Investments in loans on our online marketplace involve inherent risks as the return of the principal on a loan investment made through our platform is not guaranteed. Although we are not liable for default loss, we aim to limit investor losses due to borrower defaults to within an industry acceptable range through various preventive measures we have taken or will take. Our ability to attract borrowers and investors to, and build trust in, our marketplace is significantly dependent on our ability to effectively evaluate a borrower’s credit profile and maintain low default rates. To conduct this evaluation, we have employed a series of review and assessment procedures.

Default risk is controlled by the application of credit approvals, limits and monitoring procedures. The Company manages default risk through in-house research and analysis of the Chinese economy and the underlying obligors and transaction structures. To minimize default risk, we offer a risk reserve fund which is 2-5% of the credit extended to the third-party guarantors or borrowers who do not have a guarantor (See Note 9).

The Company identifies default risk collectively based on industry, geography and customer type. This information is monitored regularly by management.

In measuring the default risk of extending loans to corporate borrowers, the Company mainly reflects the “probability of default” by the borrower on its contractual obligations and considers the current financial position of the borrowers and the exposures to the borrowers and its likely future development. The Company uses standard approval procedures to manage default risk for their loans.

Political and economic risk

The Company’s operations are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment, and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC, and by changes in governmental policies or interpretations with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

F-13

Foreign currency risk

The value of RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in greater fluctuation of the RMB against the U.S. dollar. We are a holding company and we rely on dividends paid by our operating subsidiaries in China for our cash needs. Any significant revaluation of the RMB may materially and adversely affect our liquidity and cash flows. To the extent that we need to convert U.S. dollars into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive. Conversely, if we decide to convert our RMB into U.S. dollars for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount we would receive.

Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The guidance substantially converges final standards on revenue recognition between the FASB and the International Accounting Standards Board providing a framework on addressing revenue recognition issues and, upon its effective date, replaces almost all exiting revenue recognition guidance, including industry-specific guidance, in current U.S. generally accepted accounting principles.

The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps:

●	Step 1: Identify the contract(s) with a customer.

●	Step 2: Identify the performance obligations in the contract.

F-14

●	Step 3: Determine the transaction price.

●	Step 4: Allocate the transaction price to the performance obligations in the contract.

●	Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

The amendments in this ASU are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date , which defers the effective date for ASU 2014-09. The guidance is now effective for annual and interim periods beginning after December 15, 2017. The guidance allows for either a retrospective or cumulative effect transition method. Early application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is in the process of evaluating the impact of adoption of this guidance on its consolidated financial statements.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) , which supersedes the existing guidance for lease accounting, Leases (Topic 840) . ASU 2016-02 requires lessees to recognize leases on their balance sheets, and leaves lessor accounting largely unchanged. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early application is permitted for all entities. ASU 2016-02 requires a modified retrospective approach for all leases existing at, or entered into after, the date of initial application, with an option to elect to use certain transition relief. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In March 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, which simplifies several aspects of the accounting for share-based payment transactions, including the recognition of excess tax benefits and deficiencies, the classification of those excess tax benefits on the statement of cash flows, an accounting policy election for forfeitures, the amount an employer can withhold to cover income taxes and still qualify for equity classification and the classification of those taxes paid on the statement of cash flows. ASU 2016-09 is effective for annual and interim periods beginning after December 15, 2016 with early adoption permitted. The guidance will be applied either prospectively, retrospectively or using a modified retrospective transition method, depending on the area covered in this update. The Company adopted this guidance during the three months ended March 31, 2017 and the adoption had no impact on the Company’s consolidated financial statements.

F-15

In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing . The amendments clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. Public entities should apply the amendments for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, which provides clarifying guidance and adds some practical expedients in the areas of assessing collectability, presentation of sales taxes received from customers, noncash consideration, contract modification and clarification of using the full retrospective approach to adopt ASU 2014-09. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force), which addresses the following eight specific cash flow issues with the objective of reducing the existing diversity in practice: (1) debt prepayment or debt extinguishment costs; (2) settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; (3) contingent consideration payments made after a business combination; (4) proceeds from the settlement of insurance claims; (5) proceeds from the settlement of corporate-owned life insurance policies, including bank-owned; (6) life insurance policies; (7) distributions received from equity method investees; (8) beneficial interests in securitization transactions; and (9) separately identifiable cash flows and application of the predominance principle. ASU 2016-15 is effective for annual and interim periods beginning after December 15, 2017 with early adoption permitted. The guidance is to be applied using a retrospective transition method to each period presented. We are currently evaluating the impact of this new standard on our consolidated financial statements.

In October 2016, the FASB issued ASU No. 2016-17, Consolidation (Topic 810): Interests held through related parties that are under common control , which requires the reporting entity, in determining if satisfying the second characteristic of a primary beneficiary, to include all of its direct variable interests in a VIE and, on a proportionate basis, its indirect variable interests in a VIE held through related parties, including related parties that are under common control with the reporting entity. The amendments are effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company adopted this guidance during the three months ended March 31, 2017 and the adoption had no impact on the Company’s consolidated financial statements.

F-16

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash , which addresses diversity in practice that exists in the classification and presentation of restricted cash on the statement of cash flows. The amendment is effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Management does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-04 “ Intangibles - Goodwill and Other (Topic 350): Simplifying the Test for Goodwill Impairment. ” ASU 2017-04 eliminates step two of the goodwill impairment test and specifies that goodwill impairment should be measured by comparing the fair value of a reporting unit with its carrying amount. Additionally, the amount of goodwill allocated to each reporting unit with a zero or negative carrying amount of net assets should be disclosed. ASU 2017-04 is effective for annual or interim goodwill impairment tests performed in fiscal years beginning after December 15, 2019; early adoption is permitted. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In January 2017, the FASB issued ASU No. 2017-01 “ Business Combinations (Topic 805): Clarifying the Definition of a Business. ” Which provides guidance to evaluate whether transactions should be accounted for as acquisitions (or disposals) of assets or businesses. If substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single asset or a group of similar assets, the assets acquired (or disposed of) are not considered a business. Management does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

Note 3 – Short-term investments

On November 7 and December 16, 2016, to increase return of the Company’s excess cash in bank, the Company entered into two short-term entrusted financial management contracts (the “Contracts”) with Shandong Wenye Investment Co., Ltd. (“Wenye”). The contracts provide that the Company will entrust RMB 50 million (or $7,255,672) and RMB 7 million (or $1,015,794), respectively, to Wenye to make investments in principal guaranteed short-term wealth products for the Company. The term of both contracts is six months and can be automatically extended for six months with both parties’ consent. As of March 31, 2017, Wenye, on behalf of our entrusted investment portfolio, made equity investments in two privately held companies with make-good provision guaranteeing minimum investment return at 5%. In lien of the Contracts, Wenye and its shareholders provided an irrevocable guaranty on the return of principal and payment of investment return and will be jointly and severally liable for the payment.

Balance of the short-term investments was $8,440,659 and $8,274,306 as of March 31, 2017 and December 31, 2016, respectively. The increase of $166,353 was due to exchange rate effect of $64,376 and unrealized gain of $101,977 during the first quarter of 2017.

F-17

Management determines appropriate classification of its investments at the time of purchase and reevaluates the classification at each balance sheet date. The short-term investments have been classified and accounted for as available-for-sale, and carried at fair value as of March 31, 2017, with unrealized gains and losses, net of taxes, reported as a component of accumulated other comprehensive income in shareholders’ equity. The cost of short-term investments is based upon specific identification method. We did not have such investments for the period ended March 31, 2016.

Note 4 – Accounts receivable

The following is a summary of accounts receivable as of March 31, 2017 and December 31, 2016:

	March 31,	December 31,
	2017	2016
Hui Fu Tian Xia Limited Company (“ChinaPnR”)	$131,196	$281,038
Accounts receivable	$131,196	$281,038

ChinaPnR, a licensed third party online payment service, assists us in the disbursement and repayment of loans facilitated through our online platform as well as deducts and remits service fees to us. As of March 31, 2017 and December 31, 2016, service fees receivable from ChinaPnR were $131,196 and $281,038, respectively. ChinaPnR usually remits our service fee to our bank account on the next day. The receivable balance from ChinaPnR is due to the timing difference at end of the periods.

F-18

Note 5 – Prepayments

The following is a summary of prepayments as of March 31, 2017 and December 31, 2016:

	March 31,	December 31,
	2017	2016
Prepaid service fee	$2,082,847	$2,071,013
Prepayment for rent	58,427	—
Down payment for fixed asset	—	7,200
Others	2,169	713
Prepayments	$2,143,443	$2,078,926

We pay a service fee to third-party service providers based on the amount of loans the service provider refers to us. In order to negate the impact of regulation limitation on online P2P platform’s off-line sales activities, in April 2016, the Company entered into a cooperation agreement with Shanghai Nami Financial Consulting Co., Ltd (“Nami”), pursuant to which Nami will refer potential investors to us, and in turn we will pay Nami a service fee based on the amount of loans extended by the investors it refers to us. As of March 31, 2017, balance of prepaid service fee to Nami was $1,516,904. Balance of prepaid service fee to other service providers amounted to $565,943 as of March 31, 2017.

Prepayment for rent amounted to $58,427 as of March 31, 2017, mostly for offices in Beijing, Shanghai and Shandong province.

Note 6 – Other receivable and deposit

The following is a summary of other receivables and deposit as of March 31, 2017 and December 31, 2016:

	March 31,	December 31,
	2017	2016
Security deposit	$178,867	$106,489
Advances and loans	598,077	686,360
Other receivable and deposit	$776,944	$792,849

Security deposit represents various deposits made to vendors for lease, renovation and other services.

Advances and loans are amounts advanced or lent without interest to employees and vendors for out-of-pocket expenses and business transactions.

F-19

Note 7 – Property and equipment, net

The following is a summary of property and equipment as of March 31, 2017 and December 31, 2016:

	March 31,	December 31,
	2017	2016
Office furniture	$128,258	$41,855
Electronic equipment	231,463	310,769
Automobile	236,535	—
Leasehold improvement	390,311	387,298
Subtotal	986,567	739,922
Less: accumulated depreciation	(491,993)	(460,514)
Property and equipment, net	$494,574	$279,408

Depreciation expense for the three months ended March 31, 2017 and 2016 were $29,695 and $34,362, respectively. We paid $240,959 and $268,221 for fixed asset acquisition and leasehold improvement during the first quarter of 2017 and 2016, respectively.

There were no events or changes in circumstances that necessitated a review of impairment of long-lived assets as of March 31, 2017.

Note 8 – Taxes payable

The following is a summary of taxes payable as of March 31, 2017 and December 31, 2016:

	March 31,	December 31,
	2017	2016
Value-added tax	$44,330	$194,178
Corporate income tax	1,476,282	996,274
Withholding tax	9,000	27,505
Business & related taxes etc.	40,960	67,203
Taxes payable	$1,570,572	$1,285,160

Note 9 – Other payable

The following is a summary of other payable as of March 31, 2017 and December 31, 2016:

	March 31,	December 31,
	2017	2016
Private loan risk reserve	$8,885,584	$7,297,123
Due to various other parties	268,804	219,911
Other payable	$9,154,388	$7,517,034

F-20

To minimize default risk, we offer a private loan risk reserve fund which is 2-5% of the credit extended to the third-party guarantors or borrowers who do not have a guarantor, though a risk reserve fund is not regulatory requirement. The private loan risk reserve is deposited directly into a bank account owned by the company and refunded directly from such bank account. Prior to an application for credit being made on our platform, borrower (or if a guarantor is needed for the borrower, the guarantor) is required to provide an amount equal to 2-5% of the amount being loaned, which shall be deposited directly into the risk reserve account. Under our risk reserve fund arrangement, the risk reserve fund will be refunded to the borrowers (or guarantors) if the loan is paid in full at maturity. If a loan is delinquent for a certain period of time, usually within 3 business days, we will withdraw a sum, equal to the overdue principal and interest, from the risk reserve fund to repay the investor (up to the total amount of reserve fund maintained with us by the guarantor or the borrower who does not have a guarantor). No such payments were made from the risk reserve fund during the three months end March 31, 2017 and 2016.

Due to various other parties are amounts payable for rent, property management fee, internet service fee and computers etc.

Note 10 – Income taxes

The Company accounts for income taxes in accordance with ASC 740: Income Taxes, which requires that the Company recognizes deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized.

United States

Sino Fortune is subject to the U.S. Tax law at tax rate of 34%. No provision for the U.S. federal income taxes has been made as the Company had no U.S. taxable income for the periods presented, and its earnings are permanently invested in PRC.

BVI

Benefactum Alliance is a holding company incorporated under the laws of British Virgin Islands (“BVI”) and under the current laws of BVI, it is not subject to income tax.

Hong Kong

Benefactum Alliance incorporated Benefactum Sino in Hong Kong SAR, which is subject to Hong Kong profit tax. The applicable statutory tax rate is 16.5%. No provision for Hong Kong income taxes has been made as Benefactum Sino had no taxable income for the periods presented.

F-21

China

Benefactum Shenzhen and Benefactum Beijing were incorporated in PRC and are subject to income taxes on income arising in or derived from the PRC in which they are domiciled. The applicable statutory tax is 25%.

The provision for income taxes consists of the following for the three months ended March 31, 2017 and 2016:

Current:	2017	2016
United States	$—	$—
Hong Kong	—	—
China	641,728	121,489
Total current provision	$641,728	$121,489

Benefactum Shenzhen had no taxable income for the periods presented, while significant components of income tax provision for Benefactum Beijing were as follows for the three months ended March 31, 2017 and 2016:

	2017	2016
Income before provision for income taxes	$2,635,017	$1,587,189

PRC statutory rate of 25%	$658,754	$396,797
Non-deductible expense and adj. per PRC tax code	(17,026)	22,075
Net loss carry forward	—	(297,383)
Income tax provision	$641,728	$121,489

Deferred:	2017	2016
United States	$—	$—
Hong Kong	—	—
China	—	—
Total deferred provision	$—	$—

F-22

Note 11 – Net income per common share – basic and diluted

The following demonstrates calculation of basic and diluted earnings per common share for the three months ended March 31, 2017 and 2016:

	2017	2016
Numerator:
Net income	$1,993,288	$1,465,700
Denominator:
Weighted shares outstanding - Basic & diluted	361,820,246	337,500,000

Net income per common share - Basic & diluted	$0.01	$0.00

Note 12 – Concentrations and risks

The Company maintains certain bank accounts in the PRC which are not insured by Federal Deposit Insurance Corporation (“FDIC”) insurance or other insurance.

We have contracted with a licensed third party online payment service, ChinaPnR, to assist in the disbursement and repayment of loans. Both investor and borrower would open accounts with ChinaPnR and authorize ChinaPnR to manage their accounts. The investor will fund the loan amount in his/her account under ChinaPnR, which would then disburse this loan amount to the borrower net of our service fees which it will remit to us.

When the borrower repays the loan to ChinaPnR, he/she will deposit the monthly account maintenance fee along with the principal loan amount and interest. ChinaPnR will then disburse the principal loan amount and interest back to investor and account maintenance fee to us.

Currently, investors are not charged for the service provided by ChinaPnR. However, individual borrowers are charged a processing fee by ChinaPnR in the amount of 0.11% to 0.25% (which varies depending on the bank they use) of the loan amount when it is deposited in their ChinaPnR account. For SME borrowers, they pay RMB 10 per deposit. When borrowers withdraw money from their ChinaPnR account, they would have to pay a processing fee of 0.05% of the withdrawing amount plus RMB1 or just RMB1, depending on how soon they wish for the withdrawal to be effected. When the loan is repaid to ChinaPnR, it will disburse the loan and interest back to investor.

Cash and cash equivalents balance held in the PRC bank accounts was $12,176,944 and $8,561,695 as of March 31, 2017 and December 31, 2016, respectively, of which no deposits were covered by insurance. The cash balance included cash held in private loan risk reserve accounts of $8,885,584 and $7,297,123 as of March 31, 2017 and December 31, 2016, respectively.

For the three months ended March 31, 2017 and December 31, 2016, all of the Company’s assets were located in the PRC and all of the Company’s revenues were derived from the PRC.

F-23

No customer accounted for more than 10% of revenues for the three months ended March 31, 2017 and 2016. 89% of loans facilitated through our platform for the three months ended March 31, 2017 were extended by investors referred to us by one service provider, and no service provider accounted for referral of more than 10% of loans facilitated through our platform for the three months ended March 31, 2016.

Balance of short-term investments were $8,440,659 as of March 31, 2017, all of which were held by one investment company (see Note 3 – Short-term investments) and not insured.

Note 13 – Subsequent event

On November 7, 2016, the Company entered into a short-term entrusted financial management contract (the “Contract”) with Shandong Wenye Investment Co., Ltd. (“Wenye”) for entrusting RMB 50 million (or $7,255,672) to Wenye to make investments in principal guaranteed short-term wealth products for the Company (See Note 3 – Short-term investments). The term of the Contract is for six months and upon expiration, Wenye returned to the Company the principal of RMB 50 million (or $7,255,672) on May 8, 2017 and accumulated investment return of RMB 1,321,917.81 (or $191,828) on May 9, 2017.

F-24

SINO FORTUNE HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

	December 31,
	2016	2015
ASSETS
Current assets
Cash and cash equivalents	$8,561,695	$5,712,741
Short-term investments	8,274,306	-
Accounts receivable	281,038	-
Prepayments	2,078,926	193,358
Deposits and other receivables	792,849	882,711
Total current assets	19,988,814	6,788,810
Property and equipment - net	279,408	671,943
Intangible assets	17,745	-
Total assets	$20,285,967	$7,460,753

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Accounts payable and accrued liabilities	$227,895	$1,064,670
Taxes payable	1,285,160	556,813
Deferred tax liability	16,673	-
Other payable	7,517,034	5,410,913
Total current liabilities	9,046,762	7,032,396

Total liabilities	9,046,762	7,032,396

Stockholders’ equity
Common stock, $0.001 par value, 2,990,000,000 shares authorized, 361,820,246 and 337,500,000 shares issued and outstanding, respectively	361,820	337,500
Preferred stock, $0.001 par value, 10,000,000 shares authorized, none issued	-	-
Additional paid-in capital	9,237,870	1,383,520
Retained earnings	2,310,480	(1,263,459)
Accumulated other comprehensive loss	(670,965)	(29,204)
Total stockholders’ equity	11,239,205	428,357
Total liabilities and stockholders' equity	$20,285,967	$7,460,753

The accompanying notes are an integral part of these consolidated financial statements.

F-25

SINO FORTUNE HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME AND OTHER COMPREHENSIVE INCOME

	For The Year Ended December 31,
	2016	2015
Revenues	$24,679,249	$11,966,286

Operating expenses
Selling, general and administrative expenses	19,221,019	11,561,962
Business and related taxes	175,854	78,038
Depreciation	678,991	128,400
Total operating expenses	20,075,864	11,768,400
Income from Operations	4,603,385	197,886

Other income (expenses)
Interest income	112,344	15,701
Interest expense and bank charges	(7,226)	(3,165)
Other	(76,467)	(55,355)
Total other income (expense)	28,651	(42,819)
Income before provision for income taxes	4,632,036	155,067
Provision for income taxes	(1,058,097)	-
Net income	3,573,939	155,067

Other comprehensive income (loss)
Net unrealized gain on investments (net of tax effect)	50,018	-
Foreign currency translation adjustment	(691,779)	(29,833)
Total other comprehensive income (loss)	(641,761)	(29,833)
Total comprehensive income	$2,932,178	$125,234

Net income per common share - basic and diluted	$0.01	$0.00

Weighted average number of common shares outstanding - basic and diluted	342,700,651	337,500,000

The accompanying notes are an integral part of these consolidated financial statements.

F-26

SINO FORTUNE HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY

	Common Stock		Additional Paid-in	Retained	Accumulated Other Comprehensive	Total Stockholders'
	Shares	Amount	Capital	Earnings	Income (Loss)	Equity
Balance, December 31, 2014	337,500,000	$337,500	$1,383,520	$(837,466)	$629	$884,183
Net income for the year ended December 31, 2015	-	-	-	155,067		155,067
Consideration for acquisition under common control				(581,060)		(581,060)
Foreign currency translation adjustment	-	-	-		(29,833)	(29,833)
Balance, December 31, 2015	337,500,000	$337,500	$1,383,520	$(1,263,459)	$(29,204)	$428,357
Shares issued due to reorganization	5,460,000	5,460	(5,460)			-
Shares issued pursuant to Private Placement Subscription Agreement dated October 18, 2016	18,860,246	18,860	7,859,810			7,878,670
Net income for the year ended December 31, 2016	-	-	-	3,573,939		3,573,939
Net unrealized gain on investments (net of tax effect)					50,018	50,018
Foreign currency translation adjustment	-	-	-		(691,779)	(691,779)
Balance, December 31, 2016	361,820,246	$361,820	$9,237,870	$2,310,480	$(670,965)	$11,239,205

The accompanying notes are an integral part of these consolidated financial statements.

F-27

SINO FORTUNE HOLDING CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

	For The Year Ended December 31,
	2016	2015
Cash flows from operating activities:
Net income	$3,573,939	$155,067
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	678,991	128,400
Gain or loss on disposal of fixed assets	(6,490)	-
Changes in operating assets and liabilities:
Accounts receivable	(293,756)	-
Prepayments	(1,725,695)	(201,519)
Deposit and other receivables	33,735	33,793
Accounts payable and accrued liabilities	(805,368)	837,646
Taxes payable	799,277	439,558
Other payable	2,570,409	3,596,787
Net cash provided by operating activities	4,825,042	4,989,732

Cash flows from investing activities:
Purchases of property and equipment	(566,409)	(687,420)
Purchases of intangible asset	(18,548)	-
Payments for short-term investments	(8,579,041)	-
Net cash used in investing activities	(9,163,998)	(687,420)

Cash flows from financing activities:
Proceeds from issuance of common stock	7,878,670	-
Net cash provided by financing activities	7,878,670	-
Effect of exchange rate change	(690,760)	(263,370)

Cash and cash equivalents:
Net increase	2,848,954	4,038,942
Balance at beginning of period	5,712,741	1,673,799
Balance at end of period	$8,561,695	$5,712,741

Supplemental Disclosures of Cash flow Information:
Cash received for interest income	$112,344	$15,701
Cash paid for interest	$-	$-
Cash paid for income taxes	$15,733	$-
Non-cash activities:
Sale of fixed assets as payment to a service provider	$247,200	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-28

SINO FORTUNE HOLDING CORPORATION AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2016

Note 1 - Organization and description of business

Sino Fortune Holding Corporation (“Sino Fortune” or the “Company”) was incorporated in the State of Nevada on April 18, 2014 under the name Tapioca Corp. Effective April 18, 2016, we amended our name from Tapioca Corp. to Sino Fortune Holding Corporation.

On May 13, 2016, the Company entered into a share exchange agreement (the “Share Exchange Agreement”) and on September 14, 2016, the Company entered into an amendment to the Share Exchange Agreement (the “Amendment”) with Benefactum Alliance Holdings Company Limited (“Benefactum Alliance”), a British Virgin Islands company, and all the shareholders of Benefactum Alliance, namely, Mr. Bodang Liu, Avis Genesis Inc. and Manor Goldie Inc. (each a “Shareholder” and collectively the “Shareholders”), to acquire all the issued and outstanding capital stock of Benefactum Alliance in exchange for the issuance to the Shareholders an aggregate of 337,500,000 restricted shares of our common stock (the “Reverse Merger”). The Reverse Merger closed on September 29, 2016. As a result, Benefactum Alliance became our wholly owned subsidiary and after the Reverse Merger, Sino Fortune had a total of 342,960,000 shares of common stock outstanding and former shareholders of Benefactum Alliance owned 98.41% of the issued and outstanding shares.

The acquisition of Benefactum Alliance was accounted for as a recapitalization effected by a share exchange, wherein Benefactum Alliance is considered the acquirer for accounting and financial reporting purposes (legal acquiree) with no adjustment to the historical basis of its assets and liabilities. Benefactum Alliance’s Shareholders become the majority shareholders and have control of the Company. Sino Fortune was a non-operating public shell prior to the acquisition and as a result of the acquisition of Benefactum Alliance, the Company is no longer a shell company. Pursuant to Securities and Exchange Commission (“SEC”) rules, the merger or acquisition of a private operating company into a non-operating public shell with nominal net assets is considered a capital transaction in substance, rather than a business combination. The historical financial statements for periods prior to September 29, 2016 are those of Benefactum Alliance except that the equity section and earnings per share have been retroactively restated to reflect the recapitalization.

F-29

Benefactum Alliance is a holding company incorporated under the laws of British Virgin Islands on March 15, 2016. On April 7, 2016, Benefactum Alliance incorporated Benefactum Sino Limited (“Benefactum Sino”) in Hong Kong SAR. Benefactum Sino, in turn, incorporated Benefactum Alliance (Shenzhen) Investment Consulting Company Limited (“Benefactum Shenzhen” or “WFOE”) in the People’s Republic of China (“PRC” or “China”) with a registered capital of RMB 100,000 on April 21, 2016. Benefactum Shenzhen entered into a series of contractual agreements with Benefactum Alliance Business Consultant (Beijing) Co., Ltd. (“Benefactum Beijing”), a company incorporated in the People’s Republic of China on September 10, 2013 with a registered capital of RMB 50,000,000. Benefactum Beijing is engaged in operating an electronic online financial platform, www.hyjf.com, as well as mobile apps, which are designed to match investors with small and medium-sized enterprises (“SMEs”) and individual borrowers in China and generate its revenue from services in connection with matching investors with these borrowers.

Due to PRC legal restrictions on foreign ownership and investment in, among other areas, value-added telecommunications services, which include internet content providers, or ICPs, we, similar to all other entities with foreign-incorporated holding company structures operating in our industry in China, have to operate our internet businesses and other businesses in which foreign investment is restricted or prohibited in the PRC through wholly foreign-owned enterprises, majority-owned entities and variable interest entities. The contractual arrangements between WFOE and Benefactum Beijing allow us to:

●	exercise effective control over Benefactum Beijing;
●	receive substantially all of the economic benefits of Benefactum Beijing; and
●	have an exclusive option to purchase all or part of the equity interests in Benefactum Beijing when and to the extent permitted by PRC law;

Each of the contractual agreements is described in detail below:

Trademarks, Technologies & Management and Consulting Service Agreement - Pursuant to the Trademarks, Technologies & Management and Consulting Service Agreement between WFOE and Benefactum Beijing, Benefactum Beijing has transferred all its rights to its trademarks, technologies and other intellectual property to WFOE. Additionally, Benefactum Beijing has engaged WFOE as its exclusive management consultant to provide client management, marketing counseling, corporate management, finance consulting and personnel training services. As consideration for the provision of such services, Benefactum Beijing pays WFOE a management and consulting fee equivalent to its net profits after tax.

The Trademarks, Technologies & Management and Consulting Service Agreement remains effective until the date when the WFOE terminates this agreement or when Benefactum Beijing ceases to exist.

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The Equity Interest Pledge Agreement - Under the Equity Interest Pledge Agreement by and among WFOE, the shareholders of Benefactum Beijing (the “Benefactum Beijing Shareholders”) and Benefactum Beijing, WFOE has lent RMB 200 to the Benefactum Beijing Shareholders, who, in turn, pledged all of their equity interests in Benefactum Beijing to WFOE to guarantee the performance of their obligations to repay the loan. The term of the loan is for 100 years and repayment of the loan can only occur on the loan maturity date or if WFOE decides to receive the repayment.

Under the terms of the agreement, WFOE, as pledgee, will be entitled to all the dividends generated by the pledged equity interests.

Exclusive Right and Option to Purchase Agreement - Under the Exclusive Right and Option to Purchase Agreement, the Benefactum Beijing Shareholders irrevocably granted WFOE an exclusive option to purchase all assets and equity interests of Benefactum Beijing. The purchase price for the said assets and equity interests shall be the lowest price allowed by the laws and regulations of PRC.

When WFOE considers it necessary, feasible under the laws and regulations of PRC and mandatory at the request of the U.S. Securities and Exchange Commission, WFOE shall exercise this exclusive right and option. When excising its exclusive right, WFOE shall serve written notice to the Benefactum Beijing Shareholders. Within 7 days of receiving the written notice from WFOE, the Benefactum Beijing Shareholders and Benefactum Beijing shall provide necessary assistance to transfer the equity interest and assets.

Equity Interest Holders’ Voting Rights Proxy Agreement - Under the Equity Interest Holders’ Voting Rights Proxy Agreement, the Benefactum Beijing Shareholders have agreed to authorize a representative/representatives designated by WFOE to exercise their voting rights at a general meeting of equity interest holders of Benefactum Beijing to, amongst other things, appoint the Chairman and directors of Benefactum Beijing. Additionally, the Benefactum Beijing Shareholders have undertaken not to transfer any of their equity interests except to either WFOE or its representative(s). The term of this agreement shall be the same term as the Equity Interest Pledge Agreement.

Through its 100% owned subsidiaries, Benefactum Sino and WFOE, Benefactum Alliance controls and manages Benefactum Beijing through the series of contractual agreements discussed above.

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Note 2 – Summary of significant accounting policies

Basis of presentation and principles of consolidation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States (“U.S. GAAP” or the “Standard”). The consolidated financial statements include the accounts of Sino Fortune, Benefactum Alliance, including its wholly owned subsidiaries Benefactum Sino and WFOE, and its variable interest entity Benefactum Beijing, and have been reported in U.S. dollars. All inter-company balances and transactions have been eliminated in consolidation.

The series of contractual agreements between WFOE and Benefactum Beijing (see Note 1) collectively enable us to exercise effective control over, and realize substantially all of the economic risks and benefits arising from Benefactum Beijing, as well as give us an exclusive option to purchase all or part of the equity interests and assets of Benefactum Beijing when and to the extent permitted by PRC law. As a result of these contractual arrangements, we have become the primary beneficiary of Benefactum Beijing and determined Benefactum Beijing is our variable interest entity subject to consolidation under U.S. GAAP. Accordingly, the financial statements of Benefactum Beijing are included in the consolidated financial statements of the Company.

Use of Estimates

Preparation of the consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements as well as the reported amounts of revenues and expenses during the reporting period. Significant estimates required to be made by management include, but are not limited to, useful lives of property, plant and equipment, intangible assets, the recoverability of long-lived assets, allowance for doubtful accounts, deferred revenues and deferred income tax. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents include cash on hand and highly liquid investments with maturities of three months or less when purchased. The Company has no cash equivalents as of December 31 2016 and 2015, respectively.

Investments

Investments other than highly liquid ones are classified and accounted for as available-for-sale. Management determines the appropriate classification of its investments at the time of purchase and reevaluates the classifications at each balance sheet date. The Company classifies its investments as either short-term or long-term based on each instrument’s underlying contractual maturity date, the nature of the investment and its availability for use in current operations. The Company’s investments are carried at fair value, with unrealized gains and losses, net of taxes, reported as a component of accumulated other comprehensive income in shareholders’ equity, with the exception of unrealized losses believed to be other-than-temporary, which are reported in earnings in the current period. When we sell an investment, the cost is based on the specific identification method.

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Prepayments

Prepayments consist of amounts paid in advance to contractors and vendors for goods and services.

Property and Equipment

Property and equipment are recorded at cost. Depreciation is computed using the straight-line method, over the estimated useful lives of these assets. Estimated useful lives of the assets are as follows:

Office furniture	3 years
Electronic equipment	5 years
Leasehold improvement	1 to 3 years

Maintenance and repairs are charged directly to expenses as incurred. Major additions and betterment to property and equipment are capitalized and depreciated over the remaining useful life of the assets.

Long-Lived Assets

Certain assets such as property, plant and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount may not be recoverable. Recoverability of assets that are held and used is measured by a comparison of the carrying amount of an asset to estimated undiscounted future cash flows expected to be generated by the asset. If the carrying amount of an asset exceeds its estimated future cash flows, an impairment charge is recognized by the amount by which the carrying amount exceeds the fair value of the asset.

Fair Value of Financial Instruments

The Company follows the provisions of Accounting Standards Codification (“ASC”) 820, “Fair Value Measurements and Disclosures”. ASC 820 clarifies the definition of fair value, prescribes methods for measuring fair value, and establishes a fair value hierarchy to classify the inputs used in measuring fair value as follows:

Level 1 - Observable inputs such as unadjusted quoted prices in active markets for identical assets or liabilities available at the measurement date.

Level 2 - Inputs other than quoted prices that are observable for the asset or liability in active markets, quoted prices for identical or similar assets and liabilities in markets that are not active, inputs other than quoted prices that are observable, and inputs derived from or corroborated by observable market data.

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Level 3 - Inputs are unobservable inputs which reflect management’s assumptions based on the best available information.

The Company considers the carrying amount of cash, accounts receivable, other receivables, accounts payable, accrued liabilities, other payables and taxes payable approximate their fair values because of the short period of time between the origination of such instruments and their expected realization and their current market rate of interest.

The Company used Level 3 inputs for its valuation methodology for the short-term investment in determining the fair value. The following tables include a roll-forward of short-term investments classified within Levels 1, 2 and 3:

	Level 1	Level 2	Level 3

Total short-term investments at December 31, 2015	$-	$-	$-
Addition	-	-	$8,274,306
Total short-term investments at December 31, 2016	$-	$-	$8,274,306

Revenue Recognition

Revenues are primarily composed of fees collected from facilitating loan originations.

The Company recognizes revenues under ASC 605 when the following four revenue recognition criteria are met for each revenue type: (i) persuasive evidence of an arrangement exists, (ii) delivery has occurred or services have been rendered, (iii) the selling price is fixed or determinable, and (iv) collectability is reasonably assured.

Loan facilitation service is rendered when a loan is successfully matched between the lenders and the borrowers; and when a loan is originated. The origination of a loan takes place when the fund provided by the investor is transferred to the borrower. Revenue is recognized when loan facilitation service fee is charged and collected from borrower upon the origination of the loan. The aforementioned fee is an agreed upon percentage of the total principal which varies based on the terms of the loan. The borrower has to agree upfront to such service fee and such service fee is not refundable.

The Company also charges account management fee when borrower repays the loan through the Company’s online platform. Management service is considered rendered when proceeds have been transferred to lenders. The fee is charged to borrowers and is paid by borrowers separately. The Company recognizes the revenue when a loan has been repaid and the service fee is collected. A service fee of an agreed upon percentage on the total borrowing is collected from the borrowers and recognized as revenues when the loan is repaid.

Income Taxes

Deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the consolidated financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period including the enactment date. Valuation allowances are established, when necessary, to reduce deferred tax assets to the amount expected to be realized.

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The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company does not believe that there was any uncertain tax position at December 31, 2016 and 2015.

Common Control Transaction

A business combination involving entities under common control is a business combination in which all of the combining entities are ultimately controlled by the same party, both before and after the business combination, and control is not transitory. The accounting requires financial statements to be prepared using predecessor book values without any step up to fair value. The difference between any consideration given and the aggregate book value of the assets and liabilities of the acquired entity are recorded as an adjustment to equity.

Foreign Currency Translation

Benefactum Beijing maintains its accounting records in Renminbi (“RMB”), which is the primary currency of the economic environment in which its operations are conducted. The Company’s principal country of operations is the PRC. The financial position and results of its operations are determined using RMB, the local currency, as its functional currency. The results of operations and the statement of cash flows denominated in foreign currency are translated at the average rate of exchange during the reporting period. Assets and liabilities denominated in foreign currencies at the balance sheet date are translated at the applicable rates of exchange in effect at that date. The equity denominated in the functional currency is translated at historical rate of exchange at the time of capital contribution. Because cash flows are translated based on the average translation rate, amounts related to assets and liabilities reported on the statement of cash flows will not necessarily agree with changes in the corresponding balances on the balance sheet. Translation adjustments arising from the use of different exchange rates from period to period are included as a component of shareholders’ equity as “Accumulated Other Comprehensive Income (Deficit)”.

Translation gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Gains and losses from foreign currency transactions are included in the results of operations. No material transaction gains or losses were recognized for the years ended December 31, 2016 and 2015.

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The value of RMB against U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in the PRC’s political and economic conditions. Any significant revaluation of RMB may materially affect the Company’s financial condition in terms of financial reporting in U.S. dollars. The following table outlines the currency exchange rates that were used in creating the consolidated financial statements in this report:

	As of December 31, 2016	As of December 31, 2015
Balance sheet items, except for equity accounts	US$1 = RMB 6.9448	US$1 = RMB 6.4917

	Twelve months ended December 31,
	2016	2015
Items in the statements of income and cash flows	US$1 = RMB 6.6441	US$1 = RMB 6.1743

Comprehensive Income (Loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). The foreign currency translation gain or loss resulting from translation of the financial statements expressed in RMB to USD is reported in other comprehensive income (loss) in the consolidated statements of income and other comprehensive income (loss) and the consolidated statements of shareholders’ equity.

Earnings per Share (“EPS”)

Basic EPS is measured as net income divided by the weighted average common shares outstanding for the period. Diluted EPS is similar to basic EPS but presents the dilutive effect on a per share basis of potential common shares (i.e., options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential common shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS.

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Risks and Uncertainties

Default risk

Investments in loans on our online marketplace involve inherent risks as the return of the principal on a loan investment made through our platform is not guaranteed. Although we are not liable for default loss, we aim to limit investor losses due to borrower defaults to within an industry acceptable range through various preventive measures we have taken or will take. Our ability to attract borrowers and investors to, and build trust in, our marketplace is significantly dependent on our ability to effectively evaluate a borrower’s credit profile and maintain low default rates. To conduct this evaluation, we have employed a series of review and assessment procedures.

Default risk is controlled by the application of credit approvals, limits and monitoring procedures. The Company manages default risk through in-house research and analysis of the Chinese economy and the underlying obligors and transaction structures. To minimize default risk, we offer a risk reserve fund which is 2-5% of the credit extended by the third-party guarantors or borrowers who do not have a guarantor (See Note 9).

The Company identifies default risk collectively based on industry, geography and customer type. This information is monitored regularly by management.

In measuring the default risk of extending loans to corporate borrowers, the Company mainly reflects the “probability of default” by the borrower on its contractual obligations and considers the current financial position of the borrowers and the exposures to the borrowers and its likely future development. The Company uses standard approval procedures to manage default risk for their loans.

Political and economic risk

The Company’s operations are located in the PRC. Accordingly, the Company’s business, financial condition, and results of operations may be influenced by the political, economic, and legal environments in the PRC, as well as by the general state of the PRC economy. The Company’s operations in the PRC are subject to special considerations and significant risks not typically associated with companies in North America and Western Europe. These include risks associated with, among others, the political, economic and legal environment, and foreign currency exchange. The Company’s results may be adversely affected by changes in the political, regulatory and social conditions in the PRC, and by changes in governmental policies or interpretations with respect to laws and regulations, anti-inflationary measures, currency conversion, remittances abroad, and rates and methods of taxation, among other things.

Foreign currency risk

The value of the RMB against the U.S. dollar and other currencies may fluctuate and is affected by, among other things, changes in political and economic conditions and the foreign exchange policy adopted by the PRC government. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between the RMB and the U.S. dollar in the future. There remains significant international pressure on the PRC government to adopt a more flexible currency policy, which could result in greater fluctuation of the RMB against the U.S. dollar. We are a holding company and we rely on dividends paid by our operating subsidiaries in China for our cash needs. Any significant revaluation of the RMB may materially and adversely affect our liquidity and cash flows. To the extent that we need to convert U.S. dollars into RMB for our operations, appreciation of the RMB against the U.S. dollar would have an adverse effect on the RMB amount we would receive. Conversely, if we decide to convert our RMB into U.S. dollars for other business purposes, appreciation of the U.S. dollar against the RMB would have a negative effect on the U.S. dollar amount we would receive.

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Recent Accounting Pronouncements

In May 2014, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update (“ASU”) 2014-09, “Revenue from Contracts with Customers (Topic 606)”. The guidance substantially converges final standards on revenue recognition between the FASB and the International Accounting Standards Board providing a framework on addressing revenue recognition issues and, upon its effective date, replaces almost all exiting revenue recognition guidance, including industry-specific guidance, in current U.S. generally accepted accounting principles.

The core principle of the guidance is that an entity should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. To achieve that core principle, an entity should apply the following steps:

●	Step 1: Identify the contract(s) with a customer.

●	Step 2: Identify the performance obligations in the contract.

●	Step 3: Determine the transaction price.

●	Step 4: Allocate the transaction price to the performance obligations in the contract.

●	Step 5: Recognize revenue when (or as) the entity satisfies a performance obligation.

The amendments in this ASU are effective for annual reporting periods beginning after December 15, 2016, including interim periods within that reporting period. Early application is not permitted. The Company is in the process of evaluating the impact of adoption of this guidance on its consolidated financial statements.

In August 2015, the FASB issued ASU 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date , which defers the effective date for ASU 2014-09. The guidance is now effective for annual and interim periods beginning after December 15, 2017. The guidance allows for either a retrospective or cumulative effect transition method. Early application is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period.

In February 2016, the FASB issued ASU 2016-02, Leases (Topic 842) , which supersedes the existing guidance for lease accounting, Leases (Topic 840) . ASU 2016-02 requires lessees to recognize leases on their balance sheets, and leaves lessor accounting largely unchanged. The amendments in this ASU are effective for fiscal years beginning after December 15, 2018 and interim periods within those fiscal years. Early application is permitted for all entities. ASU 2016-02 requires a modified retrospective approach for all leases existing at, or entered into after, the date of initial application, with an option to elect to use certain transition relief. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

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In March 2016, the FASB issued ASU 2016-09, Compensation - Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting, which simplifies several aspects of the accounting for share-based payment transactions, including the recognition of excess tax benefits and deficiencies, the classification of those excess tax benefits on the statement of cash flows, an accounting policy election for forfeitures, the amount an employer can withhold to cover income taxes and still qualify for equity classification and the classification of those taxes paid on the statement of cash flows. ASU 2016-09 is effective for annual and interim periods beginning after December 15, 2016 with early adoption permitted. The guidance will be applied either prospectively, retrospectively or using a modified retrospective transition method, depending on the area covered in this update. The Company is currently evaluating the impact the adoption of this guidance will have on our consolidated financial statements.

In April 2016, the FASB issued ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing . The amendments clarify the following two aspects of Topic 606: (a) identifying performance obligations; and (b) the licensing implementation guidance. The amendments do not change the core principle of the guidance in Topic 606. The effective date and transition requirements for the amendments are the same as the effective date and transition requirements in Topic 606. Public entities should apply the amendments for annual reporting periods beginning after December 15, 2017, including interim reporting periods therein (i.e., January 1, 2018, for a calendar year entity). Early application for public entities is permitted only as of annual reporting periods beginning after December 15, 2016, including interim reporting periods within that reporting period. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In May 2016, the FASB issued ASU 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, which provides clarifying guidance and adds some practical expedients in the areas of assessing collectability, presentation of sales taxes received from customers, noncash consideration, contract modification and clarification of using the full retrospective approach to adopt ASU 2014-09. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

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In August 2016, the FASB issued ASU 2016-15, Statement of Cash Flows (Topic 230): Classification of Certain Cash Receipts and Cash Payments (a consensus of the Emerging Issues Task Force), which addresses the following eight specific cash flow issues with the objective of reducing the existing diversity in practice: (1) debt prepayment or debt extinguishment costs; (2) settlement of zero-coupon debt instruments or other debt instruments with coupon interest rates that are insignificant in relation to the effective interest rate of the borrowing; (3) contingent consideration payments made after a business combination; (4) proceeds from the settlement of insurance claims; (5) proceeds from the settlement of corporate-owned life insurance policies, including bank-owned; (6) life insurance policies; (7) distributions received from equity method investees; (8) beneficial interests in securitization transactions; and (9) separately identifiable cash flows and application of the predominance principle. ASU 2016-15 is effective for annual and interim periods beginning after December 15, 2017 with early adoption permitted. The guidance is to be applied using a retrospective transition method to each period presented. We are currently evaluating the impact of this new standard on our consolidated financial statements.

In October 2016, the FASB issued ASU No. 2016-17, Consolidation (Topic 810): Interests held through related parties that are under common control , which requires that the reporting entity, in determining if satisfying the second characteristic of a primary beneficiary, to include all of its direct variable interests in a VIE and, on a proportionate basis, its indirect variable interests in a VIE held through related parties, including related parties that are under common control with the reporting entity. The amendments are effective for public business entities for fiscal years beginning after December 15, 2016, including interim periods within those fiscal years. Early adoption is permitted, including adoption in an interim period. The Company is currently evaluating the impact of this new standard on its consolidated financial statements.

In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): Restricted Cash , which addresses diversity in practice that exists in the classification and presentation of restricted cash on the statement of cash flows. The amendment is effective for public companies for fiscal years beginning after December 15, 2017, including interim periods within those fiscal years. Management does not believe the adoption of this ASU would have a material effect on the Company’s consolidated financial statements.

Note 3 – Short-term investments

On November 7 and December 16, 2016, to increase return of the Company’s excess cash in bank, the Company entered into two short-term entrusted financial management contracts (the “Contracts”) with Shandong Wenye Investment Co., Ltd. (“Wenye”). The contracts provide that the Company will entrust RMB 50 million (or $7,199,662) and RMB 7 million (or $1,007,953), respectively, to Wenye to make investments in principal guaranteed short-term wealth products for the Company. The term of both contracts is six months and can be automatically extended for six months with both parties’ consent. As of December 31, 2016, Wenye, on behalf of our entrusted investment portfolio, made equity investments in two privately held companies with make-good provision guaranteeing minimum investment return at 5%. In lien of the Contracts, Wenye and its shareholders made pledge that they be jointly liable for return of our investment principal and accumulated return when the Contracts expire and we decide not to extend.

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Management determines appropriate classification of its investments at the time of purchase and reevaluate the classification at each balance sheet date. The short-term investments have been classified and accounted for as available-for-sale, and carried at fair value as of December 31, 2016, with unrealized gains and losses, net of taxes, reported as a component of accumulated other comprehensive income in shareholders’ equity. The cost of short-term investments is based upon specific identification method. We did not have such investments for the year ended December 31, 2015.

Note 4 – Accounts receivable

The following is a summary of accounts receivable as of December 31, 2016 and 2015:

	2016	2015
Hui Fu Tian Xia Limited Company (“ChinaPnR”)	$281,038	$-
Accounts receivable	$281,038	$-

ChinaPnR, a licensed third party online payment service, assists us in the disbursement and repayment of loans facilitated through our online platform as well as deducts and remits service fees to us. As of December 31, 2016 and 2015, service fees receivable from ChinaPnR were $281,038 and $0. ChinaPnR usually remits our service fee to our bank account on the next day. The receivable balance from ChinaPnR at December 31, 2016 is due to the timing difference at year end.

Note 5 – Prepayments

The following is a summary of prepayments as of December 31, 2016 and 2015:

	2016	2015
Prepaid service fee	$2,071,013	$-
Prepayment for rent	-	115,944
Down payment for fixed asset	7,200	27,837
Others	713	49,577
	$2,078,926	$193,358

We pay a service fee to third-party service providers based on the amount of loans the service provider refers to us. In order to negate the impact of regulation limitation on online P2P platform’s off-line sales activities, in April 2016, the Company entered into a cooperation agreement with Shanghai Nami Financial Consulting Co., Ltd (“Nami”), pursuant to which Nami will refer potential investors to us, and in turn we will pay Nami a service fee based on the amount of loans extended by the investors it refers to us. As of December 31, 2016, balance of prepaid service fee to Nami was $2,069,573.

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Prepayment for rent amounted to $115,944 as of December 31, 2015, mostly for branch offices that we closed during 2016.

Note 6 – Other receivable and deposit

The following is a summary of other receivables and deposit as of December 31, 2016 and 2015:

	2016	2015
Security deposit	$106,489	$191,518
Due from an individual shareholder	-	93,426
Due from related companies	-	104,071
Advances and loans	686,360	493,696
Other receivable and deposit	$792,849	$882,711

Security deposit represents various deposits made to vendors for lease, renovation and other services.

Due from an individual shareholder was the amount that the shareholder borrowed from Benefactum Beijing before its Reverse Merger with Sino Fortune. This amount was repaid in full by such shareholder in 2016.

Advances and loans are amounts advanced or lent without interest to employees and vendors for out-of-pocket expenses and business transactions.

Note 7 – Property and equipment, net

The following is a summary of property and equipment as of December 31, 2016 and 2015:

	2016	2015
Office furniture	$41,855	$121,573
Electronic equipment	310,769	331,076
Leasehold improvement	387,298	353,593
Subtotal	739,922	806,242
Less: accumulated depreciation	(460,514)	(134,299)
Property and equipment, net	$279,408	$671,943

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Depreciation expense for the twelve months ended December 31, 2016 and 2015 were $678,991 and $128,400, respectively. We paid $566,409 and $687,420 for fixed asset acquisition and leasehold improvement during 2016 and 2015, respectively.

On April 30, 2016, we sold office furniture for $26,584 and electronic equipment for $220,616 to an unrelated service provider as payment for its service fee. These fixed assets were sold at net book value thus no gain or loss was recognized.

There were no events or changes in circumstances that necessitated a review of impairment of long-lived assets as of December 31, 2016.

Note 8 – Taxes payable

The following is a summary of taxes payable as of December 31, 2016 and 2015:

	2016	2015
Value-added tax	$194,178	$474,786
Corporate income tax	996,274	-
Withholding tax	27,505	2,259
Business & related taxes etc.	67,203	79,768
	$1,285,160	$556,813

Note 9 – Other payable

The following is a summary of other payable as of December 31, 2016 and 2015:

	2016	2015
Private loan risk reserve	$7,297,123	$5,410,913
Due to various other parties	219,911	-
Other payable	$7,517,034	$5,410,913

To minimize default risk, we offer a private loan risk reserve fund which is 2-5% of the credit extended by the third-party guarantors or borrowers who do not have a guarantor, though a risk reserve fund is not regulatory requirement. Prior to an application for credit being made on our platform, borrower (or if a guarantor is needed for the borrower, the guarantor) is required to provide an amount equal to 2-5% of the amount being loaned, which shall be deposited directly into the risk reserve account. Under our risk reserve fund arrangement, the risk reserve fund will be refunded to the borrowers if the loan is paid in full at maturity. If a loan is delinquent for a certain period of time, usually within 3 business days, we will withdraw a sum from the risk reserve fund to repay the investor.

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Due to various other parties are amounts payable for rent, property management fee, internet service fee and computers etc.

Note 10 – Income taxes

The Company accounts for income taxes in accordance with ASC 740: Income Taxes, which requires that the Company recognizes deferred tax liabilities and assets based on the differences between the financial statement carrying amounts and the tax basis of assets and liabilities, using enacted tax rates in effect in the years the differences are expected to reverse. Deferred income tax benefit (expense) results from the change in net deferred tax assets or deferred tax liabilities. A valuation allowance is recorded when, in the opinion of management, it is more likely than not that some or all of any deferred tax assets will not be realized.

United States

Sino Fortune is subject to the U.S. Tax law at tax rate of 34%. No provision for the U.S. federal income taxes has been made as the Company had no U.S. taxable income for the periods presented, and its earnings are permanently invested in PRC.

BVI

Benefactum Alliance is a holding company incorporated under the laws of British Virgin Islands (“BVI”) and under the current laws of BVI, it is not subject to income tax.

Hong Kong

Benefactum Alliance incorporated Benefactum Sino in Hong Kong SAR, which is subject to Hong Kong profit tax. The applicable statutory tax rate is 16.5%. No provision for Hong Kong income taxes has been made as Benefactum Sino had no taxable income for the periods presented.

China

Benefactum Shenzhen and Benefactum Beijing were incorporated in PRC and are subject to income taxes on income arising in or derived from the PRC in which they are domiciled. The applicable statutory tax is 25%.

The provision for income taxes consists of the following for the years ended December 31, 2016 and 2015:

Current:	2016	2015
United States	$-	$-
Hong Kong	-	-
China	1,058,097	-
Total current provision	$1,058,097	-

Benefactum Shenzhen had no taxable income for the periods presented, while Significant components of the income tax provision for Benefactum Beijing were as follows for the years ended December 31, 2016 and 2015:

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	2016	2015
Income before provision for income taxes	$4,632,036	$155,067

PRC statutory rate of 25%	$1,158,009	$38,767
Non-deductible expenses per PRC tax code	193,590	-
Net loss carry forward	(293,502)	(38,767)
Income tax provision	$1,058,097	$-

Deferred:	2016	2015
United States	$-	$-
Hong Kong	-	-
China	-
Total deferred provision	$-	$-

Note 11 – Shareholder’s equity

On October 18, 2016, the Company entered into private placement subscription agreements with an aggregate of two hundred and seven (207) investors (the “Investors”) for the purchase and sale of an aggregate of 18,860,246 shares of common stock of the Company, par value $0.001 (the “Shares”), at prices ranging from US$0.40 to US$0.41 and US$0.425 per share for total gross proceeds of RMB 51,252,322 (approximately $7,878,670) (the “Offering”). The proceeds from the Offering will be used for general corporate purposes, including infrastructure, product development, marketing, investments, sales and working capital.

Also on October 18, 2016 (the “Effective Date”), the Company entered into escrow agreements with the Investors and Sichenzia Ross FerenceKesner LLP (“SRFK”), pursuant to which the Company and the Investors appointed SRFK as the escrow agent and agreed to place the Shares in an escrow account maintained by SRFK until the second anniversary of the Effective Date.

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Note 12 – Net income per common share – basic and diluted

The following demonstrates calculation of basic and diluted earnings per common share for the years ended December 31, 2016 and 2015:

	2016	2015
Numerator:
Net income	$3,573,939	$155,067
Denominator:
Weighted shares outstanding - Basic & diluted	342,700,651	337,500,000

Net income per common share - Basic & diluted	$0.01	$0.00

Note 13 – Operating leases

The Company leases office space for its headquarters in Shanghai and branches in Beijing and Shandong province, and total operating lease expense for the years ended December 31, 2016 and 2015 were $894,638 and $840,133, respectively, which were included in selling, general, and administrative expenses. Future minimum lease payments under non-cancellable operating leases with a term of one year or more consist of the following:

Year	Minimum lease payment
2017	$525,062
2018	183,271
2019	79,196
2020	-
2021	-
Thereafter	-

Note 14 – Concentrations and Risks

The Company maintains certain bank accounts in the PRC which are not insured by Federal Deposit Insurance Corporation (“FDIC”) insurance or other insurance.

We have contracted with a licensed third party online payment service, ChinaPnR, to assist in the disbursement and repayment of loans. Both investor and borrower would open accounts with ChinaPnR and authorize ChinaPnR to manage their accounts. The investor will fund the loan amount in his/her account under ChinaPnR, which would then disburse this loan amount to the borrower net of our service fees which it will remit to us.

When the borrower repays the loan to ChinaPnR, he/she will deposit the monthly account maintenance fee along with the principal loan amount and interest. ChinaPnR will then disburse the principal loan amount and interest back to investor and account maintenance fee to us.

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Currently, investors are not charged for the service provided by ChinaPnR. However, individual borrowers are charged a processing fee by ChinaPnR in the amount of 0.11% to 0.25% (which varies depending on the bank they use) of the loan amount when it is deposited in their ChinaPnR account. For SME borrowers, they pay RMB 10 per deposit. When borrowers withdraw money from their ChinaPnR account, they would have to pay a processing fee of 0.05% of the withdrawing amount plus RMB1 or just RMB1, depending on how soon they wish for the withdrawal to be effected. When the loan is repaid to ChinaPnR, it will disburse the loan and interest back to investor.

Cash and cash equivalents balance held in the PRC bank accounts was $8,561,695 and $5,712,741 as of December 31, 2016 and 2015, respectively, of which no deposits were covered by insurance. The cash balance included cash held in private loan risk reserve accounts of $7,297,123 and $5,410,913 as of December 31, 2016 and 2015, respectively.

For the twelve months ended December 31, 2016 and 2015, all of the Company’s assets were located in the PRC and all of the Company’s revenues were derived from the PRC.

No customer accounted for more than 10% of revenues for the twelve months ended December 31, 2016 and 2015. 65% of loans facilitated through our platform for the year ended December 31, 2016 were extended by investors referred to us by one service provider, and no service provider accounted for referral of more than 10% of loans facilitated through our platform for the year ended December 31, 2015.

Balance of short-term investments were $8,274,306 as of December 31, 2016, all of which were held by one investment company (see Note 3 – Short-term investments).

Note 15 – Subsequent event

In August 2016, the CBRC, the MIIT, the Ministry of Public Security and the State Internet Information Office jointly promulgated The Interim Measures for the Administration of Business Activities of Online Lending Information Intermediaries (the “Interim Measures”), which require that online lending intermediaries select a qualified banking financial institution as their funding depository institution. Consequently, in March 2017, we engaged Jiangxi Bank to provide fund depository services for our marketplace, pursuant to which Jiangxi Bank will set up separate accounts for borrowers and investors, and assume fund depository functions including settlement, accounting and safeguarding online lending capital. Third-party payment agents operate as the payment channels and only transfer funds to and from fund depository accounts. Relevant Chinese regulations require us to enter into fund depository agreement with only one commercial bank to provide fund depository services and currently, we are in the process of transitioning from ChinaPnR to Jiangxi Bank.

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SINO FORTUNE HOLDING CORPORATION

[●] shares of common stock

PROSPECTUS

, 2017

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various expenses, all of which will be borne by the registrant, in connection with the sale and distribution of the securities being registered, other than the underwriting discounts and commissions. All amounts shown are estimates except for the SEC registration fee and the FINRA filing fee.

SEC registration fee		$4,867.80
FINRA filing fee	$	*
Accounting fees and expenses	$	*
Legal fees and expenses	$	*
Printing and Engraving	$	*
Transfer agent and registrar fees	$	*
Miscellaneous	$	*

* To be provided by amendment.

Item 14. Indemnification of Directors and Officers.

Pursuant to Section 78.7502 of the Nevada Revised Statutes, we have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, except an action by or in the right of the Company, by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the conduct was unlawful. Our Articles of Incorporation and Bylaws provide that the registrant shall indemnify its directors and officers to the fullest extent permitted by the Nevada law.

With regard to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of the Corporation in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the common shares being registered, we will, unless in the opinion of our counsel the matter has been settled by a controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by us is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such case.

Item 15. Recent Sales of Unregistered Securities.

The information below lists all of the securities sold by us during the past three years which were not registered under the Securities Act:

On October 18, 2016, we sold 18,860,246 shares of common stock to non-US persons for total gross proceeds of RMB 51,252,322 (approximately, $7,878,670). The sales price of the shares ranged from $0.40 to $0.425.

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The above issuances were made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act and/or Regulation S promulgated under the Securities Act as a transaction by an issuer not involving a public offering.

Item 16. Exhibits and Financial Statement Schedules.

(a)        The following exhibits are filed as part of this Registration Statement:

Number	Description

1.1	Form of Underwriting Agreement **

3.1	Certificate of Incorporation of Sino Fortune Holding Corporation(Incorporated herein by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1 filed with the Commission on December 18, 2014)

3.2	Bylaws of Sino Fortune Holding Corporation(Incorporated herein by reference to Exhibit 3.2 to the Company’s Registration Statement on Form S-1 filed with the Commission on December 18, 2014)

3.3	Certificate of Amendment filed with the Nevada Secretary of State on April 4, 2016 (Incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed with the SEC on April 8, 2016.)

3.4	Certificate of Change filed with the Secretary of State of the State of Nevada on June 20, 2017 (Incorporated by reference to Exhibit 3.1 to our current report on Form 8-K filed with the SEC on June 26, 2016.)

4.1	Specimen Stock Certificate of Common Stock **

4.2	Form of Note (7).

5.1	Legal opinion of Loeb & Loeb LLP **

10.1	Share Exchange Agreement by and among Sino Fortune Holding Corporation, Benefactum Alliance Holdings Company Limited, and the shareholders of Benefactum Alliance Holdings Company Limited dated May 13, 2016. (Incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed with the SEC on May 13, 2016.)

10.2	Amendment to Share Exchange Agreement by and among Sino Fortune Holding Corporation, Benefactum Alliance Holdings Company Limited, and the shareholders of Benefactum Alliance Holdings Company Limited dated September 14, 2016. (Incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed with the SEC on September 14, 2016.)

10.3	Share Transfer Agreement between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Bodang Liu dated January 9, 2016. (Incorporated by reference to Exhibit 10.3 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.4	Acquisition Agreement between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Ningsheng Financial Information Service (Shanghai) Ltd. dated December 5, 2015 (Incorporated by reference to Exhibit 10.4 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.5	Lease Agreement between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Guan Ailing dated March 28, 2016. (Incorporated by reference to Exhibit 10.5 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.6	Lease Agreement between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Qingdao Ya Mai Real Estate Development Limited Company dated September 30, 2014. (Incorporated by reference to Exhibit 10.6 to our current report on Form 8-K filed with the SEC on September 30, 2016)

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10.7	Lease Agreement between Ningsheng Financial Information Service (Shanghai) Ltd. and Shanghai World Trade Mall Limited Company dated October 29, 2015 (Incorporated by reference to Exhibit 10.7 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.8	Lease Agreement between Ningsheng Financial Information Service (Shanghai) Ltd. and Shanghai World Trade Mall Limited Company dated October 29, 2015 (Incorporated by reference to Exhibit 10.8 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.9	Lease Agreement between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Shanghai World Trade Mall Limited Company dated on March 15, 2016 (Incorporated by reference to Exhibit 10.9 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.10	Supplemental Agreement to Lease Agreement between Benefactum Alliance Business Consultant (Beijing) Co., Ltd. and Shanghai World Trade Mall Limited Company dated April 29, 2016. (Incorporated by reference to Exhibit 10.10 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.11	Modification Agreement to the Lease Agreement among Benefactum Alliance Business Consultant (Beijing) Co., Ltd., Ningsheng Financial Information Service (Shanghai) Ltd. and Shanghai World Trade Mall Limited Company dated March 11, 2016 (Incorporated by reference to Exhibit 10.11 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.12	Employment Agreements between Sino Fortune Holding Corporation and Bodang Liu dated September 29, 2016 (Incorporated by reference to Exhibit 10.12 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.13	Employment Agreements between Sino Fortune Holding Corporation and Wei Zheng dated September 29, 2016 (Incorporated by reference to Exhibit 10.13 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.14	Assets Purchase Agreement with Shanghai Nami Financial Consulting Co., Ltd. dated April 30, 2016 (Incorporated by reference to Exhibit 10.14 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.15	Strategic Cooperation Agreement and Supplementary Agreement with Shanghai Nami Financial Consulting Co., Ltd. dated April 1, 2016 (Incorporated by reference to Exhibit 10.15 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.16	Cooperation Agreement with Shangrao City Yi Lu Tong Limited Company dated May 15, 2016 (Incorporated by reference to Exhibit 10.16 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.17	Cooperation Agreement Beijing Quan Shi Tian Di Online Internet Information (Beijing Daily Online Network Information) Co., Ltd dated May 10, 2016 (Incorporated by reference to Exhibit 10.17 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.18	Agency Agreement regarding Trademark with Beijing Wei Ben Intellectual Property Management Limited Company dated May 5, 2016 (Incorporated by reference to Exhibit 10.18 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.19	Cooperation Agreement with China Construction Bank Corporation Limited Shanghai Second Branch dated February, 2016 (Incorporated by reference to Exhibit 10.19 to our current report on Form 8-K filed with the SEC on September 30, 2016)

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10.20	Electronic Stamp Product Contract with China Financial Certification Authority dated August 4, 2014 (Incorporated by reference to Exhibit 10.20 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.21	Cooperation Structure Agreement with Weihai Hui Yin Pawnshop Limited Company dated April 6, 2016 (Incorporated by reference to Exhibit 10.21 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.22	Confidential Agreement with Weihai Hui Yin Pawnshop Limited Company dated April 6, 2016 (Incorporated by reference to Exhibit 10.22 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.23	Cooperation Structure Agreement with Shandong Yin Qiao Guarantee Limited Company dated May 30, 2016 (Incorporated by reference to Exhibit 10.23 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.24	Confidential Agreement with Shandong Yin Qiao Guarantee Limited Company dated May 30, 2016 (Incorporated by reference to Exhibit 10.24 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.25	Advertisement Cooperation Agreement with TouZhiJia Financial Information Service Limited Company dated March 28, 2016 (Incorporated by reference to Exhibit 10.25 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.26	Cooperation Agreement with Qing Dao Zhong Ying Asset Management Limited Company dated February 3, 2016. (Incorporated by reference to Exhibit 10.26 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.27	Confidential Agreement with Qing Dao Zhong Ying Asset Management Limited Company dated February 3, 2016. (Incorporated by reference to Exhibit 10.27 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.28	Supplemental Agreement to the Cooperation Structure Agreement with Inner Mongolia Jinfengyuan Financing Guarantee Co., Ltd. dated February 23, 2016 (Incorporated by reference to Exhibit 10.28 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.29	Cooperation Structure Agreement with Inner Mongolia Jinfengyuan Financing Guarantee Co., Ltd. dated October 30, 2015. (Incorporated by reference to Exhibit 10.29 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.30	Insurance Contract with Sunshine Insurance Group Limited Company dated November 4, 2015. (Incorporated by reference to Exhibit 10.30 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.31	Member Service Agreement with Beijing Allwin Credit Co., Ltd. dated July 3, 2015. (Incorporated by reference to Exhibit 10.31 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.32	Cooperation Agreement with Jilin Longsheng Pawnshop Co., Ltd. dated November 26, 2015 (Incorporated by reference to Exhibit 10.32 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.33	Confidential Agreement with Jilin Longsheng Pawnshop Limited Company dated November 26, 2015 (Incorporated by reference to Exhibit 10.33 to our current report on Form 8-K filed with the SEC on September 30, 2016)

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10.34	Cooperation Agreement with HaodaiTianxia Information Technology (Beijing) Limited Company dated November 18, 2015 (Incorporated by reference to Exhibit 10.34 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.35	Confidential Agreement with HaodaiTianxia Information Technology (Beijing) Limited Company dated November 18, 2015 (Incorporated by reference to Exhibit 10.35 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.36	Project Cooperation Agreement among Benefactum Beijing, Huang Zhi Ying, Shenzhen Qianhai Da Fei Financial Service Limited Company, Gong Yun Hong, Cao Cheng, Qinhuangdao Rong Tai Guarantee limited Company dated November 16, 2015 (Incorporated by reference to Exhibit 10.36 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.37	Cooperation Agreement with Weifang Run Ze Pawnshop Limited Company dated October 19, 2015(Incorporated by reference to Exhibit 10.37 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.38	Cooperation Agreement with Yantai Hai Zhi Zhou Pawnshop Limited Company dated August 3, 2015 (Incorporated by reference to Exhibit 10.38 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.39	Advertisement Cooperation Agreement with Wang Dai Zhi Jia Limited Company dated July 20, 2016 (Incorporated by reference to Exhibit 10.39 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.40	Cooperation Agreement with Weifang City Zifang District Yin Xin Small Loan Limited Company dated October 30, 2015 (Incorporated by reference to Exhibit 10.40 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.41	Supplemental Agreement to the Cooperation Agreement with Weifang City Zifang District Yin Xin Small Loan Limited Company dated February 23, 2016 (Incorporated by reference to Exhibit 10.41 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.42	Cooperation Agreement with Qingdao Shungeng Pawnshop Limited Company dated October 30, 2015 (Incorporated by reference to Exhibit 10.42 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.43	Cooperation Agreement With Qingdao Miguo Software Technology Limited Company dated December 21, 2015 (Incorporated by reference to Exhibit 10.43 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.44	Hui Fu Tian Xia Escrow Account Service Agreement with Shanghai Hui Fu (ChinaPnR) Data Service Limited Company dated December 31, 2014 (Incorporated by reference to Exhibit 10.44 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.45	Supplemental Agreement to Hui Fu Tian Xia Escrow Account Service Agreement with Shanghai Hui Fu (ChinaPnR) Data Service Limited Company dated December 31, 2014 (Incorporated by reference to Exhibit 10.45 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.46	Supplemental Agreement regarding Fast Recharge Function with Shanghai Hui Fu (ChinaPnR) Data Service Limited Company dated December 31, 2014 (Incorporated by reference to Exhibit 10.46 to our current report on Form 8-K filed with the SEC on September 30, 2016)

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10.47	Cooperation Agreement with Guo Zhao Financing and Leasing Limited Company dated April 6, 2016 (Incorporated by reference to Exhibit 10.47 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.48	Supplementary Agreement to the Cooperation Agreement with Guo Zhao Financing and Leasing Co., Ltd. dated April 5, 2016 (Incorporated by reference to Exhibit 10.48 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.49	Cooperation Agreement with Qingdao Zhong Yi Pai Mai (Qingdao China Arts Auction) Co., Ltd. dated November 12, 2013 (Incorporated by reference to Exhibit 10.49 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.50	Cooperation Agreement with China Ruidong Sports Technology Limited Company dated March 30, 2016 (Incorporated by reference to Exhibit 10.50 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.51	Confidential Agreement with China Ruidong Sports Technology Limited Company dated March 30, 2016(Incorporated by reference to Exhibit 10.51 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.52	Cooperation Agreement with Hangzhou Wu Yun Internet Technology Limited Company dated January 19, 2016 (Incorporated by reference to Exhibit 10.52 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.53	Cooperation Agreement with Hangzhou Wu Yun Internet Technology Limited Company dated June 15, 2016 (Incorporated by reference to Exhibit 10.53 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.54	Cooperation Agreement with Inner Mongolia Zhong Xin Tong Investment Co., Ltd. and Inner Mongolia Jinfengyuan dated June 1, 2016 (Incorporated by reference to Exhibit 10.54 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.55	Cooperation Agreement with Qingdao Rongshun Pawn Co., Ltd. dated October 30, 2015 (Incorporated by reference to Exhibit 10.55 to our current report on Form 8-K filed with the SEC on September 30, 2016)

10.56	Form of Subscription Agreement (Incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed with the SEC on October 10, 2016)

10.57	Form of Escrow Agreement (Incorporated by reference to Exhibit 10.2 to our current report on Form 8-K filed with the SEC on October 10, 2016)

10.58	Short-Term Entrusted Financial Management Contract (Incorporated by reference to Exhibit 10.1 to our current report on Form 8-K filed with the SEC on November 10, 2016)

10.59	Trademarks, Technologies & Management and Consulting Service Agreement, dated April 28, 2016, by and between Benefactum Alliance (Shenzhen) Investment Consulting Co., Ltd. and Benefactum Alliance Business Consulting (Beijing) Co., Ltd. (5)

10.60	Exclusive Right and Option to Purchase Agreement, dated April 28, 2016, by and among Benefactum Alliance (Shenzhen) Investment Consulting Co., Ltd., Bodang Liu, Wei Li, and Benefactum Alliance Business Consulting (Beijing) Co., Ltd. (5)

10.61	The Equity Interest Pledge Agreement, dated April 28, 2016, by and among Benefactum Alliance (Shenzhen) Investment Consulting Co., Ltd., Bodang Liu, Wei Li, and Benefactum Alliance Business Consulting (Beijing) Co., Ltd. (5)

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10.62	Equity Interest Holders’ Voting Rights Proxy Agreement, dated April 28, 2016, by and among Bodang Liu, Wei Li and Benefactum Alliance (Shenzhen) Investment Consulting Co., Ltd. (5)

10.63	Amendment No. 1 to the Employment Agreement, dated April 11, 2017, by and between the Company and Wei Zheng (5)

10.64	Cooperation Agreement on Payment and Settlement Services of Fund Depository Business, dated March 20, 2017, by and between Benefactum Alliance Business Consulting (Beijing) Co., Ltd. and Jiangxi Bank (5)

10.65	Share Transfer Framework Agreement dated June 14, 2017 among the Company, Shenzhen TouZhiJia Financial Information Service Co., Ltd. and the shareholders named therein. (6)

10.66	Form of Securities Purchase Agreement (7).

10.67	Form of Stock Pledge Agreement (7).

10.68	Form of Entrusted Loan Contract (7).

10.69	Form of Entrusted Loan Guarantee Contract (7).

14.1	Code of Ethics Applicable To Directors, Officers And Employees **

21.1	List of Subsidiaries (5)

23.1	Consent of Anton & Chia, LLP

23.2	Consent of Loeb & Loeb LLP (included in Exhibit 5.1)**

24.1	Power of Attorney (included on signature page of this Part II)

**	To be filed by amendment

(1) Incorporated herein by reference to the exhibit to the Company’s Registration Statement on Form S-1 filed with the Commission on December 18, 2014.

(2) Incorporated by reference to the exhibit to our current report on Form 8-K filed with the SEC on April 8, 2016.

(3) Incorporated by reference to the exhibit to our current report on Form 8-K filed with the SEC on May 13, 2016.

(4) Incorporated by reference to the exhibit to our current report on Form 8-K filed with the SEC on September 14, 2016.

(5) Incorporated by reference to the exhibit to our annual report on Form 10-K filed with the SEC on April 13, 2017.

(6) Incorporated by reference to the exhibit to our current report on Form 8-K filed with the SEC on June 20, 2017.

(7) Incorporated by reference to the exhibit to our current report on Form 8-K filed with the SEC on July 7, 2017.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes to provide to the underwriters at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that:

(1)           For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(2)           For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)           To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)  to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)  to reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)  to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(4)           That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5)           To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

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(6)           That, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(7)           That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)  any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)  any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)  the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)  any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1and has duly caused this registration statement or amendment thereto to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Shanghai, China, on July 25, 2017.

SINO FORTUNE HOLDING CORPORATION

By:	/s/ Bodang Liu
Name:	Bodang Liu
Title:	Chief Executive Officer (Principal Executive Officer)

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates stated. Each person whose signature appears below hereby constitutes and appoints each of Bodang Liu and Wei Zheng, as such person’s true and lawful attorney-in-fact and agent with full power and substitution for such person and in such person’s name, place and stead, in any and all capacities, to sign and to file with the Securities and Exchange Commission, any and all amendments and post-effective amendments to this registration statement, with exhibits thereto and other documents in connection therewith, including any registration statements or amendments thereto filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as such person might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any substitute therefor, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Bodang Liu	Chief Executive Officer,	July 25, 2017
Bodang Liu	(Principal Executive Officer)

/s/ Wei Zheng	Chief Financial Officer	July 25, 2017
Wei Zheng	(Principal Accounting and Financial Officer)

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